UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

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PULSE ELECTRONICS CORPORATION
(Name of Registrant as Specified in its Charter

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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Notice of Annual Shareholders Meeting

May 17, 2013

Our annual shareholders meeting will be held on Friday, May 17, 2013, at 5 PM (PDT) at the offices of Pulse Electronics Corporation at 12220 World Trade Drive, San Diego, CA 92128.  At the meeting, we plan to ask you to:

1)	Elect seven directors for a one year term;

2)	Ratify the selection of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 27, 2013;

3)
Approve the adoption of an amendment to our Amended and Restated Articles of Incorporation to effect a reverse split of our common stock, par value $0.125 per share (the “Common Stock”), at a ratio of not less than 1-for-10 and not more than 1-for-40 and to authorized the Board of Directors to implement the reverse stock split within this range at its discretion at any time prior to May 17, 2014 by filing an amendment to our Amended and Restated Articles of Incorporation;

4)
Approve the adoption of an amendment to our Amended and Restated Articles of Incorporation to increase the conversion ratio of our outstanding Series A Preferred Stock, no par value (the “Series A Preferred Stock”), as more fully described herein;

5)
Approve the adoption of an amendment to our Amended and Restated Articles of Incorporation to (i) increase the number of authorized shares of our Common Stock, par value $0.125 per share, from 275.0 million shares to 310.0 million shares and (ii) increase the number of authorized shares of preferred stock, no par value (“Preferred Stock”) from 1,000 shares to 2,000 shares;

6)
Approve an amendment of the Pulse Electronics Corporation 2012 Omnibus Incentive Compensation Plan to increase the maximum number of shares of our Common Stock that may be granted to any individual person per calendar year from 600,000 shares to 2.5 million shares;

7)	Approve, on an advisory basis, the compensation of our named executive officers; and

8)	Transact any other business as may properly come before the meeting and any adjournments or postponements thereof.

If you were a shareholder at the close of business on March 8, 2013, you may vote at the meeting, and any adjournment or postponement.

We urge you to vote for the nominees recommended by your Board of Directors – John E. Burrows, Jr., Steven G. Crane, Justin C. Choi, Ralph E. Faison, Daniel E. Pittard, John E. Major and Gary E. Sutton – and for each of the above proposals using the enclosed proxy card.

By order of the Board of Directors,

San Diego, California
April 15, 2013

Please Vote - Your vote is important.
Please return the enclosed proxy as soon as possible in the envelope provided.

i

SHAREHOLDER PROPOSALS FOR 2014 ANNUAL MEETING	80

MISCELLANEOUS	80

EXHIBIT A – Amendment to Pulse Electronics Corporation Amended and Restated Articles of Incorporation (Reverse Split)	A-1

EXHIBIT B – Amendment to Pulse Electronics Corporation Amended and Restated Articles of Incorporation (Increase Conversion Ratio of Series A Preferred Stock)	B-1

EXHIBIT C-1 – Investment Agreement	C1-1

EXHIBIT C-2 – Amendment No. 1 to Investment Agreement	C2-1

EXHIBIT D – Amendment to Pulse Electronics Corporation Amended and Restated Articles of Incorporation (Increase Authorized Number of Shares of Common and Preferred Stock)	D-1

EXHIBIT E – Amendment to Pulse Electronics Corporation 2012 Omnibus Incentive Compensation Plan	E-1

ii

Proxy Statement
Annual Shareholders Meeting
Friday, May 17, 2013

Introduction

This proxy statement is distributed on behalf of our Board of Directors.  We are sending it to you to solicit proxies for voting at our 2013 annual meeting. The meeting will be held at the offices of Pulse Electronics Corporation, a Pennsylvania corporation (the “Company”), 12220 World Trade Drive, San Diego, CA 92128. The meeting is scheduled for Friday, May 17, 2013, at 5 PM (PDT).  If necessary, the meeting may be continued at a later time. This proxy statement, the proxy card and a copy of our annual report have been mailed by April 15, 2013 to our shareholders of record as of March 8, 2013. Our annual report includes our consolidated financial statements for 2011 and 2012.

The following section includes answers to questions that are frequently asked about the voting process.

Q: What matters will be voted on at the Annual Meeting?

A:  Eight proposals will be taken up at the meeting as well as such other business as may properly come before the meeting and any adjournments or postponements thereof.  The eight proposals are:

1. To elect seven directors to our Board of Directors (“Board”) to serve until the next Annual Meeting of Stockholders and until their respective successors have been duly elected and qualified, or until their earlier resignation or removal;

2. To ratify the selection of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 27, 2013;

3. Approve the adoption of an amendment to our Amended and Restated Articles of Incorporation to effect a reverse split of our common stock, par value $0.125 per share (the “Common Stock”), at a ratio of not less than 1-for-10 and not more than 1-for-40 and to authorized the Board to implement the reverse stock split within this range at its discretion at any time prior to May 17, 2014 by filing an amendment to our Amended and Restated Articles of Incorporation;

4. Approve the adoption of an amendment to our Amended and Restated Articles of Incorporation to increase the conversion ratio of our outstanding Series A Preferred Stock, no par value, as more fully described herein;

5. Approve the adoption of an amendment to our Amended and Restated Articles of Incorporation to (i) increase the number of authorized shares of our Common Stock from 275.0 million shares to 310.0 million shares and (ii) increase the number of our authorized shares of our Preferred Stock from 1,000 shares to 2,000 shares;

6. To approve the amendment of the Pulse Electronics Corporation 2012 Omnibus Incentive Compensation Plan (the "2012 Omnibus Incentive Compensation Plan") to increase the maximum number of shares of our Common Stock that may be granted to any individual person per calendar year from 600,000 shares to 2.5 million shares;

7. To approve, on an advisory basis, the compensation of our named executive officers; and

8. To transact any other business as may properly come before the meeting and any adjournments or postponements thereof.

If Proposal 3 is approved and the Board decides in its discretion to implement a reverse split, such reverse split will proportionately reduce the number of authorized shares of our Common Stock from 275.0 million shares, or from 310.0 million shares if Proposal 5 is approved. In addition, if Proposals 3 is approved, the number of shares Common Stock that may be granted to any individual person per calendar year under the 2012 Omnibus Incentive Compensation Plan will be proportionately reduced from 600,000 shares, or from  2.5 million shares if Proposal 6 is approved.

Q: How many votes can I cast?

A: Holders of shares of our Common Stock as of March 8, 2013 are entitled to one vote per share on all proposals considered at the annual meeting. In the election of directors, you may cumulate your votes.

Q: What is cumulative voting?

A: For the election of directors, cumulative voting means that you can multiply the number of votes to which you are entitled by the total number of directors to be elected.  You may then cast the whole number of votes for one candidate or distribute them among any two or more candidates in any proportion.  Unless you indicate otherwise on the proxy card, Ralph E. Faison and Drew A. Moyer, the proxies, will be able to vote cumulatively for the election of directors.  If you want to vote in person and use cumulative voting for electing directors, you must notify the chairman of the annual meeting prior to voting.  Cumulative voting applies only to the election of directors.

Q: How do I vote?

A: You may vote by telephone, over the Internet or by signing, dating and returning your proxy card in the postage-paid envelope provided.  If you are a registered shareholder or have a legal proxy from your custodian, you may vote in person at the meeting.

Q: How do I vote if I hold shares in the Pulse Electronics 401(k) plan?

A: If you are a participant in our 401(k) plan, the enclosed proxy card will serve to direct Fidelity Management Trust Company, as trustee of our 401(k) plan, how to vote the shares of our Common Stock attributable to your individual account.  Fidelity will vote shares as instructed by participants. If you do not provide voting directions to Fidelity by 5 p.m. Eastern Time on May 13, 2013, the shares attributable to your account will not be voted.

Q:  What vote is necessary to approve each of the proposals?

A: For the election of directors in proposal 1, each director will be elected by the vote of the majority of votes cast with respect to that director nominee, unless the election of directors is contested. A majority of the votes cast means that the number of shares voted “for” a director nominee must exceed the number of votes cast “against” that director nominee (excluding abstentions). If the election of directors is contested, the director nominees receiving the highest number of votes, up to the number of directors to be elected, will be elected (a plurality vote). We believe the election of directors at the meeting will not be contested.

Approval of proposals 2, 3, and 6 require the affirmative vote of a majority of shares of Common Stock represented in person or by proxy at the annual meeting and entitled to vote, assuming a quorum is present.

Approval of proposals 4 and 5 require the affirmative vote of a majority of shares of Common Stock and the Preferred Stock, voting as separate classes, represented in person or by proxy at the annual meeting and entitled to vote, assuming a quorum is present.

For proposal 7, our shareholders will have an advisory vote.  Because the vote is advisory, it will not be binding on our Board. However, the Board and the Compensation Committee will consider the result of the vote when making future decisions regarding our executive compensation policies and practices.

Q:  Are proxy materials available on the Internet?

A: Yes. Please see the notice below:

Important notice regarding the availability of proxy materials for the annual shareholder meeting to be held on May 17, 2013.

Our Proxy Statement and 2012 Annual Report are available on our web site at
http://phx.corporate-ir.net/phoenix.zhtml?c=83040&p=proxy

Q: How will the proxies be voted?

A: Proxies signed and received in time will be voted in accordance with your directions.  Unless otherwise directed, the shares will be voted for the election of the nominated directors recommended by the Board, for the ratification of KPMG LLP as our independent registered public accounting firm for the fiscal year ended December 30, 2013, for approval of the reverse split, for the approval of the increase in the conversion ratio of Series A Preferred Stock, for the approval of the increase of the authorized shares of Common Stock and Preferred Stock, for approval of the amendment of the Pulse Electronics Corporation 2012 Omnibus Incentive Compensation Plan and for the vote, on an advisory basis, on the compensation of our named executive officers.

The granting of a proxy by return of a signed proxy card or voting instruction card without providing instructions about cumulative voting will give the designated proxy holders discretionary authority to exercise cumulative voting. In exercising cumulative voting, the proxy holders may cast the shareholder’s votes in favor of the election of some or all of the nominees in the discretion of the proxy holders, except that none of the shareholder’s votes will be cast for any nominee the shareholder has given instructions to vote against or abstain from voting. If a shareholder does not wish to grant the proxy holders authority to cumulate the shareholder’s votes in the election of directors, the shareholder must state this objection on the shareholder’s proxy card or voting instruction card, as applicable.

If you later wish to revoke your proxy, you may do so by notifying our Corporate Secretary in writing prior to the vote at the meeting.  If you timely revoke your proxy by notifying our Corporate Secretary in writing, you can still vote in person at the meeting.

Q: What constitutes a quorum?

A: The holders of a majority of our outstanding shares entitled to vote, present in person or by proxy, represent a quorum for the conduct of business at the annual meeting.  Abstentions are counted as present for establishing a quorum so long as the shareholder has executed a valid proxy or is physically present at the meeting.

Q: What is the impact of broker non-votes and abstentions?

A: Broker non-votes are proxies where the broker or nominee does not have discretionary authority to vote shares on the matter.  Under the New York Stock Exchange (“NYSE”) rules that govern brokers and nominees who have record ownership of shares that are held in “street name” for account holders (who are the beneficial owners of the shares), brokers typically have the discretion to vote such shares on routine matters, but not on non-routine matters. If a broker has not received voting instructions from an account holder and does not have discretionary authority to vote shares on a particular item, a “broker non-vote” occurs.  Abstentions and broker non-votes have no effect on the outcome of the vote for the election of directors because only the number of votes cast is relevant.  We believe that all of the agenda proposals are non-routine matters under NYSE rules and brokers will not have discretionary authority, except, however, that the ratification of our independent auditor is a routine matter.  Accordingly, if an account holder does not provide its broker with voting instructions, a broker non-vote will occur on the agenda proposals, other than with respect to auditor ratification.

Q: How many shares are outstanding?

A: There are 79,473,375 shares of Common Stock entitled to vote at the annual meeting.  This was the number of shares outstanding on March 8, 2013. There are 1,000 shares of our Series A Preferred Stock outstanding on March 8, 2013.  Shares of our Series A Preferred Stock are only entitled to vote on proposals 4 and 5 at the Annual Meeting.

Q: Who pays for soliciting the proxies?

A: We will pay the cost of soliciting proxies for the annual meeting, including the cost of preparing, assembling and mailing the notice, proxy card and proxy statement.  We may solicit proxies by mail, over the Internet, telephone, facsimile, through brokers and banking institutions, or by our officers and regular employees.

DISCUSSION OF MATTERS FOR VOTING

Proposal 1 — Election of Directors

Our Board is elected each year at the Annual Meeting of Shareholders. The Board currently consists of seven directors. Upon the recommendation of the Governance Committee, four of the current directors have been nominated by the Board for election at the Annual Meeting and each nominee has decided to stand for election. As of the date of this Proxy Statement, the Board is not aware of any nominee who is unable or unwilling to serve as a director. If any of the nominees listed below becomes unable to stand for election at the Annual Meeting, the persons named as proxies may vote for any person designated by the Board to replace the nominee.

Our Bylaws provide that at the 2013 Annual Meeting, the terms of all directors previously elected shall expire and all successors shall be elected to serve one-year terms. Therefore, each director elected at the Annual Meeting will serve until our 2014 Annual Meeting of Shareholders and until he or she is succeeded by another qualified director who has been elected, or, if earlier, until his or her death, resignation or removal. There is no limit to the number of terms that a director may serve.  In order to be elected, a nominee must receive the votes of a majority of the votes cast with respect to such nominee in uncontested elections, which means the number of votes “for” a nominee must exceed the number of votes “against” that nominee. Abstentions are not counted as votes cast.  If an incumbent director receives more “against” than “for” votes, he is expected to tender his resignation. The Governance Committee will consider the offer of resignation and recommend to the Board the action to be taken, and the Board will publicly disclose its decision as to whether to accept or reject the offered resignation. This practice is discussed further under the section entitled “Board Policies and Procedures.” The Board has approved the following persons as nominees for election at this meeting.

•	John E. Burrows, Jr.

•	Justin C. Choi

•	Steven G. Crane

•	Ralph E. Faison

•	Daniel E. Pittard

•	John E. Major

•	Gary E. Sutton

For more information on each of the nominees for director, including his biographical information, please see page 35 below.

Pursuant to the Investment Agreement we entered into with Oaktree Capital Management, L.P. (such affiliates of such investment funds collectively, “Oaktree”), Oaktree has a contractual right to nominate three directors to serve on our Board for so long as they own 50% of the shares of our Common Stock they received as part of our recapitalization transaction.  Oaktree suggested John E. Major to our Board’s Governance Committee as a director candidate, and Mr. Major suggested Gary E. Sutton and Daniel E. Pittard as director candidates to our Board’s Governance Committee.  All three of these candidates were vetted by our Board’s Governance Committee and found to be independent and fit for service on our Board.  Our Board expresses its sincere gratitude to our outgoing directors, Howard C. Deck, C. Mark Melliar-Smith and Lawrence P. Reinhold for their service and for consistently providing valuable, independent advice and insights.

Votes on proxy cards will be cast “FOR” all seven of the nominees for director, unless you indicate otherwise on your proxy card.  However, as noted above, the persons designated as proxies may cumulate their votes.  If any of our nominees are unable or unwilling to serve as director, we may nominate another person in place of him.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU
VOTE “FOR” ALL OF THE ABOVE DIRECTOR NOMINEES

Proposal 2 — Ratification of KPMG LLP

The Audit Committee of our Board expects to reappoint the firm of KPMG LLP (“KPMG”) as our independent registered public accounting firm, to audit and report on the financial statements of our Company for our fiscal year ending December 27, 2013. Although shareholder ratification of the appointment of our independent registered public accounting firm is not required by our Bylaws or other applicable legal requirements, we are submitting the selection of KPMG to our shareholders for ratification to permit shareholders to participate in this important corporate decision. If the shareholders do not ratify the appointment, the Board will consider the selection of another independent registered public accounting firm, but is not required to select a different independent registered public accounting firm. If KPMG shall decline to accept or become incapable of accepting its appointment, or if its appointment is otherwise discontinued, the Board will appoint another independent registered public accounting firm.

A representative of KPMG is expected to be present at the Annual Meeting. The representative will have the opportunity to make a statement, if he or she desires to do so, and will be available to respond to appropriate questions.

THE BOARD OF DIRECTORS RECOMMENDS
THAT YOU VOTE “FOR” PROPOSAL 2

Proposal 3 —  Approve the adoption of an amendment to our Amended and Restated Articles of Incorporation to effect a reverse split of our Common Stock at a ratio of not less than  1-for-10 and not more than 1-for-40 and to authorize the Board to implement the reverse stock split within this range in its discretion at any time prior to May 17, 2014 by filing an amendment to our Amended and Restated Articles of Incorporation

Introduction

We are seeking shareholder approval to amend our Amended and Restated Articles of Incorporation to effect a reverse stock split of our outstanding shares of Common Stock at a ratio of not less than 1-for-10 and not more than 1-for-40 at the discretion of our Board (the “Reverse Split Amendment”). Shareholder approval of this proposal will authorize the Board, in its discretion, to effect a reverse stock split at any time prior to May 17, 2014 and, if it does so, to determine the ratio of the reverse stock split within the approved range. The Board believes that granting it the discretion to effect a reverse stock split and to determine the ratio, instead of approving an immediate reverse stock split at a specific ratio, will provide the Board with maximum flexibility to react to current market conditions and to better achieve the goals of a reverse stock split, if implemented, and to act in the best interests of the Company and our shareholders.

To effect the reverse stock split, our Board would file an amendment to our Amended and Restated Articles of Incorporation with the Pennsylvania Department of State. The form of the Reverse Split Amendment is attached to this proxy statement as Exhibit A, and the discussion of the Reverse Split Amendment is qualified in its entirety by such Exhibit.  If the amendment is approved by our shareholders and the Board elects to implement the reverse stock split, the number of issued and outstanding shares of our Common Stock and the number of shares of our Common Stock we are authorized to issue, including the potential increase to the number of authorized shares of our Common Stock pursuant to Proposal 5 below, would be reduced in accordance with the ratio selected for the reverse stock split. The par value of our Common Stock would remain unchanged. The number of shares of Common Stock that our Series A Preferred Stock would be convertible into will also be proportionately reduced in the same manner.  However, the reverse stock split would not change the number of authorized shares of Preferred Stock, including our Series A Preferred Stock, or the relative voting power of our shareholders. The reverse stock split, if effected by our Board, would affect all of our holders of Common Stock uniformly.

On March 28, 2013, the Board unanimously adopted a resolution approving the Reverse Split Amendment and directing that it be submitted to our shareholders for approval.

The Board may elect not to implement a reverse stock split at its sole discretion, even if the Reverse Split Amendment is approved by our shareholders.

The Board's decision as to whether and when to effect the reverse stock split will be based, in part, on its utility in effecting our compliance plan with the NYSE.  As part of our NYSE compliance plan discussed at “Reasons for the Reverse Split -- Meet Continuing NYSE Listing Requirements,” we expect to effectuate a reverse split promptly following the shareholder meeting, if the Reverse Split Amendment is approved by our shareholders at the meeting.

Following a reverse stock split, the number of our outstanding shares of Common Stock would be significantly reduced. A reverse stock split would also affect our outstanding stock options and shares of Common Stock issued and issuable under our stock incentive plans, including (i) our 2012 Omnibus Incentive Compensation Plan and (ii) the number of shares of Common Stock issuable upon conversion of our outstanding 7% Convertible Senior Notes due 2014 (our “Senior Convertible Notes”). Under our 2012 Omnibus Incentive Compensation Plan and any of our outstanding stock options, the number of shares of Common Stock deliverable upon exercise or grant must be appropriately adjusted and appropriate adjustments must be made to the purchase price per share to reflect a reverse stock split.

The Reverse Split Amendment is not being proposed in response to any effort of which we are aware to accumulate our shares of Common Stock or obtain control of our Company, nor is it a plan by management to recommend a series of similar actions to our Board or our shareholders.

There are certain risks associated with a reverse stock split, and we cannot accurately predict or assure the reverse stock split will produce or maintain the desired results (for more information on the risks see the section below entitled “Certain Risks Associated with a Reverse Stock Split”). However, our Board believes that the potential benefits to our company and our shareholders outweigh the risks and recommends that you vote in favor of granting the Board the discretionary authority to effect a reverse stock split.

Reasons for the Reverse Stock Split

One purpose for effecting the reverse stock split, should the Board choose to effect one, would be to increase the per share price of our Common Stock. The Board believes that, should the appropriate circumstances arise, effecting the reverse stock split would, among other things, help us to:

•	Meet certain continued listing requirements of the NYSE;

•	Appeal to a broader range of investors to generate greater investor interest in our company; and

•	Improve the perception of our Common Stock as an investment security.

Meet Continuing NYSE Listing Requirements - Our Common Stock is listed on the NYSE under the symbol PULS.  On October 12, 2012, the NYSE provided notice to our company that the decline in the share price of our Common Stock has caused it to be out of compliance with one of the NYSE's continued listing standards. Section 802.01C of the NYSE Listed Company Manual requires the average closing price of our Common Stock to be at least $1.00 per share over a consecutive 30 trading-day period.

Under the NYSE's rules, in order to get back in compliance with the listing standard, both the closing share price on the last day of any calendar month and the average closing share price (over a consecutive 30-trading day period ending on the last day of that month) must exceed $1.00 within six months following receipt of the non-compliance notice. Notwithstanding the foregoing, by determining to remedy the non-compliance by taking action requiring shareholder approval such as the reverse stock split, the NYSE will forbear from delisting our Common Stock for this reason pending shareholder approval at the 2013 annual meeting and the implementation of such action promptly thereafter. Although we believe that implementing the reverse split is likely to lead to compliance with the NYSE rules, there can be no assurance that the closing share price after implementation of the reverse split will succeed in restoring such compliance.

Improve the Perception of Our Common Stock as an Investment Security - We believe that the economic environment and conditions in specific markets in which we and certain other electronic component manufacturers are currently operating has been a significant contributing factor in the decline in the price of our Common Stock. Our Board unanimously approved the Reverse Split Amendment as one potential means of increasing the share price of our Common Stock to improve the perception of our Common Stock as a viable investment security. Lower-priced stocks have a perception in the investment community as being risky and speculative, which may negatively impact not only the price of our Common Stock, but also our market liquidity. We believe that we may be particularly sensitive to this type of negative public perception and, if the Reverse Split Amendment is approved, our Board would have the ability to increase our per share price if it determines that it is undermining our current or future prospects.

Appeal to a Broader Range of Investors to Generate Greater Investor Interest in our company - An increase in our stock price may make our Common Stock more attractive to investors. Brokerage firms may be reluctant to recommend lower-priced securities to their clients. Many institutional investors have policies prohibiting them from holding lower-priced stocks in their portfolios, which reduces the number of potential purchasers of our Common Stock. Investment funds may also be reluctant to invest in lower-priced stocks. Investors may also be dissuaded from purchasing lower-priced stocks because the brokerage commissions, as a percentage of the total transaction, tend to be higher for such stocks. Moreover, the analysts at many brokerage firms do not monitor the trading activity or otherwise provide coverage of lower-priced stocks. Giving the Board the ability to effect a reverse stock split, and thereby increase the price of our Common Stock, would give the Board the ability to address these issues if it is deemed necessary.

Certain Risks Associated with a Reverse Stock Split

Even if a reverse stock split is effected, some or all of the expected benefits discussed above may not be realized or maintained.  Immediately following a reverse stock split, the price per share of our Common Stock may increase in proportion to the decrease in the amount of outstanding shares of Common Stock resulting from the reverse split.  However, there can be no assurance that any such higher price per share of our Common Stock immediately after the reverse split can be maintained for any period of time. The market price of our Common Stock would continue to be based, in part, on our operating and financial performance and other factors unrelated to the number of shares outstanding.  Liquidity in our Common Stock could also be adversely affected by the reduced number of shares outstanding after the reverse split.

Principal Effects of a Reverse Stock Split

If our shareholders approve the Reverse Split Amendment and the Board elects to effect a reverse stock split, our issued and outstanding shares of Common Stock would decrease at a rate between (i) one share of Common Stock for every ten shares of Common Stock currently outstanding on the low end and (ii) one share of Common Stock for every forty shares of Common Stock currently outstanding on the high end. The reverse stock split would be effected simultaneously for all of our Common Stock, and the exchange ratio would be the same for all shares of Common Stock. The reverse stock split would affect all of our shareholders uniformly and would not affect any shareholder's percentage ownership interest in our company or affect the relative voting or other rights that accompany the shares of our Common Stock, except to the extent that it results in a shareholder receiving cash in lieu of fractional shares. Common Stock issued pursuant to the reverse stock split would remain fully paid and non-assessable. The reverse stock split would not affect our securities law reporting and disclosure obligations, and we would continue to be subject to the periodic reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). We have no current plans to take our company private. Accordingly, a reverse stock split is not related to a strategy to do so.

The following table contains approximate information relating to our Common Stock, based on share information as of March 8, 2013:

	Current	After Reverse Split if 1:10 Ratio is Selected	After Reverse Split if 1:40 Ratio is Selected
Authorized Common Stock	275,00,000	27,500,000	6,875,000
Common Stock issued and outstanding	79,473,375	7,947,338	1,986,835
Common Stock issuable upon exercise of outstanding stock options and settlement of stock unit awards	2,308,000	230,800	57,700
Common Stock reserved for issuance for future grants under 2012 Omnibus Incentive Plan	5,410,650	541,065	135,266
Common Stock available for issuance upon conversion of the Senior Convertible Notes	3,500,000	350,000	87,500
Common Stock available for issuance upon conversion of Series A Preferred Stock (assuming Proposal 4 is approved)	132,120,019	13,212,002	3,303,001
Common Stock issuable upon exercise of outstanding warrants	1,086,945	108,695	27,174
Common Stock authorized but unissued and unreserved/unallocated (if Proposal 3 is not approved)	41,101,011	4,110,101	1,027,525

Common Stock authorized but unissued and unreserved/unallocated (if Proposal 3 is approved)	76,101,011	7,610,101	1,902,525

Procedure for Effecting Reverse Stock Split and Exchange of Stock Certificates

If the Reverse Split Amendment is approved by our shareholders, our Board, in its sole discretion, would determine whether to implement the reverse stock split, taking into consideration the factors discussed above, and, if implemented, determine the ratio of the reverse stock split.

We would then file Articles of Amendment amending our Amended and Restated Articles of Incorporation with the Pennsylvania Department of State.  The form of the Amendment is attached to this proxy statement as Exhibit A and is considered a part of this proxy statement. Upon the filing of the Articles of Amendment, without any further action on our part or our shareholders, the issued shares of Common Stock held by shareholders of record as of the effective date of the reverse stock split would be converted into a lesser number of shares of Common Stock calculated in accordance with the reverse stock split ratio of not less than one-for-ten or not more than one-for-forty, as selected by our Board and set forth in the Reverse Split Amendment as filed with the Articles of Amendment.

Effect on Beneficial Holders (i.e., Shareholders Who Hold in “Street Name”)

If the Reverse Split Amendment is approved and we effect a  reverse stock split, we intend to treat Common Stock held by shareholders in “street name,” through a bank, broker or other nominee, in the same manner as shareholders whose shares are registered in their own names. Banks, brokers or other nominees will be instructed to effect the reverse stock split for their customers holding Common Stock in “street name.” However, these banks, brokers or other nominees may have different procedures than registered shareholders for processing the reverse stock split. If you hold shares of Common Stock with a bank, broker or other nominee and have any questions in this regard, you are encouraged to contact your bank, broker or other nominee.

Effect on Registered “Book-Entry” Holders (i.e., Shareholders That are Registered on the Transfer Agent's Books and Records but do not Hold Certificates)

Some of our registered holders of Common Stock may hold some or all of their shares electronically in book-entry form with our transfer agent, Registrar & Transfer Company. These shareholders do not have stock certificates evidencing their ownership of Common Stock. They are, however, provided with a statement reflecting the number of shares registered in their accounts. If a shareholder holds registered shares in book-entry form with our transfer agent, no action would need to be taken to receive post-reverse stock split shares or fractional shares, if applicable. If a shareholder is entitled to post-reverse stock split shares, a transaction statement would automatically be sent to the shareholder's address of record indicating the number of shares (including fractional shares) of Common Stock held following the reverse stock split.

Effect on Certificated Shares

Our transfer agent would act as our exchange agent for the reverse stock split and would assist holders of Common Stock in implementing the exchange of their certificates.

As soon as practicable after the effective date of a reverse stock split, shareholders holding shares in certificated form would be sent a transmittal letter by our transfer agent. The letter of transmittal would contain instructions on how a shareholder should surrender his or her certificates representing Common Stock (“Old Certificates”) to the transfer agent in exchange for certificates representing the appropriate number of whole post-reverse stock split Common Stock, as applicable (“New Certificates”). No New Certificates would be issued to a shareholder until that shareholder has surrendered all Old Certificates, together with a properly completed and executed letter of transmittal, to the transfer agent. No shareholder would be required to pay a transfer or other fee to exchange Old Certificates. The letter of transmittal would contain instructions on how you may obtain New Certificates if your Old Certificates have been lost. If you have lost your certificates, you may have to pay any surety premium and the service fee required by our transfer agent.

Until surrendered, we would deem outstanding Old Certificates held by shareholders to be canceled and only to represent the number of whole shares to which these shareholders are entitled.

Any Old Certificates submitted for exchange, whether because of a sale, transfer or other disposition of shares, would automatically be exchanged for New Certificates.

Shareholders should not destroy any stock certificates and should not submit any certificates until requested to do so by the transfer agent. Shortly after a reverse stock split the transfer agent would provide registered shareholders with instructions and a letter of transmittal for converting Old Certificates into New Certificates. In that case, shareholders are encouraged to promptly surrender Old Certificates to the transfer agent (acting as exchange agent in connection with the reverse stock split) in order to avoid having shares become subject to escheat laws.

Fractional Shares

No fractional shares will be issued in connection with the reverse stock split. Shareholders of record who otherwise would be entitled to receive fractional shares will be entitled to receive cash (without interest and subject to applicable withholding taxes) in lieu of such fractional shares. The total amount of cash that will be paid to holders of fractional shares following the reverse stock split will be an amount equal to the net proceeds (after customary brokerage commissions, other expenses and applicable withholding taxes) attributable to the sale of such fractional shares following the aggregation and sale by the Company or its agent of all fractional interests otherwise issuable. Holders of fractional interests as a result of the reverse stock split will be paid such proceeds on a pro rata basis, depending on the fractional interests that they owned.

Shareholders should be aware that, under the escheat laws of the various jurisdictions where shareholders may reside, where we are domiciled, and where the funds will be deposited, sums due for fractional interests that are not timely claimed after the effective date of the reverse stock split may be required to be paid to the designated agent for each such jurisdiction, unless correspondence has been received by us or the exchange agent concerning ownership of such funds within the time permitted in such jurisdiction. Thereafter, shareholders otherwise entitled to receive such funds will have to seek to obtain them directly from the state to which they were paid.

No Dissenters Rights

            Our shareholders are not entitled to dissenters rights with respect to the Amendment, and we will not independently provide shareholders with any such right.

Federal Income Tax Consequences of a Reverse Stock Split

The following discussion is a summary of certain U.S. federal income tax consequences of the reverse stock split to our company and to shareholders that hold shares of Common Stock as capital assets for U.S. federal income tax purposes. This discussion is based upon provisions of the U.S. Internal Revenue Code of 1986, as amended (the “Code”), the Treasury regulations promulgated under the Code, and U.S. administrative rulings and court decisions, all as in effect on the date hereof and all of which are subject to change, possibly with retroactive effect, and differing interpretations. Changes in these authorities may cause the U.S. federal income tax consequences of the reverse stock split to vary substantially from the consequences summarized below.

This summary does not address all aspects of U.S. federal income taxation that may be relevant to shareholders in light of their particular circumstances or to shareholders who may be subject to special tax treatment under the Code, including, without limitation, dealers in securities, commodities or foreign currency, persons who are treated as non-U.S. persons for U.S. federal income tax purposes, certain former citizens or long-term residents of the United States, insurance companies, tax-exempt organizations, banks, financial institutions, small business investment companies, regulated investment companies, real estate investment trusts, retirement plans, persons that are partnerships or other pass-through entities for U.S. federal income tax purposes, persons whose functional currency is not the U.S. dollar, traders that mark-to-market their securities, persons subject to the alternative minimum tax, persons who hold their shares of Common Stock as part of a hedge, straddle, conversion or other risk reduction transaction, or who acquired their shares of Common Stock pursuant to the exercise of compensatory stock options, the vesting of previously restricted shares of stock or otherwise as compensation. If a partnership or other entity classified as a partnership for U.S. federal income tax purposes holds shares of Common Stock, the tax treatment of a partner thereof will generally depend upon the status of the partner and upon the activities of the partnership. If you are a partner in a partnership holding shares of our Common Stock, you should consult your tax advisor regarding the tax consequences of the reverse stock split.

We have not sought and will not seek an opinion of counsel or a ruling from the Internal Revenue Service (“IRS”) regarding the federal income tax consequences of the reverse stock split. The state and local tax consequences of the reverse split may vary as to each shareholder, depending on the jurisdiction in which such shareholder resides. This discussion should not be considered as tax or investment advice, and the tax consequences of the reverse stock split may not be the same for all shareholders. Shareholders should consult their own tax advisors to know their individual federal, state, local and foreign tax consequences.

Tax Consequences to our Company. We believe that the reverse stock split will constitute a reorganization under Section 368(a)(1)(E) of the Internal Revenue Code. Accordingly, we should not recognize taxable income, gain or loss in connection with the reverse stock split. In addition, we do not expect the reverse stock split to affect our ability to utilize our net operating loss carryforwards.

Tax Consequences to Shareholders. Shareholders should not recognize any gain or loss for U.S. federal income tax purposes as a result of the reverse stock split, except to the extent of any cash received in lieu of a fractional share of Common Stock (which fractional share will be treated as received and then exchanged for cash). Each shareholder's aggregate tax basis in the Common Stock received in the reverse stock split, including any fractional share treated as received and then exchanged for cash, should equal the shareholder's aggregate tax basis in the Common Stock exchanged in the reverse stock split. In addition, each shareholder's holding period for the Common Stock it receives in the reverse stock split should include the shareholder's holding period for the Common Stock exchanged in the reverse stock split.

In general, a shareholder who receives cash in lieu of a fractional share of Common Stock pursuant to the reverse stock split should be treated for U.S. federal income tax purposes as having received a fractional share pursuant to the reverse stock split and then as having received cash in exchange for the fractional share and should generally recognize capital gain or loss equal to the difference between the amount of cash received and the shareholder's tax basis allocable to the fractional share. Any capital gain or loss will generally be long term capital gain or loss if the shareholder's holding period in the fractional share is greater than one year as of the effective date of the reverse stock split. Special rules may apply to cause all or a portion of the cash received in lieu of a fractional share to be treated as dividend income with respect to certain shareholders who own more than a minimal amount of Common Stock (generally more than 1%) or who exercise some control over our affairs. Shareholders should consult their own tax advisors regarding the tax effects to them of receiving cash in lieu of fractional shares based on their particular circumstances.

Interests of Directors and Executive Officers

Our directors and executive officers have no substantial interests, directly or indirectly, in the proposal for the Reverse Split Amendment except to the extent of their ownership of shares of our Common Stock.

Reservation of Right Not to Implement Reverse Stock Split

We reserve the right not to implement a reverse stock split, even if the Reverse Split Amendment has been approved by our shareholders. By voting in favor of the Reverse Split Amendment, you are expressly also authorizing the Board to not implement a reverse stock split if it should so decide, in its sole discretion, that such action would not be in the best interests of the Company and its shareholders.

On March 28,  2013, our Board unanimously adopted a resolution approving the Reverse Split Amendment and directing that it be submitted to our shareholders for approval. The form of the Reverse Split Amendment is attached as Exhibit A.  The material features of the Reverse Split Amendment are summarized above and such summary is qualified in its entirety by reference to the complete text of the Reverse Split Amendment.  The Reverse Split Amendment is intended to give the Board the discretionary authority to implement a reverse split of our Common Stock in a range of not less than ten shares and not more than forty shares, into one share of Common Stock.  Stockholders are being asked to approve the amendment. The Board recommends that you vote FOR approval of the adoption of the Reverse Split Amendment.

THE BOARD OF DIRECTORS RECOMMENDS
THAT YOU VOTE “FOR” PROPOSAL 3

Proposal 4 — Approval of the adoption of an amendment to our Amended and Restated Articles of Incorporation to increase the conversion ratio of our outstanding Series A Preferred Stock

Background

On November 20, 2012, we consummated the first phase of our recapitalization with Oaktree pursuant to which Oaktree extended a $75.0 million senior secured Term A Loan and exchanged approximately $28.5 million principal amount and unpaid interest of our $50.0 million outstanding in Senior Convertible Notes for a new $28.5 million secured Term B Loan. We used approximately $55.0 million of the proceeds to retire our pre-existing senior credit facility and are using the remaining $20.0 million for working capital, transaction fees, general business purposes, and to increase our cash on hand.

Forbearance Agreement

On March 11, 2013, we entered into a forbearance agreement (the “Forbearance Agreement”) with Oaktree relating to our credit agreement, as well as an amendment to the terms of our investment agreement with Oaktree that requires us to seek shareholder approval of Proposal 4.

Under the Forbearance Agreement, the Lenders under the credit agreement, agreed to forebear from taking any action, including, without limitation, an acceleration of any of the obligations secured under the credit agreement, permitted to be taken by the Lenders under the credit agreement and the related loan documents in connection with certain specified defaults or events of default (the “Specified Defaults”). Under the Forbearance Agreement, a Specified Default is defined as (i) any default resulting from our failure to satisfy the financial covenants specified in Sections 7.11(a), (b) and (c) of the credit agreement as of the last day of each following dates: December 31, 2012, March 31, 2013, June 30, 2013, September 30, 2013 and December 31, 2013, (ii) any incurrence or settlement of any pension plan obligation not in the ordinary course prior to December 31, 2013 and not exceeding $6.5 million in the aggregate, of which no more than $1.5 million can be paid in any year and (iii) only until January 1, 2014 and not at any time thereafter, any default resulting from our ongoing patent litigation with Halo Electronics, Inc. (“Halo”) and the Turkish VAT-related dispute, provided that, with respect to the litigation against Halo, we file an appeal following entry of the court judgment relating to the jury verdict reached in November 2012, and with respect to the Turkish VAT-related dispute, the only entity that has exposure is our Turkish subsidiary, Pulse Elektronik Sanayi Ve Ticaret Limited Sirketi.

Under Section 7.11(a) of the credit agreement, outstanding borrowings are subject to leverage covenants computed on a quarterly basis as of the most recent quarter end. These covenants require the calculation of a rolling four quarter EBITDA according to the definition prescribed by the credit agreement. Under Section 7.11(b) of the credit agreement, we may not exceed the Total Net Debt Leverage Ratio, calculated as the ratio of (a) the sum of consolidated debt, which includes the Oaktree term loans and our outstanding Senior Convertible Notes, less unrestricted cash (as defined in the credit agreement) and our rolling four quarters’ EBITDA. Under Section 7.11(c) of the credit agreement, we may not permit the aggregate amount of Unrestricted Cash, as defined in the credit agreement, at any time to be less than $10.0 million.

However, the Forbearance Agreement provides that any forbearance shall automatically, and without action, notice, demand or any other occurrence, expire on and as of the occurrence of any of the following events (such termination date, the “Forbearance Termination Date”): (a) the occurrence of any default or event of default not constituting a Specified Default and (b) our failure to comply with any of the terms of the Forbearance Agreement.

Pursuant to the Forbearance Agreement, the Lenders under the Credit Agreement committed, subject to the terms and conditions specified therein, to making additional loans available to us through March 31, 2014, in an aggregate principal amount of up to $23.0 million, provided that such amount may only be used for the purpose of repurchasing our outstanding Senior Convertible Notes following a delisting of our Common Stock from the NYSE, and further provided that we are in compliance with the covenants contained in the Forbearance Agreement at the time of funding. This additional loan would have identical terms to that of the Term A Loan under the credit agreement.

Amendment to Investment Agreement

On March 11, 2013, in consideration for the execution and as a condition precedent to the effectiveness of the Forbearance Agreement, we agreed to enter into an amendment to the investment agreement we entered into with Oaktree in connection with the first phase of the recapitalization last November, to provide for an adjustment to the conversion ratio of our outstanding Series A Preferred Stock so that such Series A Preferred Stock, together with the number of shares of our Common Stock delivered to Oaktree under the investment agreement, shall, upon conversion, equal 67.9% of our Common Stock (on a fully diluted basis immediately following November 19, 2012, the initial closing date of our recapitalization, and without giving effect to shares of Common Stock and warrants owned by Oaktree prior to such date).  Under our original investment agreement with Oaktree, the Series A Preferred Stock was convertible into such shares of our Common Stock, together with the number of shares of our Common Stock delivered to Oaktree under the investment agreement, shall, equal 64.3795% of the our Common Stock (on a fully diluted basis immediately following November 19, 2012, the initial closing date of our recapitalization, and without giving effect to shares of Common Stock and warrants owned by Oaktree prior to such date).  As a result, as of March 11, 2013, the number of shares of Common Stock into which the Series A Preferred stock will be converted will be within a range of 58.4 million shares, if none of our outstanding Senior Convertible Notes are exchanged pursuant to our contemplated exchange offer, to 132.1 million shares, (in each case, subject to adjustment for the reverse split as described in Proposal 3) if all of our outstanding Senior Convertible Notes are exchanged pursuant to our contemplated exchange offer.

Amendment to Increase Conversion Ratio of the Series A Preferred Stock

The adjustment to the conversion ratio for the Series A Preferred Stock requires an amendment to our Amended & Restated Articles of Incorporation and thus, is subject to approval by the holders of our Common Stock and Preferred Stock, voting as separate classes.

If our shareholders do not approve the amendment to the investment agreement to increase the conversion rate of our Series A Preferred Stock as discussed above and we cannot fully effectuate this increase by the earlier of (x) May 31, 2013 and (y) our 2013 annual meeting, we will be obligated to pay Oaktree $5.0 million in cash, or if such cash payment would cause a default under our agreements with Oaktree, or if any other default or event of default exists at that time, the amount of the outstanding Term A Loans will increase by $10.0 million.

On March 28, 2013, our Board considered and approved the adjustment to the conversion ratio for the Series A Preferred Stock, and unanimously recommends that our shareholders approve Proposal 4.  Oaktree, who, as of the record date, has beneficial ownership of approximately 49% of our outstanding shares of Common Stock and has beneficial ownership of 100% of our Series A Preferred Stock, has indicated to us that they intend to vote in favor of Proposal 4 at the annual meeting. Furthermore, certain of our officers and directors, who as of the record date, have beneficial ownership of approximately 2.5% of our outstanding Common Stock have entered into a voting and support agreement to vote in favor of Proposal 4.

The investment agreement and the amendment to the investment agreement are set forth in Exhibit C-1 and C-2, respectively, to this proxy statement, and the discussion thereof is qualified in its entirety by such Exhibits.

THE BOARD OF DIRECTORS RECOMMENDS
THAT YOU VOTE “FOR” PROPOSAL 4

Proposal 5 — Increase in the Number of Authorized Shares of Common Stock and Preferred Stock

Changes Proposed By the Amendment to our existing Amended and Restated Articles of Incorporation

The proposed amendment (the “Authorized Shares Amendment”) would make the following changes to our existing Amended and Restated Articles of Incorporation.

Increase the Number of Shares of Common Stock We May Issue

The Authorized Shares Amendment would increase the number of shares of Common Stock we are authorized to issue from 275.0 million to 310.0 million, subject to adjustment for the reverse split as described in Proposal 3.

Increase the Number of Shares of Preferred Stock We May Issue

The Authorized Shares Amendment would increase the number of shares of Preferred Stock we are authorized to issue from 1,000 to 2,000.  The 1,000 newly authorized shares of Preferred Stock would be “blank check” preferred stock, and our Board may establish the series and the number of the shares of each series of Preferred Stock and the voting powers, designations, preferences, limitations, restrictions and relative rights of the shares of each series of Preferred Stock, subject to the limitations in the investment agreement with Oaktree.

Reasons for the New Articles

We believe that an increase to 310.0 million shares of authorized Common Stock and to 2,000 shares of authorized Preferred Stock is in the best interests of our company because such extra shares of authorized Common Stock and Preferred Stock would be available for issuance from time to time as our Board determines for any proper corporate purpose. Such purposes might include, without limitation, issuance in public or private sales for cash as a means of obtaining additional working capital and issuance under our incentive plan for our employees, executives and directors.

The authorization of 1,000 newly authorized “blank check” preferred stock would also permit our Board to offer and issue Preferred Stock, if and when it determines that it would be in our best interests and the best interests of our shareholders, without the delay and expense ordinarily attendant on obtaining further stockholder approval. It should be noted, however, that the Board has no current plans, understandings or agreements with respect to and is not engaged in any negotiations that will involve, the designation, offer or issuance of any new class or series of Preferred Stock.

Effects of Issuing Preferred Stock

The issuance of shares of Preferred Stock will generally dilute or otherwise adversely affect the interests of holders of our Common Stock. It is not possible to state the specific effects of the proposed amendment upon the rights of the holders of Common Stock unless and until our board determines the respective rights of and issues one or more new classes or series of Preferred Stock.

Depending on the particular terms of any class or series of Preferred Stock, holders of a newly created class of Preferred Stock may have significant voting rights and the right to representation on our Board. In addition, the approval of the holders of Preferred Stock, voting as a class or as a series, may be required for the taking of certain corporate actions, such as mergers.

Possible Anti-Takeover Effects of Proposed Amendment

The issuance, or even the availability, of authorized and unissued “blank check” Preferred Stock may have the effect of discouraging or thwarting persons seeking to take control of Pulse through a tender offer, proxy fight or otherwise seeking to bring about removal of incumbent management, or seeking a corporate transaction, such as a merger. Given the inherent flexibility in “blank check” Preferred Stock, the Board could designate and issue a class or series of Preferred Stock, which, based on its terms, may make more difficult or discourage an attempt to obtain control of Pulse by means of a merger, tender offer, proxy contest or other action. If, in the judgment of the Board, this action would be in our best interests and the best interests of our shareholders, such shares could be used to create voting or other impediments or to discourage persons seeking to gain control of Pulse. Such shares also could be privately placed with purchasers who might align themselves with the Board in opposing such action. The existence of the additional authorized shares of blank check Preferred Stock  could have the effect of discouraging unsolicited takeover attempts.

While it may be deemed to have potential anti-takeover effects, the Authorized Shares Amendment has not been made in response to and is not being submitted to deter any effort to obtain control of Pulse, and is not being proposed as an anti-takeover measure.

On March 28, 2013, the Board considered and adopted the Authorized Shares Amendment, subject to shareholder approval.  The Board unanimously recommends that our shareholders approve Proposal 5.

The form of the Authorized Share Amendment is attached to this proxy statement as Exhibit D, and the discussion thereof is qualified in its entirety by such Exhibit.

THE BOARD OF DIRECTORS RECOMMENDS
THAT YOU VOTE “FOR” PROPOSAL 5

Proposal 6 — Approval of the amendment of the 2012 Omnibus Incentive Compensation Plan

Introduction

Our Compensation Committee and our Board believe that in order to successfully attract and retain the best possible candidates, we must continue to offer a competitive equity incentive program. As of March 8, 2013, there were 5,410,650 shares of our Common Stock available for future grant of stock awards under the Pulse Electronics Corporation 2012 Omnibus Incentive Compensation Plan (the “Plan”).  The Plan places a limit on the number of shares that may be issued to any single individual at 600,000 shares per calendar year, a number that the Compensation Committee and the Board believe to be insufficient to attract and retain the best possible talent.

Therefore, on March 28, 2013, our Compensation Committee recommended and the Board adopted the amendment (the “Plan Amendment”) to the Plan, subject to stockholder approval.  The Plan Amendment increases the maximum number of shares of our Common Stock that may be granted to any individual person per calendar year from 600,000 shares to 2.5 million shares, subject to shareholder approval.

Our Compensation Committee and the Board, in conjunction with its independent compensation consultant, determined that the increase of the maximum number of shares of our Common Stock that may be granted to any individual person per calendar year from 600,000 shares to 2.5 million shares provides the Company with flexibility needed to attract and retain talent in the immediate future.

Stockholders are being asked to approve the Plan Amendment.

The Board recommends that you vote FOR approval of the adoption of the Plan Amendment.

Stockholder approval of the Plan Amendment is necessary, among other reasons, to meet the requirements of the New York Stock Exchange, to allow us to grant incentive stock options described in Section 421 of the Internal Revenue Code, of 1986, as amended (the “Code”), and to allow performance-based awards made under the Plan to our executive officers potentially to be fully deductible by us for federal income tax purposes under Code Section 162(m) if and to the extent the Committee determines that compliance with the performance-based exception to tax deductibility limitations under Code Section 162(m) is desirable.  If this change is not approved by our shareholders, the individual annual share limit will remain at 600,000 shares per year

A full copy of the Plan Amendment is attached as Exhibit E. The material features of the Plan Amendment are summarized below and such summary is qualified in its entirety by reference to the complete text of the Plan.  Copies of the Plan were delivered to our shareholders as part of our proxy statement for the 2012 Annual Meeting and may be obtained through the SEC’s website at www.sec.gov.  The Plan appears as Exhibit A to the our definitive proxy statement for the 2012 Annual Meeting, filed with the SEC on April 11, 2012.  The Plan may also be obtained without charge by requesting them by completing an information request form online at http://phx.corporate-ir.net/phoenix.zhtml?c=83040&p=irol-inforeq or via telephone at (858) 674-8100.

Summary of the Plan

The Plan is intended to allow selected employees (including officers), non-employee consultants and non-employee directors of our Company or an affiliate of the Company to acquire or increase equity ownership in the Company, thereby strengthening their commitment to the success of the Company and stimulating their efforts on behalf of the Company, to assist the Company and its affiliates in attracting new employees, officers and consultants and retaining existing employees and consultants, to provide annual cash incentive compensation opportunities that are competitive with those of other peer corporations, to optimize the profitability and growth of the Company and its affiliates through incentives which are consistent with our Company’s goals, to provide such employees and consultants with an incentive for excellence in individual performance, to promote teamwork among employees, consultants and directors, and to attract and retain highly qualified persons to serve as non-employee directors and to promote ownership by such non-employee directors of a greater proprietary interest in the Company, thereby aligning such non-employee directors’ interests more closely with the interests of our shareholders.

Administration

The Plan will be administered by a committee (the “Committee”) the members of which are appointed by the Board of Directors. If and to the extent that compliance with Rule 16b-3 under the Securities Exchange Act of 1934 or the performance-based exception to tax deductibility limitations under Code Section 162(m) is desirable, the Committee must be comprised of two or more Directors who qualify as “non-employee directors” under Rule 16b-3 and “outside directors” under Code Section 162(m). The Board has appointed the members of the Compensation Committee to serve as the Committee under the Plan. Subject to the terms of the Plan, the Committee has full power and discretion to select those persons to whom awards will be granted; to determine the amounts and terms of awards; to change and determine the terms of any award agreement, including but not limited to the term and the vesting schedule; to determine and change the conditions, restrictions and performance criteria relating to any award; to determine the settlement, cancellation, forfeiture, exchange or surrender of any award; to make adjustments in the terms and conditions of awards; to construe and interpret the Plan and any award agreement; to establish, amend and revoke rules and regulations for the administration of the Plan; to make all determinations deemed necessary or advisable for administration of the Plan; and to exercise any powers and perform any acts it deems necessary or advisable to administer the Plan and subject to certain exceptions, to amend, alter or discontinue the Plan or amend the terms of any award.

The Committee may delegate any or all of its administrative authority to our Chief Executive Officer or to a management committee except with respect to awards to executive officers who are subject to Section 16 of the Securities Exchange Act of 1934 and awards that are intended to comply with the performance-based exception to tax deductibility limitations under Code Section 162(m). In addition, the full Board of Directors must serve as the Committee with respect to any awards to our non-employee directors.

No Option or SAR Repricings Permitted

Notwithstanding the Committee’s powers and authority described above, neither the Board nor the Committee has the authority under the Plan to reduce the exercise price of any outstanding option or SAR. The prohibition against repricing does do not apply to adjustments the Committee deems necessary to prevent the dilution or enlargement of the benefits provided under such awards, as described more fully under “Offering of Common Stock” below.

Eligibility

The Plan provides for awards to employees (including officers) and non-employee directors of, and non-employee consultants to, our Company or an affiliate (including potential employees and consultants). Some awards will be provided to officers and others who are deemed by us to be “insiders” for purposes of Section 16 of the Securities Exchange Act of 1934. For purposes of the Plan, an entity (including a partnership, limited liability Company or joint venture) will be considered our “affiliate” if we, directly or indirectly, own (i) stock possessing more than 50% of the total combined voting power of all outstanding classes of stock of such corporate entity or more than 50% of the total value of all outstanding shares of all classes of stock of such corporate entity or (ii) more than 50% of the profits interest or capital interest in any non-corporate entity.

In addition, the Plan provides that if our Company acquires another corporation or other entity (an “Acquired Entity”) as a result of a merger or consolidation of the Acquired Entity into our Company or any of our affiliates or as a result of the acquisition of the stock or property of the Acquired Entity by us or any of our affiliates, the Committee may grant awards (“Substitute Awards”) to the current and former employees, consultants and non-employee directors of the Acquired Entity in substitution for options and other stock-based awards granted by the Acquired Entity in order to preserve the economic value of the awards held by the current and former employees and non-employee directors of, and non-employee consultants to, the Acquired Entity immediately prior to its merger or consolidation into, or acquisition by, our Company or any of our affiliates.

Offering of Common Stock

Under the terms of the Plan, approximately 5.4 million shares of our Common Stock is currently available for delivery in settlement of awards (including incentive stock options). The stock delivered to settle awards made under the Plan may be authorized and unissued shares or treasury shares, including shares repurchased by us for purposes of the Plan. If any shares subject to any award granted under the Plan (other than a Substitute Award) is forfeited or otherwise terminated without delivery of such shares (or if such shares are returned to us due to a forfeiture restriction under such award), the shares subject to such awards will again be available for issuance under the Plan. However, any shares that are withheld or applied as payment for shares issued upon exercise of an award or for the withholding or payment of taxes due upon exercise of the award will continue to be treated as having been delivered under the Plan and will not again be available for grant under the Plan.

At April 11, 2013, the last reported sale price of our Common Stock on the New York Stock Exchange was $0.38 per share.

If a dividend or other distribution (whether in cash, shares of our Common Stock or other property), recapitalization, forward or reverse stock split, subdivision, consolidation or reduction of capital, reorganization, merger, consolidation, scheme of arrangement, split-up, spin-off or combination involving the Company or repurchase or exchange of shares or other securities of the Company, or other rights to purchase shares of the Company’s securities or other similar transaction or event affects the Common Stock such that the Committee determines that an adjustment is appropriate in order to prevent dilution or enlargement of the benefits (or potential benefits) provided to grantees under the Plan, the Committee will make an equitable change or adjustment as it deems appropriate in the number and kind of securities subject to or to be issued in connection with awards (whether or not then outstanding) and the exercise price relating to an award in order to prevent the dilution or enlargement of the benefits (or potential benefits) intended to be made available under the Plan. The Committee will not make any adjustment to the number of shares underlying any option or SAR or to the exercise price of any such option or SAR if such adjustment would subject the grantee to tax penalties under Section 409A of the Code or would cause such option or SAR (determined as if such option or SAR was an incentive stock option) to violate Section 424(a) of the Code.

In connection with an Acquired Entity’s merger or consolidation into, or acquisition by, our Company or any of our affiliates, the Committee may grant Substitute Awards to current and former employees and non-employee directors of, and non-employee consultants to, the Acquired Entity in substitution of stock or other stock-based awards granted to such individuals by the Acquired Entity in order to preserve the economic value of the awards held by the current and former employees and non-employee directors of, and non-employee consultants to, the Acquired Entity immediately prior to its merger or consolidation into, or acquisition by, our Company or any of our affiliates. Substitute Awards will not count against the overall limit on the number of shares of Common Stock available for issuance under this Plan nor will they count against the individual annual limits on awards described below.

Individual Annual Limits on Awards

The Plan, as amended, limits the number of shares that may be issued and the amount of cash that may be paid to any individual pursuant to awards granted in any calendar year. If the Plan Amendment is approved by our shareholders, the maximum number of shares of our Common Stock that are subject to awards granted to any individual in a single calendar year may not exceed 2.5 million shares. In addition, the maximum value of all awards to be settled in cash or property other than our Common Stock that may be granted to any individual in a single calendar year may not exceed $2.5 million for all such Awards with performance periods exceeding 18 months and $1.75 million for all such Awards with performance periods that do not exceed 18 months. These limitations apply to the calendar year in which the awards are granted and not the year in which such awards settle.

Summary of Awards under the Plan (Including What Rights as a Stockholder, if any, Are Entailed by an Award)

The Plan permits the granting of any or all of the following types of awards to all grantees:

•	stock options, including incentive stock options (“ISOs”);

•	stock appreciation rights (“SARs”);

•	restricted stock;

•	deferred stock and restricted stock units;

•	performance units and performance shares;

•	dividend equivalents;

•	bonus shares;

•	other stock-based awards; and

•	cash incentive awards.

Generally, awards under the Plan are granted for no consideration other than prior and future services. Awards granted under the Plan may, in the discretion of the Committee, be granted alone or in addition to, in tandem with or in substitution for, any other award under the Plan or other plan of ours; provided, however, that if an SAR is granted in tandem with an ISO, the SAR and ISO must have the same grant date and term and the exercise price of the SAR may not be less than the exercise price of the ISO. The material terms of each award will be set forth in a written award agreement between the grantee and us.

Stock Options and SARs.

The Committee is authorized to grant SARs and stock options (including ISOs except that an ISO may only be granted to an employee of ours or one of our subsidiary corporations). A stock option allows a grantee to purchase a specified number of shares of our Common Stock at a predetermined price per share (the “exercise price”) during a fixed period measured from the date of grant. An SAR entitles the grantee to receive the excess of the fair market value of a specified number of shares on the date of exercise over a predetermined exercise price per share. The exercise price of an option or an SAR will be determined by the Committee and set forth in the award agreement but the exercise price may not be less than the fair market value of a share of our Common Stock on the grant date. The term of each option or SAR is determined by the Committee and set forth in the award agreement, except that the term may not exceed 10 years. Such awards are exercisable in whole or in part at such time or times as determined by the Committee and set forth in the award agreement. Options may be exercised by payment of the purchase price through one or more of the following means: payment in cash (including personal check or wire transfer), by delivering shares of our Common Stock previously owned by the grantee, or with the approval of the Committee, by delivery of shares of our Common Stock acquired upon the exercise of such option or by delivering restricted shares. The Committee may also permit a grantee to pay the exercise price of an option through the sale of shares acquired upon exercise of the option through a broker-dealer to whom the grantee has delivered irrevocable instructions to deliver sales proceeds sufficient to pay the purchase price to us. Methods of exercise and settlement and other terms of the SARs will be determined by the Committee and set forth in the award agreement.

Restricted Shares.

The Committee may award restricted shares consisting of shares of our Common Stock which remain subject to a risk of forfeiture and may not be disposed of by grantees until certain restrictions established by the Committee lapse. The vesting conditions may be service-based (i.e., requiring continuous service for a specified period) or performance-based (i.e., requiring achievement of certain specified performance objectives) or both. A grantee receiving restricted shares will have all of the rights of a stockholder, including the right to vote the shares and the right to receive any dividends, except as otherwise provided in the award agreement. Upon termination of the grantee’s affiliation with us during the restriction period (or, if applicable, upon the failure to satisfy the specified performance objectives during the restriction period), the restricted shares will be forfeited as provided in the award agreement.

Restricted Stock Units and Deferred Stock.

The Committee may also grant restricted stock unit awards and/or deferred stock awards. A deferred stock award is the grant of a right to receive a specified number of shares of our Common Stock at the end of specified deferral periods or upon the occurrence of a specified event, which satisfies the requirements of Section 409A of the Code. A restricted stock unit award is the grant of a right to receive a specified number of shares of our Common Stock upon lapse of a specified forfeiture condition (such as completion of a specified period of service or achieved of certain specified performance objectives). If the service condition and/or specified performance objectives are not satisfied during the restriction period, the award will be lapse without the issuance of the shares underlying such award.

Awards of restricted stock units and deferred stock are subject to such limitations as the Committee may impose in the award agreement. Restricted stock units and deferred stock awards carry no voting or other rights associated with stock ownership. The award agreement will provide whether grantees may receive dividend equivalents with respect to restricted stock units or deferred stock, and if so, whether such dividend equivalents are distributed when credited or deemed to be reinvested in additional shares of restricted stock units or deferred stock.

Performance Units.

The Committee may grant performance units, which entitle a grantee to cash or shares conditioned upon the fulfillment of certain performance conditions and other restrictions as specified by the Committee and reflected in the award agreement. The initial value of a performance unit will be determined by the Committee at the time of grant. The Committee will determine the terms and conditions of such awards, including performance and other restrictions placed on these awards, which will be reflected in the award agreement.

Performance Shares.

The Committee may grant performance shares, which entitle a grantee to a certain number of shares of our Common Stock, conditioned upon the fulfillment of certain performance conditions and other restrictions as specified by the Committee and reflected in the award agreement. The Committee will determine the terms and conditions of such awards, including performance and other restrictions placed on these awards, which will be reflected in the award agreement.

Bonus Shares.

The Committee may grant fully vested shares of our Common Stock as bonus shares on such terms and conditions as specified in the award agreement.

Dividend Equivalents.

The Committee is authorized to grant dividend equivalents which provide a grantee the right to receive payment equal to the dividends paid on a specified number of shares of our Common Stock. Dividend equivalents may be paid directly to grantees or may be deferred for later delivery under the Plan. If deferred such dividend equivalents may be credited with interest or may be deemed to be invested in shares of our Common Stock or in other property. No dividend equivalents may be granted in conjunction with any grant of stock options or SARs.

Cash Incentive Awards.

The Committee may grant cash incentive awards to any eligible person in such amounts and upon such terms, including the achievement of specific performance goals during the applicable performance period, as the Committee may determine. An eligible person may have more than one cash incentive award outstanding at any time. For instance, the Committee may grant an eligible employee one cash incentive award with a calendar year performance period as an annual incentive bonus and a separate cash incentive award with a multi-year performance period as a long-term cash incentive bonus.

The Committee shall establish performance goals applicable to each cash incentive award in its discretion and the amount that will be paid to the grantee pursuant to such cash incentive award if the applicable performance goals for the performance period are met. If an eligible person earns the right to receive a payment with respect to a cash incentive award, such payment will be made in cash in accordance with the terms of the award agreement. If the award agreement does not specify a payment date with respect to a cash incentive award, payment of the cash incentive award will be made no later than the 15th day of the third month following the end of the taxable year of the grantee or our fiscal year during which the performance period ends.

Other Stock-Based Awards.

In order to enable us to respond to material developments in the area of taxes and other legislation and regulations and interpretations thereof, and to trends in executive compensation practices, the Plan authorizes the Committee to grant awards that are valued in whole or in part by reference to or otherwise based on our securities. The Committee determines the terms and conditions of such awards, including consideration paid for awards granted as share purchase rights and whether awards are paid in shares or cash.

Performance-Based Awards

The Committee may require satisfaction of preestablished performance goals, consisting of one or more business criteria and a targeted performance level with respect to such criteria, as a condition of awards being granted or becoming exercisable or payable under the Plan, or as a condition to accelerating the timing of such events.

The performance measure(s) to be used for purposes of any awards (other than stock options or SARs) that are intended to satisfy the “performance based” exception to tax deductibility limitations under Code Section 162(m) will be chosen from among the following: the attainment of a specified fair market value per share of our Common Stock for a specified period of time; earnings per share; earnings per share from continuing operations; total shareholder return; return on assets; return on equity; return on capital; earnings before or after taxes, interest, depreciation, and/or amortization; return on investment; interest expense; cash flow; cash flow from operations; revenues; sales; costs; assets; debt; expenses; inventory turnover; economic value added; cost of capital; operating margin; gross margin; net income before or after taxes; operating earnings either before or after interest expense and either before or after incentives or asset impairments; attainment of cost reduction goals; revenue per customer; customer turnover rate; asset impairments; financing costs; capital expenditures; working capital; strategic business criteria, consisting of one or more objectives based on meeting specified revenue, market penetration, geographic business expansion goals, objectively identified project milestones, production volume levels, cost targets, and goals relating to acquisitions or divestitures; customer satisfaction, aggregate product price and other product price measures; safety record; service reliability; debt rating; and achievement of business and operational goals, such as market share, new products, and/or business development.

Applicable performance measures may be applied on a pre- or post-tax basis. In addition, the Committee may provide that the formula for such award may include or exclude certain items to measure specific objectives, such as losses from discontinued operations, extraordinary gains or losses, the cumulative effect of accounting changes, acquisitions or divestitures, foreign exchange impacts and any unusual, nonrecurring gain or loss.

The Committee has the discretion to adjust the determinations of the degree of attainment of the preestablished performance goals; provided, however, that awards which the Committee intends to qualify for the performance-based exception to the tax deduction limitations under Code Section 162(m) may not be adjusted upward unless the Committee intends to amend the award to no longer qualify for the performance-based exception. The Committee retains the discretion in all events to adjust such awards downward.

Payment and Deferral of Awards

Awards may be settled in cash, stock, other awards or other property, in the discretion of the Committee. The Committee may permit grantees to defer the distribution of all or part of an award in accordance with such terms and conditions as the Committee may establish, which must comply in both form and substance with the requirements of Section 409A of the Code to ensure that the grantee will not be subjected to tax penalties imposed under Section 409A of the Code. The Plan authorizes the Committee to place shares or other property in trusts or make other arrangements to provide for payment of our obligations under the Plan. The Committee may condition the payment of an award on the withholding of taxes and may provide that a portion of the stock or other property to be distributed will be withheld to satisfy such tax obligations.

Transfer Limitations on Awards

Awards granted under the Plan generally may not be pledged or otherwise encumbered and generally are not transferable except by will or by the laws of descent and distribution or pursuant to a qualified domestic relations order. Each award will be exercisable during the grantee’s lifetime only by the grantee or, if permitted under applicable law, by the grantee’s guardian or legal representative. However, transfers of awards to family members (or family trusts or family-controlled partnerships) for estate planning purposes may be permitted in the discretion of the Committee.

Change of Control

If there is a merger or consolidation of us with or into another corporation or a sale of substantially all of  our stock (a “Corporate Transaction”) and the outstanding awards are not assumed by surviving company (or its parent company) or replaced with economically equivalent awards granted by the surviving company (or its parent company), such awards will vest and become non-forfeitable and will be become exercisable and any conditions on such awards will lapse. If an option or SAR becomes exercisable as a result of a Corporate Transaction in which such awards are not assumed or replaced by the surviving company (or its parent company), the Committee may either (i) allow grantees to exercise such outstanding options and SARs within a reasonable period prior to the Corporate Transaction and cancel any outstanding options or SARs that remain unexercised upon consummation of the Corporate Transaction, or (ii) cancel any or all outstanding options and SARs in exchange for a payment (in cash, or in securities or other property) in an amount equal to the amount that the grantee would have received (net of the exercise price) if the options and SARs were exercised immediately prior to the Corporate Transaction.  If an exercise price of the option or SAR exceeds the fair market value of our Common Stock and the option or SAR is not assumed or replaced by the surviving company (or its parent company), such options and SARs will be cancelled without any payment to the grantee.

Amendment to and Termination of the Plan

The Plan may be amended, altered, suspended, discontinued or terminated by the Board without further stockholder approval, unless such approval of an amendment or alteration is required by law or regulation or under the rules of any stock exchange or automated quotation system on which our Common Stock is then listed or quoted. Thus, stockholder approval will not necessarily be required for amendments which might increase the cost of the Plan or broaden eligibility. Stockholder approval will not be deemed to be required under laws or regulations that condition favorable treatment of grantees on such approval, although the Board may, in its discretion, seek stockholder approval in any circumstance in which it deems such approval advisable.

In addition, subject to the terms of the Plan, no amendment or termination of the Plan may materially and adversely affect the right of a grantee under any award granted under the Plan.

Unless earlier terminated by the Board, the Plan will terminate when no shares remain reserved and available for issuance or, if earlier, on May 17, 2022. The terms of the Plan shall continue to apply to any awards made prior to the termination of the Plan until we have no further obligation with respect to any award granted under the Plan.

Federal Income Tax Consequences

The following discussion summarizes the certain Federal income tax consequences of the Plan based on current provisions of the Code, which are subject to change. This summary is not intended to be exhaustive and does not address all matters which may be relevant to a particular grantee based on his or her specific circumstances. The summary expressly does not discuss the income tax laws of any state, municipality, or non-U.S. taxing jurisdiction, or the gift, estate, excise (including the rules applicable to deferred compensation under Code Section 409A or golden parachute excise taxes under Code Section 4999), or other tax laws other than federal income tax law. The following is not intended or written to be used, and cannot be used, for the purposes of avoiding taxpayer penalties.  Because individual circumstances may vary, the Company advises all grantees to consult their own tax advisors concerning the tax implications of awards granted under the Plan.

Options and SARs. A recipient of a stock option or SAR will not have taxable income upon the grant of the stock option or SAR.  For stock options that are not incentive stock options and for stock appreciation rights, the grantee will recognize ordinary income upon exercise in an amount equal to the value of any cash received, plus the difference between the fair market value of the freely transferable and non-forfeitable shares received by the grantee on the date of exercise and the exercise price. Any gain or loss recognized upon any later disposition of the shares generally will be a long-term or short-term capital gain or loss.

The acquisition of shares upon exercise of an incentive stock option will not result in any taxable income to the grantee, except, possibly, for purposes of the alternative minimum tax. The gain or loss recognized by the grantee on a later sale or other disposition of such shares will either be long-term capital gain or loss or ordinary income, depending upon whether the grantee holds the shares for the legally-required period (currently two years from the date of grant and one year from the date of exercise). If the shares are not held for the legally-required period, the grantee will recognize ordinary income equal to the lesser of (i) the difference between the fair market value of the shares on the date of exercise and the exercise price, or (ii) the difference between the sales price and the exercise price.

Generally, a company can claim a Federal income tax deduction equal to the amount recognized as ordinary income by a grantee in connection with the exercise of a stock option or SAR, but not relating to a grantee’s capital gains. Accordingly, we will not be entitled to any tax deduction with respect to an incentive stock option if the grantee holds the shares for the legally-required period.

Restricted Shares. Unless a grantee makes the election described below, a grant of restricted shares will not result in taxable income to the grantee or a deduction for us in the year of grant. The value of such restricted shares will be taxable to a grantee as ordinary income in the year in which the restrictions lapse. Alternatively, a grantee may elect to treat as income in the year of grant the fair market value of the restricted stock on the date of grant, provided the grantee makes the election within 30 days after the date of such grant. If such an election were made, the grantee would not be allowed to deduct at a later date the amount included as taxable income if the grantee should forfeit the shares of restricted stock. The amount of ordinary income recognized by a grantee is deductible by us in the year such income is recognized by the grantee, provided such amount constitutes reasonable compensation to the grantee. If the election described above is not made, then prior to the lapse of restrictions, dividends paid on the shares subject to such restrictions will be taxable to the grantee as additional compensation in the year received, and we will be allowed a corresponding deduction.

Other Awards. Generally, when a grantee receives payment in settlement of any other award granted under the Plan, the amount of cash and the fair market value of the shares received will be ordinary income to such grantee, and we will be allowed a corresponding deduction for Federal income tax purposes.

Generally, when a grantee receives payment with respect to dividend equivalents, the amount of cash and the fair market value of any shares or other property received will be ordinary income to such grantee. We will be entitled to a Federal income tax deduction in an amount equal to the amount the grantee includes in income.

If the grantee is an employee or former employee, the amount the grantee recognizes as ordinary income in connection with an award (other than an incentive stock option) is subject to tax withholding.

Limitations on Deductions. Code Section 162(m) limits the Federal income tax deductibility of compensation paid to our chief executive officer and any of our three other most highly compensated executive officers (other than the chief financial officer) serving on the last day of the fiscal year and listed as “named executive officers” in our proxy statement (“covered employees”). The limit is generally $1 million. Compensation that qualifies as performance-based compensation is excluded from the $1 million deductibility cap of Code Section 162(m) and therefore remains fully deductible by us. Stock options and SARs granted under the Plan will qualify as such performance-based compensation. The Committee may also condition other awards intended to qualify as performance-based compensation upon achievement of pre-established performance goals granted to Company employees whom the Committee expects to be covered employees at the time the compensation is received. Generally, time-vested awards under the Plan, such as restricted stock and time-vested restricted stock units, will not qualify as performance-based compensation, so that compensation paid to covered employees in connection with such awards, to the extent it and other compensation subject to the Code Section 162(m) deductibility cap exceed $1 million in a given year, may not be deductible by us. A number of requirements must be met in order for particular compensation to qualify as performance-based, including a requirement that the performance measures used to measure performance must be approved by our stockholders. Accordingly, we are seeking stockholder approval of the Plan to permit awards to comply with the performance-based compensation requirements of Code Section 162(m). However, there can be no assurance that all such compensation under the Plan will be fully deductible under all circumstances.

Deferred Compensation Under Section 409A of the Code. Any award that is deemed to be a deferral arrangement (excluding certain exempted short-term deferrals) will be subject to Code Section 409A.  Generally, Code Section 409A imposes accelerated inclusion in income and tax penalties on the recipient of deferred compensation that does not satisfy the requirements of Code Section 409A. Options, SARs and restricted shares granted under the Plan will typically be exempt from Code Section 409A. Other awards may result in the deferral of compensation.  Awards under the Plan that may result in the deferral of compensation are intended to be structured to meet applicable requirements under Code Section 409A. Certain grantee elections and the timing of distributions relating to such awards must also meet requirements under Code Section 409A in order for income taxation to be deferred and tax penalties avoided by the grantee upon vesting of the award.

Equity Compensation Plan Information

The following table provides information as of December 28, 2012, the last day of our fiscal year end, regarding shares outstanding and available for issuance under our existing equity compensation plans:

Plan Category	Number of shares to be issued upon exercise of outstanding options, grant of restricted shares or other incentive shares		Weighted average exercise price of outstanding options	Number of securities remaining available for future issuance under equity compensation plans
Equity compensation plans approved by security holders	2,308,000	(1)	$4.51	5,410,650	(2)

Equity compensation plans not approved by security holders	--		--	--

Total	2,308,000	(1)	$4.51	5,410,650	(2)

(1)	As of April 5, 2013, such number of shares to be issued upon exercise of outstanding options, grant of restricted shares or other incentive shares is unchanged since December 28, 2012.

(2)	As of April 5, 2013, such number of securities remaining available for future issuance under equity compensation plans is unchanged since December 28, 2012.

THE BOARD OF DIRECTORS RECOMMENDS
THAT YOU VOTE “FOR” PROPOSAL 6

Proposal 7—Advisory Vote on the Compensation of our Named Executive Officers

We are providing our shareholders with the opportunity to cast an advisory vote on the compensation of the executive officers named in the summary compensation table of this proxy statement (our “named executive officers” or “NEOs”).  We believe that it is appropriate to seek the views of our shareholders on the design and effectiveness of our executive compensation program. This resolution is required by Section 14A of the Securities Exchange Act of 1934.  While our Board intends to carefully consider the shareholder vote resulting from this proposal, the final vote will not be binding on us and is advisory in nature.

Our goal for the executive compensation program is to attract, motivate and retain a talented and experienced team of executives who will provide leadership for success in increasing the value of our company for shareholders.  We seek to accomplish this goal in a way that rewards performance and is aligned with shareholders’ long-term interests.  We believe that our executive compensation program, which emphasizes performance-based compensation, achieves this goal and is strongly aligned with the long-term interests of our shareholders.

Each of the named executive officers is employed at will and is expected to demonstrate exceptional personal performance in order to continue serving as a member of the executive team. We believe the compensation program for the named executive officers is instrumental in helping us achieve strong financial performance. We request shareholder approval of the compensation for our named executive officers as disclosed according to the SEC’s compensation disclosure rules.  This disclosure includes the Compensation Discussion and Analysis, the compensation tables and the narrative disclosures that accompany the compensation tables.

The Board recommends a vote “FOR” adoption of the following advisory resolution:

“RESOLVED, that the shareholders of Pulse Electronics Corporation approve the compensation of our named executive officers as disclosed in this Proxy Statement, including the Compensation Discussion and Analysis, the compensation tables and the related discussion.”

The Compensation Committee, which is responsible for designing and administering our executive compensation program, and the Board value the opinions expressed by shareholders in their vote on this proposal and will consider the outcome of the vote when making future compensation decisions for our named executive officers.

THE BOARD OF DIRECTORS RECOMMENDS
THAT YOU VOTE “FOR” PROPOSAL 7

Proposal 8 — Other Business

The Board does not know of any other matters to come before the meeting. However, if additional matters are presented at the meeting, the enclosed proxy confers discretionary authority with respect to those matters.

PERSONS OWNING MORE THAN FIVE PERCENT OF OUR STOCK

The following table describes persons we know to have beneficial ownership of more than 5% of our Common Stock at March 8, 2013.  Our knowledge is based on reports filed with the Securities and Exchange Commission by each person or entity listed below.  Beneficial ownership refers to shares of Common Stock that are held directly or indirectly by the owner.

Name and Address	Amount and Nature	Percent
of Beneficial Owner	of Beneficial Ownership	of Class
OCM PE Holdings, L.P. 333 South Grand Avenue, 28th Floor Los Angeles, California 90071	39,145,143(1)	49.0%

(1)           Of the 39,145,143 shares reported as beneficially owned by OCM PE Holdings, L.P., it has both sole voting power and sole dispositive power over all 39,145,143 shares. This information is based on a Schedule 13D filed on November 7, 2012.  OCM PE Holdings, L.P. also owns 1,000 shares of our Series A Preferred Stock, which is not currently convertible into Common Stock but may become convertible into Common Stock pursuant to an exchange offer related to our Senior Convertible Notes that we are required to commence by June 30, 2013 in accordance with the Investment Agreement we signed with Oaktree.  As of March 11, 2013, the number of shares of Common Stock into which the Series A Preferred stock will be converted will be within a range of 58.4 million shares to 132.1 million shares, (in each case, subject to adjustment for the reverse split as described in Proposal 3) if Proposal 4 is approved by our shareholders.

STOCK OWNED BY DIRECTORS AND OFFICERS

The following table describes the beneficial ownership of Common Stock by each of our named executive officers, directors and nominees, and our named executive officers and directors as a group, at March 8, 2013:

Name	Common Stock (1)		Common Stock Equivalents (2)	Total Beneficial Ownership	Percent of Class
Alan H. Benjamin	122,595	(3)	34,921	157,516	*
John E. Burrows, Jr.	104,568	(4)	--	104,568	*
Justin C. Choi	52,465	(4)	--	52,465	*
Steven G. Crane	76,581	(4)	--	76,581	*
Howard C. Deck	55,999	(4)	--	55,999	*
John R. D. Dickson	54,848	(4)	27,815	82,663	*
Ralph E. Faison	670,929	(4)	302,388	973,317	1.2%
John A. Houston	162,568	(4)	19,728	182,296	*
C. Mark Melliar-Smith	100,154	(4)	--	100,154	*
Drew A. Moyer	123,171	(4)	34,266	157,437	*
Lawrence P. Reinhold	66,855	(4)	--	66,855	*
Daniel E. Pittard	-		-	-	*
John E. Major	-		-	-	*
Gary E. Sutton	-		-	-	*
Directors, nominess and executive officers as a group (14 people)	1,590,733		419,118	2,009,851	2.5%

*	Less than one percent (1%).
(1)
Includes shares with restrictions and forfeiture risks under our restricted stock plan.  Owners of restricted stock have the same voting and dividend rights as our other shareholders except they do not have the right to sell or transfer the shares until the applicable restricted period has ended.  See "Compensation Discussion and Analysis – Long-Term Equity Incentives" on page 51.  This calculation, however, does not include unvested Restricted Stock Units (“RSUs”) granted to our directors under our Policy that do not have voting and dividend rights.  As of March 7, 2013, Mr. Burrows owned 61,364 unvested RSUs, Mr. Choi owned 43,364 unvested RSUs, Mr. Crane owned 55,636 unvested RSUs, and Mr. Deck owned 55,636 unvested RSUs, Mr. Melliar-Smith owned 47,455 unvested RSUs, and Mr. Reinhold owned unvested 56,455 RSUs.

(2)	Common Stock Equivalents include shares of our Common Stock subject to options currently exercisable or exercisable within 60 days after March 8, 2013 held by each person named above.
(3)	Includes shares directly owned and shares owned by a trust of which Mr. Benjamin is a trustee.
(4)	All shares are directly owned by the officer or director.

DIRECTORS AND EXECUTIVE OFFICERS

Identification of Directors, Nominees and Executive Officers

The following table describes each person nominated for election to the Board and each executive officer.  Our executive officers are appointed to their offices annually.

Name	Age	Position
Alan H. Benjamin	53	Senior Vice President and Chief Operating Officer
John E. Burrows, Jr.	65	Director (nominee)
Justin C. Choi	47	Director (nominee)
Steven G. Crane	56	Director (nominee)
John R. D. Dickson	58	Senior Vice President, Human Resources and Chief Information Officer
Ralph E. Faison	54	President, Chief Executive Officer and Chairman (nominee)
John A. Houston	67	Senior Vice President, Sales and Marketing
John E. Major	67	Nominee
Drew A. Moyer	48	Senior Vice President, Chief Financial Officer, and Corporate Secretary
Daniel E. Pittard	61	Nominee
Gary E. Sutton	70	Nominee

There are no family relationships between any officers or directors. There are no arrangements or understandings between any officers or directors and another person that would provide for the other person to become an officer or director.

Background and Qualifications of Officers and Nominees

Alan H. Benjamin has served as Chief Operating Officer since February 2011 and as our Senior Vice President since May 2008. Mr. Benjamin was President of our subsidiary Pulse Electronics, Inc. (formerly Pulse Engineering, Inc.) from March 2008 until August 2010. He was Chief Operating Officer of Pulse Electronics, Inc. from January 2007 until March 2008, Senior Vice President from 2005 until 2007, and Vice President from 1998 until 2005. Prior to joining Pulse, Mr. Benjamin worked in various marketing, sales and engineering positions for Hewlett-Packard and Pacific Data Products. He holds a Bachelor of Science degree in Electrical Engineering from Duke University and is a graduate of Harvard’s Advanced Management Program.

John E. Burrows, Jr. has served as a director of our Company since 1994 and is currently lead director of the Board. He is an Operating Partner with the venture capital firm, Element Partners of Radnor, PA, and CEO of one of Element’s portfolio companies, Energex, Inc. From 1995 to 2007, he was the President and CEO of SPI Holding Co., a global producer of specialty chemicals and drug delivery systems. He is also a director of Kingsbury, Inc., a manufacturing company.  He holds a degree in Aerospace Engineering from Georgia Tech and an MBA from the University of Virginia.

Mr. Burrows brings to the Board significant leadership experience gained through serving as Chief Executive Officer in multiple companies. He also provides extensive global manufacturing and operational experience, and understands the complexities of international markets and leading a global organization.

Justin C. Choi has served as a director of our company since May 2010.  He is the Vice President, General Counsel and Corporate Secretary of Anixter International Inc., a leading global distributor of communication and security products, electrical and electronic wire and cable, fasteners and other parts.  From January 2011 to June 2012 Mr. Choi was Executive Vice President, General Counsel and Secretary of Trustwave Holdings, Inc., a leading provider of on-demand data compliance solutions that enable organizations of all sizes to efficiently and cost effectively achieve and maintain compliance with regulatory requirements and industry standards. From 2006 to 2007, he was the Senior Vice President, General Counsel and Secretary at Andrew Corporation, a NASDAQ company and global manufacturer of electronic components for the wireless industry that operated in 25 countries. Prior to then, Mr. Choi had been an attorney with the law firm Paul Hastings, Senior Counsel at Lucent Technologies, and Vice President of Law, Corporate and Securities with Avaya, a spin-off of Lucent Technologies. He holds a J.D. degree from Northwestern University School of Law and a B.A. from The Johns Hopkins University.

Mr. Choi has substantial experience in corporate governance and best practices for boards of directors for publicly traded companies, and in the legal affairs of publicly traded technology companies. He also brings substantial transactional experience, including mergers and acquisitions.

Steven G. Crane has served as a director of our company since May 2010.  He is the Chief Financial Officer of ModusLink Global Solutions, Inc., a NASDAQ company providing customized supply chain management services to the world’s leading high technology companies. From 1999 to 2007, he was with Interactive Data Corporation, most recently as subsidiary President, FT Interactive Data from 2006 to 2007 and, prior to that, as its Chief Financial Officer responsible for all aspects of the company’s financial functions from 1999 to 2006.  He holds a Masters of International Management degree from the Thunderbird Graduate School of International Management and a B.S. in mechanical engineering from Tulane University.

As the Chief Financial Officer of ModusLink, Mr. Crane has the experience of leading the financial management of a global public company, and he understands the challenges of managing complex global organizations. Having been president of a company, he also brings leadership and operational expertise to our Board.  Mr. Crane is valuable to our Board due to his depth of financial experience and leadership background.

John R. D. Dickson has served as Senior Vice President and Chief Information Officer of Pulse Electronics Corporation since March 2011. Prior to joining Pulse, Mr. Dickson served as Senior Vice President and Chief Information Officer of Andrew Corporation and held numerous management positions in engineering, business development, and sales and marketing, as well as business unit management and operations. Prior to joining Andrew Corporation in 1975, he was employed by Ferranti Electronics as a radar antenna design engineer. He holds a Higher National Diploma in physics from Napier University, Edinburgh, Scotland.

Ralph E. Faison has served as our Chief Executive Officer since January 2011 and became Chairman of our Board in March 2011. From February 2003 to December 2007, Mr. Faison served as Chief Executive Officer of Andrew Corporation, a public company and manufacturer of communications equipment and systems.  From June 2002 to December 2007, Mr. Faison also served as President and a director of Andrew Corporation. From June 2002 to February 2003, Mr. Faison served as a Chief Operating Officer of Andrew Corporation. From June 2001 to June 2002, he served as President and Chief Executive Officer of Celiant Corporation, a manufacturer of power amplifiers and wireless radio frequency systems, which was acquired by Andrew Corporation in June 2002. From October 1997 to June 2001, Mr. Faison was vice president of the New Ventures Group at Lucent Technologies, a communications service provider, and from 1995 to 1997 he was vice president of advertising and brand management at Lucent Technologies. Prior to joining Lucent, Mr. Faison held various positions at AT&T, a voice and data communications company, including as vice president and general manager of AT&T’s wireless business unit and manufacturing vice president for its consumer products unit in Bangkok, Thailand.  He is a current member of the Board of Directors of NETGEAR, Inc. and BLINQ Networks. Mr. Faison received a B.B.A. degree in marketing from Georgia State University and a M.S. degree in management as a Sloan Fellow from Stanford University.

As the only management representative on the Board, Mr. Faison provides an insider’s perspective about the business and on the strategic direction of the company to Board discussions. He also brings to the Board strong executive leadership and management vision, as well as public company board experience.

John A. Houston has been Senior Vice President of Pulse Electronics Corporation since November 2010. Mr. Houston has 37 years of experience in worldwide manufacturing, distribution and engineering of high technology products. He is responsible for global sales and marketing. Since joining Pulse in 1982, Mr. Houston held positions including Senior Vice President of the Network, Wireless and Power Products Group, Senior Vice President of the Business Groups and Vice President of the North American Business Unit. His responsibilities included marketing, sales and customer service. He has also held numerous positions at leading manufacturing companies including Philips and Corning.  Mr. Houston holds a B.S. degree in Civil Engineering from State University of New York at Buffalo.

John E. Major is the President of MTSG, a strategic consulting and investment company. Previously, Mr. Major was Chairman and Chief Executive Officer of Novatel Wireless, Inc., a wireless data access solutions company. Mr. Major led Novatel’s successful IPO in November 2000. He has also served in executive level positions at Qualcomm, including President of its Wireless Infrastructure Division. Prior to that, Mr. Major held various positions at Motorola, Inc., including Senior Vice President and Chief Technology Officer. Mr. Major currently serves as lead director of the board of  Broadcom Corporation and as a director of Littelfuse, Inc., Lennox International, Inc. and ORBCOMM Inc. Mr. Major received a B.S. in mechanical and aerospace engineering from the University of Rochester, an M.S. in mechanical engineering from the University of Illinois, an M.B.A. from Northwestern University and a J.D. from Loyola University.

Mr. Major brings to the Board his invaluable experience in a range of areas, including his senior management leadership at both large and startup technology companies, as well as his drive for innovation, as evidenced by his achievements at Novetel Wireless, Qualcomm and Motorola. Mr. Major also brings considerable directorial, financial and governance experience to the Board, currently serving on the boards of directors and several board committees of Littelfuse, Inc., Lennox International, Inc., Broadcom Corporation and ORBCOMM Inc.

Drew A. Moyer has served as our Senior Vice President and Chief Financial Officer since August 2004. Mr. Moyer also served as our Interim Chief Executive Officer and President from August 2010 until January 2011. He was President of our electrical contacts segment, which was sold in 2010, from 2006 until 2009; our Vice President from May 2002 until August 2004; Secretary from January 1997 until August 2004, May 2008 through March 2011, and since July 2011.  He was Corporate Controller and Chief Accounting Officer from May 1995 until August 2004. Mr. Moyer joined Pulse in 1989 and was previously employed by Ernst & Young LLP.  He holds a Bachelor’s degree in accounting from Temple University and an MBA in Finance and International Business from Drexel University.  He is a Certified Public Accountant.

Daniel E. Pittard has had a diverse career in consumer, industrial and high tech industries in the United States and internationally.  Early in his career, he was a partner with McKinsey & Company in the United States and Europe.   Later, he served as a Senior Executive at PepsiCo, Inc., Amoco Corp. (now part of BP PLC), Gateway Computers and Rubio’s Restaurants.   During his time with PepsiCo, he was Senior Vice President of Operations for PepsiCo Foods International.  While at Amoco, he was Group Vice President, in which capacity he was responsible for four businesses with $13 billion in revenue.  At Gateway Computers, he was Senior Vice President of Strategy and Business Development. Mr. Pittard was also President and Chief Executive Officer of Rubio’s Restaurants.  Most recently, Mr. Pittard was President and CEO of Aditazz Inc, a private technology company focused on applying the software technology used to design microchips to the architectural, engineering and construction industries.  He has served as a Board member of two public companies - Novatel Wireless and Rubio’s Restaurants. His civic contributions have included serving on the Boards of the Children’s Miracle Network, the Georgia Tech Foundation and the Advisory Board to the Georgia Tech College of Computing .  In addition he has served as Chairman of the Georgia Tech Advisory Board to the President, and Chairman of the Rancho Santa Fe Foundation.  He currently serves on the Board of Directors of the San Diego County YMCA.  Mr. Pittard graduated from the Georgia Institute of Technology with a B.S. degree in Industrial Management.  He received an M.B.A. from the Harvard Graduate School of Business Administration, where he received the J. Spencer Love Fellowship.

Through his diverse career experiences in the consulting, technology, and food service industries, as well through his charitable work, Mr. Pittard will bring to the Board a fresh perspective and “outside-the-box” thinking that we believe is very valuable to the Board.  Furthermore, we believe his international experience is also an asset given Pulse’s overseas operations.

Gary E. Sutton is the Chairman of the Board and Chief Executive Officer of SSI, Inc. and Clear Brook Industrial Park.  He is also a Director of Websense Inc.  Mr. Sutton also served as a director and interim Chief Executive Officer of IQinVision, Inc.  Mr. Sutton retired in August 2000 from Skydesk, Inc., a provider of online data protection services, after serving as its President, Chief Executive Officer and Chairman since January 1996. From 1990 to 1995, Mr. Sutton was Chairman of Knight Protective Industries, a security systems provider. Mr. Sutton was also a co-founder of Teledesic, Inc., a low-earth orbit telecommunications service. He holds a B.S. from Iowa State University.

Mr. Sutton’s status as a nationally recognized author and top-rated speaker regarding organizational strategies will provide the Board with continuing insight into the best operational and management practices of publicly traded companies. Also, Mr. Sutton is an active investor in start-up enterprises which will provide the Board perspective on emerging areas in the technology industry.  In addition to his extensive experience as an executive and director of technology and electronics companies, Mr. Sutton was also a leading columnist for Directors and Boards magazine for six years.

CORPORATE GOVERNANCE

Corporate Governance Guidelines and Code of Business Conduct

Our Corporate Governance Guidelines and our Code of Business Conduct are available on our website: www.pulseelectronics.com.  They are also available in print to any shareholder who requests them. Our Code of Business Conduct is intended to be a code of business conduct and ethics for directors, officers and employees, within the meaning of the NYSE listing standards and SEC rules.

Independent Directors

Our Corporate Governance Guidelines provide that a majority of our directors must be independent.  In determining the independence of our directors, our Board has adopted the NYSE’s tests for independence as provided in the NYSE listing standards. With the exception of Mr. Faison, none of our directors has any material relationship with Pulse Electronics Corporation and all are independent within the NYSE’s definition. Mr. Faison is not independent because he is our Chief Executive Officer.

Board Policies and Procedures

We have adopted a number of policies and procedures to strengthen the independence of our directors and to improve their ability to maximize Pulse’s value to you as shareholders. These policies include stock ownership guidelines for directors.  To further demonstrate director interest in, and commitment to our company, our Compensation Committee approved the Executive and Director Stock Ownership Guidelines on December 16, 2011. The Guidelines are expressed as a multiple of base salary or a director’s annual retainer. Currently, a non-employee Board member’s requirement is fixed at five times his annual retainer, but the committee will periodically update the multiple levels for changes in salary/retainer and stock price. Until the applicable guideline is achieved, the director is required to retain an amount equal to 50% of the net shares received as a result of the exercise of Pulse stock options or the vesting of stock grants. Because directors must retain a percentage of shares resulting from any exercise of Pulse stock options or the vesting of stock until they achieve the specified guidelines, there is no minimum time period required to achieve the guidelines. Failure to meet or, in the absence of unique circumstances, to show progress toward meeting the stock ownership requirements may result in a reduction in future long-term incentive equity grants and/or payment of future annual and/or long-term cash incentive payouts in the form of stock.  The full text of the Executive and Director Stock Ownership Guidelines can be found on our website at www.pulseelectronics.com/governance.

Certain Relationships and Related Transactions

Under our Code of Business Conduct, conflicts of interest and/or self-dealing between any employee and our company are prohibited.  Therefore, no employee may have a financial interest (as defined in this policy) in any transaction in which we are involved.  In addition, no employee may retain for him or herself an opportunity that is available to our company.  Any such financial interest must be disclosed to our Ethics Officer and any conflict of interest, self-dealing or corporate opportunity involving an employee must be disclosed to our Audit Committee or Chief Executive Officer who will, in turn, bring this matter to the attention of the Audit Committee of our Board.  A conflict of interest, self-dealing or personal use of a corporate opportunity may be waived only by our Board and any such waiver will be promptly disclosed to our shareholders, in accordance with applicable laws.

Compensation Committee Interlocks and Insider Participation

Mr. Burrows, Mr. Crane and Mr. Deck served as members of the Compensation Committee during the fiscal year 2012.  None of the members of the Compensation Committee is or has ever served as an officer or employee of our company or any of its subsidiaries. None of our executive officers served as a member of the Board or compensation committee of any entity that has one or more of its executive officers serving as a member of our Board or Compensation Committee.

Board Meetings

The Board held ten meetings in 2012, including regularly scheduled and special meetings. No director attended fewer than 75% of the total Board meetings and committee meetings of which the director was a member during the period that he served.

Board Leadership Structure

We do not have a formal policy regarding the separation of the roles of Chief Executive Officer and Chairman of the Board.  Mr. Faison now holds both of these positions.  Our Corporate Governance Guidelines provide that at each meeting of the Board, time will be set aside for independent directors to meet separately from management.  Mr. Burrows presides over and is the lead director at all executive sessions of non-management directors. Our Board believes that this structure provides the most efficient and effective leadership model while also providing effective oversight of our company.  We believe that having a Chief Executive Officer/Chairman with extensive knowledge of our company gained through his day-to-day role in our operations enhances his ability to interact with both the Board and management and to communicate and implement business strategies developed with their guidance.  In the Board’s view, its current structure, which includes a lead independent director and, assuming that the nominees are all elected, six independent directors out of a total of seven directors, provides effective oversight of risk management and corporate governance issues.

Communications with the Board

The Board has implemented a process for shareholders and interested parties to send written, oral or e-mail communications to the non-management directors or the Audit Committee of the Board in an anonymous fashion. This process is further described on our website: www.pulseelectronics.com.

Director Attendance at Annual Meetings

While we do not have a formal policy regarding attendance by members of the Board at our annual meeting, we have always strongly encouraged our directors to attend our annual meeting and will continue to do so. In 2012, all of our directors attended our annual meeting of shareholders in person or by telephone.

In 2013, it is expected that our Chairman, Ralph E. Faison, and our Lead Independent Director, John E. Burrows, Jr., will attend the annual meeting in person and that our other director nominees will attend in person or by telephone.

Committees

Our Board has three standing committees: audit, compensation and governance. The Board has determined that each director who serves on these committees is independent, as defined in applicable NYSE listing standards and SEC rules. The current members of each committee are:

Audit	Compensation	Governance
Lawrence P. Reinhold, Chairman	Steven G. Crane, Chairman	Justin C. Choi, Chairman
Steven G. Crane	John E. Burrows, Jr.	John E. Burrows, Jr.
C. Mark Melliar-Smith	Howard C. Deck	Howard C. Deck

The responsibilities of each committee are set forth in its respective written charter.  Each committee has a written charter, as approved by our Board, and each charter is available in print to any shareholder who requests them and may be found on our website: www.pulseelectronics.com.  The material responsibilities of each committee are summarized below.

Compensation Committee

The Compensation Committee

•	manages the formal process by which the Board determines our Chief Executive Officer’s annual and long-term equity compensation;

•	determines the salary and short term incentive compensation of our Chief Executive Officer and submits the recommended amounts and determination criteria to the Board for approval;

•	prepares and distributes to the Board, a “tally sheet” including all elements of CEO compensation and benefits for the current year as well as two previous years;

•
evaluates all components of executive officer compensation to ensure they are competitive, are aligned with our objectives and are properly structured to recruit, retain, incentivize and reward performance;

•	approves new executive compensation plans and recommends action to the Board;

•	approves any changes in executive compensation plans, policies, metrics and standards;

•	reviews payouts and distribution of all cash and equity-based compensation plans for executives in the incentive compensation plan;

•	reviews the fees of independent directors and submits recommendations to the full Board for approval;

•	for key executives, other than our Chief Executive Officer, evaluates and ensures that management development and succession plans, programs and processes are in place;

•
retains and terminates compensation consultants or other outside advisors as it deems necessary or appropriate for the purpose of assisting the committee in the evaluation of director, CEO or senior executive compensation;

•	oversees the preparation of the Compensation Discussion and Analysis included in our annual proxy statement; and

•	establishes annual goals and objectives for the committee and performs an annual self-evaluation of the performance of the committee.

During 2012, the Compensation Committee held two meetings.

Relationship Between Compensation Committee and Independent Compensation Consultant

The Compensation Committee's independent compensation consultant during the 2012 fiscal year was Compensation Strategies, Inc. ("Compensation Strategies").  Compensation Strategies is engaged by, and reports directly to, the Compensation Committee, which has the sole authority to retain or terminate Compensation Strategies and to approve fee arrangements for work performed by Compensation Strategies.  Compensation Strategies assists the Compensation Committee in fulfilling its responsibilities under the Committee's charter, including advising on executive compensation packages and plans as well as Board compensation.  The Compensation Committee has authorized Compensation Strategies to work directly with certain of our executive officers, as needed in connection with advising the Compensation Committee, and Compensation Strategies participates in discussions with our management team and, when applicable, the Compensation's outside legal counsel on matters being brought to the Compensation Committee for consideration.

It is the Compensation Committee's policy that the Chair of the Compensation Committee or the full Compensation Committee pre-approve any additional services provided to our executives by Compensation Strategies.   In the 2012 fiscal year, Compensation Strategies only provided services to the Compensation Committee and did not provide any services to our management team.  The Compensation Committee has assessed the independence of Compensation Strategies pursuant to SEC rules and concluded that Compensation Strategies' work for the Compensation Committee does not raise any conflict of interest.

Governance Committee

The Governance Committee

•	develops, with the Board, the annual Board objectives and ensures that each Board committee has annual objectives;

•	conducts an annual review, with full Board input, of performance against the Board objectives and ensures that each Board committee reports its performance to the Board;

•	conducts the director self evaluation process;

•
identifies and recommends to the Board qualified individuals to serve as directors.  The Governance Committee has the authority to engage, as needed, search firms and to approve fees and terms as appropriate;

•	recommends nominees to the shareholders, consistent with our bylaws, for election as directors;

•	recommends an appropriate on-boarding process for new directors and recommends appropriate opportunities for director continuing education;

•	periodically reviews, with the Chairman, the meeting frequency, structure and membership of the Board and Board committees;

•	facilitates full Board involvement in Chief Executive Officer and key executive succession plans by developing and managing the process;

•	considers and reports to the Board on emerging and relevant issues and trends in corporate governance and makes recommendations as appropriate; and

•	periodically reviews, with the Chairman, our governance guidelines and policies to ensure they meet our needs and are compliant with all material regulations.

During 2012, the Governance Committee held three meetings.

The Governance Committee selects nominees to the Board whom it believes have skills, background and experience that can be of assistance to management in guiding our business.  The committee believes that members of the Board should have experience sets and skills largely complementary to one another.  In filling Board openings, the committee has sometimes engaged an independent search firm to assist in identifying candidates with the requisite skills required of a Board member in general as well as any specific skills believed to be required of an individual given our strategic plans.  While we do not have a written policy for Board membership, our Board seeks directors who represent a mix of backgrounds and experiences that will enhance the quality of the Board’s deliberations and decisions.  The Governance Committee considers, among other factors, diversity with respect to viewpoint, skills, experience and community involvement in its evaluation of candidates for Board membership.  These considerations are discussed by the Governance Committee in connection with the general qualifications of each potential nominee.

The committee, together with the Board, is responsible for evaluating overall Board performance.  The Board typically conducts an annual formal evaluation of its performance and goals attainment. The Governance Committee determines the process for this evaluation.

The committee will consider nominees recommended by a shareholder, but always reserves the right not to accept nominations that do not represent the best interests of shareholders.  A shareholder may nominate individuals to serve as directors at the annual meeting by complying with the advance notice provisions in our Amended and Restated Bylaws.

As part of our recapitalization with certain affiliates of investment funds managed by Oaktree, we granted Oaktree the right to designate (i) up to three individuals to our slate of director nominees at any shareholder meeting so long as Oaktree owns at least 50% of the stock which it receives in the recapitalization, (ii) up to two individuals to our slate of director nominees at any shareholder meeting so long as Oaktree owns less than 50% but more than 25% of the stock it receives in the recapitalization, and (iii) one individual to our slate of director nominees at any shareholder meeting so long as Oaktree owns less than 25% but greater than 5% of the stock it receives in the recapitalization. For the 2013 annual meeting, Oaktree suggested John E. Major to our Board’s Governance Committee as a director candidate, and Mr. Major suggested Gary E. Sutton and Daniel E. Pittard as director candidates to our Board’s Governance Committee.  The Governance Committee evaluated each such nominee and his qualifications for service on our Board on a basis consistent with the policies and practices summarized herein.  Our Board’s Governance Committee found each such nominee to be independent and fit for service on our Board.

Audit Committee

The Audit Committee

•
reviews the financial reporting process to ensure the integrity of our consolidated financial statements, including, without limitation, review of our Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, as filed with the Securities and Exchange Commission;

•	evaluates the independent registered public accountant’s qualifications and independence;

•	evaluates the performance of our internal audit function and independent registered public accountants;

•	assesses the processes relating to the determination and mitigation of risks and the maintenance of an effective control environment; and

•	reviews the processes to monitor compliance with laws and regulations and our Code of Business Conduct.

The committee has separate regularly scheduled executive sessions with our independent registered public accountants, senior management and Internal Auditor.  During 2012, the Audit Committee held seven meetings.

In accordance with NYSE requirements, our Audit Committee is primarily responsible for overseeing our risk management processes on behalf of the full Board, including the impact of risk on our financial position and the adequacy of our risk-related internal controls.  The Audit Committee receives regular reports from management regarding our assessment of risks.  The Audit Committee reports to the full Board, which also considers our risk profile.  The full Board focuses on the most significant risks facing us and our risk management strategies for these issues.  The Board endeavors to match these identified risks to the overall level of risk management, which the Board deems appropriate from time to time. While the Board oversees our risk management strategies, company management is responsible for day-to-day risk management processes. We believe this division of responsibilities is the most effective approach for addressing the risks facing our company.

In November 2012, our Audit Committee reviewed the terms of our recapitalization transactions with Oaktree and our financial condition, and determined that the delay necessary in securing shareholder approval prior to the closing of our recapitalization would seriously jeopardize our financial viability. Therefore, our Audit Committee expressly approved our reliance on the NYSE Financial Viability Exception from NYSE’s Shareholder Approval Policy.

Our Board has determined that Mr. Crane and Mr. Reinhold both qualify as audit committee financial experts and meet the criteria set forth in Item 407(d)(5)(ii) of Regulation S-K and are independent, as defined by the NYSE listing standards. This conclusion is based upon each of their backgrounds and experiences.  Mr. Crane and Mr. Reinhold each has been Chief Financial Officer of a global public company and Mr. Reinhold is a certified public accountant. Each maintains a broad and deep current working knowledge of the application of current accounting literature and practices in a business of the type and complexity of that of our company.

Audit Committee Report

Management is responsible for producing our financial statements and for implementing and assessing our financial reporting process, including our system of internal control over financial reporting. KPMG LLP is responsible for performing an independent audit of our consolidated financial statements and expressing an opinion on the conformity of those financial statements with accounting principles generally accepted in the United States of America, as well as expressing an opinion on the effectiveness of internal control over financial reporting. The Audit Committee’s responsibility is to assist the Board in its oversight of our consolidated financial statements.

The Audit Committee provided oversight on the progress and results of our testing of internal control over financial reporting. The Audit Committee also reviewed with management and the independent auditors the scope of the annual audit and audit plans, the results of internal and external audit examinations, the quality of our financial reporting, our process for legal and regulatory compliance, fees paid to our independent auditors and other matters.

In fulfilling the above responsibilities, the Audit Committee of the Board has:

1.  reviewed and discussed the audited consolidated financial statements for the fiscal year ended December 28, 2012 with our management;

2.  discussed with our independent auditors the matters required to be discussed by the Statement on Auditing Standards No. 61, as amended (AICPA Professional Standards, Vol. 1. AU section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T;

3.  received the written disclosures and the letter from our independent auditors required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Audit Committee concerning independence, as the same were in effect on the date of our consolidated financial statements; and discussed with our independent registered public accountants their independence.

Based on the review and discussions referred to in the items above, the Audit Committee recommended to the Board that the audited consolidated financial statements for the fiscal year ended December 28, 2012 be included in Pulse Electronics Corporation’s Annual Report on Form 10-K for the fiscal year ended December 28, 2012.

Members of the Audit Committee

Lawrence P. Reinhold, Chairman
Steven G. Crane
C. Mark Melliar-Smith

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

This Compensation Discussion and Analysis (“CD&A”) provides a description of our executive compensation philosophy and programs, the compensation decisions that have been made under those programs, and the factors considered in making those decisions. The CD&A focuses on the compensation of our Named Executive Officers (“NEOs”) for 2012, who were:

•	Ralph E. Faison, President and Chief Executive Officer;
•	Drew A. Moyer, Senior Vice President, Chief Financial Officer and Corporate Secretary;
•	Alan H. Benjamin, Chief Operating Officer;
•	John A. Houston, Senior Vice President, Sales and Marketing; and
•	John R.D. Dickson, Senior Vice President, Chief Information Officer & Human Resources.

Executive Summary

The objective of our executive compensation program is to attract, retain, motivate, and reward those executives who are crucial to our success and to create long-term shareholder value.  The principal elements of our executive compensation program which are discussed in greater detail below include base salary, annual cash incentives, long-term equity incentives, retirement benefits, limited perquisites, and severance benefits. We strive to align the interests of our executives with those of our shareholders.  The Compensation Committee of our Board of Directors (the “Committee”) is comprised entirely of independent directors and is responsible for establishing and administering our executive compensation policies and practices.

2012 Highlights:  Fiscal year 2012 was an important transitional year for us.  We have continued to make progress on our strategic turnaround plan to streamline and simplify the Company, and improve financial and operational performance.  Our efforts have included improving liquidity and cash flow through a restructuring of our indebtedness; recapitalizing the Company through investments by funds managed by Oaktree Capital Management, L.P.; further manufacturing plant consolidations, and the disposition of select assets.  More specifically, in 2012, we made solid progress on the following key initiatives:

•	Improving the wireless business;
•	Controlling operating expenses;
•	Optimizing manufacturing footprint and efficiencies;
•	Implementing a new enterprise resource planning (ERP) system;
•	Automating manufacturing; and
•	Building on our technology leadership.

A summary of key financial results for 2012 appears below:

•	Annual revenue increased by 1.1% notwithstanding continuing soft market conditions in Network and Power;
•	Selling, general and administrative expenses were reduced by 8.0% for the full year;
•	U.S. GAAP operating loss was also reduced by $5.3 million, with a U.S. GAAP operating loss of $12.5 million, as compared to an operating loss of $17.9 million in 2011, a decrease of 29.9%;

•	Long-term debt remained relatively flat at $96.8 million, up from $94.0 million in 2011, primarily driven by our restructuring needs and the recapitalization with Oaktree; and
•	Due to our recapitalization, we improved our liquidity, ending 2012 with $31.5 million in cash and cash equivalents compared to $17.6 million at the end of 2011.

In conjunction with our turnaround plan, we made several significant decisions regarding our executive compensation program in both 2011 and 2012:

•	Base salaries for the NEOs as well as other members of the senior management team were temporarily reduced by 10% in 2011 (these reductions continue to remain in place into 2013);
•
For both 2011 and 2012, although we established our annual incentive targets (discussed below) no annual cash incentives were earned by or paid to any of our NEOs, and with respect to Mr. Faison’s minimum guaranteed bonus for fiscal year 2011, which was a hiring inducement under his employment agreement, he agreed to accept an equivalent value in the form of shares of our Common Stock in lieu of cash in March 2012;

•	We also temporarily suspended making of any grants pursuant to the long-term equity portion of our incentive plan for 2012 in the wake of our recapitalization efforts;
•
As a further cash savings measure, in 2011, Mr. Moyer agreed to accept shares of our Common Stock in lieu of a promised cost of living salary adjustment in connection with his relocation to our new headquarters in San Diego;

•
We developed and implemented new share ownership requirements for our executives and directors, including the NEOs, to ensure the appropriate alignment of our executives’ interests with those of our shareholders;

•
In 2012, our shareholders adopted a new Omnibus Incentive Compensation Plan that governs the award of Restricted Stock Units and options to our executives and the Board of Directors.  The 2012 Omnibus Incentive Compensation Plan replaced our prior incentive plans;

•
In 2012, an Executive Severance Policy was implemented for those executives without severance protections in an existing employment agreement.  The new policy applies to any executives currently covered by an employment agreement upon its expiration; no golden parachute excise tax gross-up was included in the new severance policy.  Messrs. Moyer, Benjamin, Houston, and Dickson became subject to the new policy in 2012; and

•	A clawback provision was included in our Chief Executive Officer’s employment agreement.

Our second annual advisory shareholder vote on our executive compensation practices (“say-on-pay”) was held at the 2012 shareholders meeting, as required by the Dodd-Frank legislation.  After consideration of this shareholder vote and given the substantial support received from shareholders (nearly 85% of the votes were cast in favor of our executive compensation program), the Committee continues to apply the same general principles described in this CD&A in its determination of the amounts and types of executive compensation.

Objectives and Design of Our Executive Compensation Program

We have the following objectives for our executive compensation program:

•	attract and retain talented and experienced executives by providing a competitive compensation package which is heavily weighted towards pay-for-performance;
•	motivate and reward executives whose performance is important to our growth, profitability and success;

•	align the interests of our NEOs and shareholders by motivating NEOs to accomplish objectives which we believe will increase shareholder value; and
•	motivate NEOs to work collaboratively.

Our mix of short-term and long-term compensation is designed to promote a balance between the short-term and long-term goals of our Company and our shareholders.

Compensation Elements and Process

Our compensation program for NEOs consists of base salary, annual cash incentives, long-term equity incentives, which have taken the form of restricted stock and stock options in previous years, retirement benefits, severance benefits, and certain pre-existing perquisites that will expire, as well as other benefits that are generally available to all of our salaried employees.

Our Chief Executive Officer regularly attends Committee meetings and plays a significant role in the determination of each element of incentive compensation for the NEOs other than himself. The Committee makes a recommendation regarding the Chief Executive Officer’s compensation to the Board of Directors for its approval. During 2012, Compensation Strategies, Inc., an independent third party compensation consulting firm, was engaged to advise the Committee on matters related to executive compensation. The consultant reports directly to the Compensation Committee but has been authorized by the Compensation Committee to work with certain executive officers of the Company. The consultant conducts regular reviews of total compensation of the named executive officers and members of the Board of Directors. The consultant also provides advice with respect to other executive and Board compensation issues that might arise during the year but otherwise provides no other services to the Company.

We compare our executives’ base salary and incentive compensation against data from purchased compensation studies, compensation consultants, surveys, and databases, as well as a peer group. In individual cases, the Committee may look at survey data with respect to an element of compensation for an NEO position standing alone. This might relate to a promotion, an increase in responsibilities, or a perceived discrepancy between a current salary and a market rate of pay. These comparisons are used as one factor in the determination of compensation. The compensation data used in the past was compiled from similarly sized publicly traded companies in the electronics and electrical industries. In 2011, this competitive market data included information obtained from Compensation Strategies, Inc.’s private database of companies in the electronics industry of companies with approximately $500 million in annual revenues. Other public survey sources were also used as a supplement. Given the variation in size of the companies from which compensation data is collected, all market compensation data is size-adjusted using statistical regression techniques to reflect 50th percentile pay levels for a company with annual revenues of $450 million. As such, the data reviewed by the Compensation Committee is a  statistical summary of the pay practices at these companies and are not representative of the compensation levels at any one organization.

In 2012, Compensation Strategies, Inc. developed a new peer group list, which will allow the Compensation Committee to take into consideration the compensation information publicly filed by a refined cross-section of companies in our industry, as well as several of our key customers and vendors.  Although this specific peer group has not yet been used as part of the analysis and methodology utilized by the Compensation Committee and its advisor, and is subject to change from time to time, in the judgment of Compensation Strategies, Inc. and our Compensation Committee, this constitutes an appropriate peer group for possible future use:

Zhone Technologies Inc.
Maxwell Technologies Inc.
Anaren Inc.
Bel Fuse Inc.
Interdigital Inc.
Methode Electronics Inc.
Powerwave Technologies Inc.
Aviat Networks Inc.
Emulex Corp.
Rogers Corp.
CTS Corp.
Tessco Technologies Inc.
Littelfuse Inc.
Plantronics Inc.
Aeroflex Holding Corp.
Power-One Inc.
Kemet Corp.
RF Micro Devices Inc.

In determining the appropriate individual compensation levels for NEOs, the Compensation Committee considers the peer group compensation data as well as the individual’s tenure, experience, skills, and individual and Company performance. Compensation levels for all NEOs, except our Chief Executive Officer, are developed by the Compensation Committee in consultation with our Chief Executive Officer and Compensation Strategies, Inc. The Compensation Committee engages in an active dialogue with our Chief Executive Officer concerning the Company’s strategic objectives and performance targets. The Compensation Committee reviews the appropriateness of the financial measures used as performance criteria in the incentive plans and the degree of difficulty in achieving specific performance targets. The Compensation Committee also reviews with our Chief Executive Officer the individual responsibilities, abilities and objectives achieved in the prior year for each of the NEOs. In the case of the Chief Executive Officer, the Compensation Committee develops its own recommendation with the assistance of Compensation Strategies, Inc. in executive session without the Chief Executive Officer or any other member of management present. The Compensation Committee reviews and approves the compensation for NEOs, and the Board, including all independent members of the Board, also ratifies and approves such compensation.

Although we review total compensation for each NEO, we do not believe that compensation derived from one component should negate, reduce or increase compensation from other components. We generally target each component at approximately the market midpoint for NEOs performing similar duties at peer group companies, although individual amounts may vary above or below market levels as described below. We determine the appropriate level annually for each component of compensation based on a number of factors including compensation studies, peer group information, survey and database information that we periodically purchase, our own assessment of internal equity and consistency, executive retention considerations, market factors, individual performance, levels of responsibility, expected future contributions, expected and actual Company performance, and the competitive environment for NEOs. Through 2012, we did not utilize compensation bands or specific allocations for types or amounts of incentive compensation.

Base Salary

Although the NEOs’ compensation is structured so that a significant portion of each NEO’s compensation opportunity consists of annual and long-term incentive compensation, the Committee believes that base salary is an important element of compensation that also meets our compensation objectives. Base salaries for the NEOs are generally targeted at approximately the market midpoint for NEOs performing similar duties at comparable companies, although individual amounts may vary above or below market levels based on individual, Company, and market considerations.  We review base salaries for our Chief Executive Officer and the other NEOs annually to determine if a change is appropriate. If appropriate, changes are generally effective in July. We also review base salaries upon a promotion or other change in job responsibility or circumstances.

For 2012, no base salary increases were given to any of the NEOs.  In fact, all of the NEOs’ base salaries (as well as the base salaries of other members of the management team) were reduced by 10% in 2011 as part of our cost-reduction initiatives and to align base salaries to market rates in view of the smaller revenue size of our businesses.  Base salaries remained at those levels for 2012.

Annual Cash Incentives

The Committee believes that our annual cash incentive plan generally provides important performance incentives for the NEOs and other eligible executives and helps to further our compensation objectives. Under this plan, the NEOs and other eligible recipients named by the Committee were eligible to receive annual cash awards based upon the achievement of financial targets established by the Board. For 2012, our annual cash incentive financial targets were earnings per share, net operating profit and revenues, weighted as 50%, 25% and 25%, respectively. Earnings per share is based on our after-tax net profit on a per-share basis. Net operating profit represents earnings before interest, taxes and other non-operating and non-recurring items of the relevant business segment or the company as a whole.  For 2012, our annual cash incentive plan included a separate net operating profit threshold of $4.0 million, and aggregate payouts under the annual cash incentive plan could not exceed 25% of the amount by which we exceeded the net operating profit threshold. During 2012, each of our NEOs other than Mr. Faison, had a targeted cash incentive opportunity equal to 50% of their annual base salary, while Mr. Faison's opportunity was equal to 100% of his base salary, being the minimum target required by the terms of his employment agreement. The Committee decided that no payments would be made to our NEOs under the plan in respect of 2012.

For 2013, the annual cash incentive plan has been re-designed to provide incentive compensation opportunities to our executives for exceeding certain EBITDA and revenue levels.  The Committee established EBITDA and revenue goals as well as a range of possible payouts based on a range of performance levels in early 2013. The Committee believes that the EBITDA and revenue targets used in the annual cash incentive plan are appropriate performance measurements for our NEOs because      EBITDA is an important financial indicator that aligns the interests of our NEOs with those of our shareholders; the plan’s company-wide targets capture elements of corporate performance that are beyond those of our operating segments and product lines, and the Committee values the clear alignment of incentives for NEOs resulting from shared performance metrics. The EBITDA and revenue goals are weighted 60% and 40%, respectively.  Target levels remained at the same percentages of base salary as in 2012, and threshold payouts were set at 50% of each NEO’s target annual incentive, and the maximum payouts were set at 200% of annual incentive targets. For 2013, the net operating profit threshold and 25% aggregate payment limitation have been discontinued.  If the Committee deems an NEO’s performance to be unsatisfactory, it has the authority to eliminate a bonus payment entirely. Participants must be employed through the end of the fiscal year to be eligible to receive a payment although participants terminated for cause prior to the time of any actual payment will not receive a payment. EBITDA and revenue are generally defined to be consistent with the Company’s earnings press releases and the financial covenants set forth in its senior bank facility. For example, EBITDA generally would be defined as net income before earnings from discontinued operations, non-controlling interest, income tax expense, interest expense, non-cash stock-based compensation expense, depreciation and amortization, other expense (generally non- cash and non-operating foreign exchange gains and losses), severance and impairment costs, debt restructuring and related costs, legal reserve, and costs related to an unsolicited takeover attempt.

Long-Term Equity Incentives

Our long-term equity incentives are administered under the Pulse Electronics Corporation 2012 Omnibus Incentive Compensation Plan (“2012 ICP”).  The 2012 ICP is used to incentivize key employees to continue in our service, to attract and retain key employees, and to encourage and reward performance, which is consistent with shareholder objectives. The Committee has the authority under the 2012 ICP to develop and implement various forms of long-term incentive compensation for key employees.  In the past few years, the Committee has issued a combination of restricted stock and stock options, which we believe helps ensure our executives are motivated over the long-term to respond to our business challenges and opportunities as owners and not just as employees. The ultimate value of the options and shares of restricted stock granted depends on the Company’s stock price, thus aligning the interests of recipients of those awards with the interests of the Company’s stockholders.  While the Committee views stock option and restricted stock awards as a regular component of compensation for executive officers, as well as for managerial level employees generally, due to our recapitalization efforts, no equity awards were made in 2012.  The Committee expects equity awards to resume in 2013.

Share Ownership Guidelines

In 2011, the Committee adopted share ownership guidelines for the NEOs which require our executives to hold and maintain a certain number of shares of our Common Stock.  The Chief Executive Officer is required to hold a number of shares equal to six times (6X) his base salary, the Chief Operating Officer and Chief Financial Officer are required to hold a number of shares equal to three times (3X) their respective base salaries, and the other NEOs are required to hold a number of shares equal to two times (2X) their respective base salaries.  Equity interests that count toward satisfaction of the guidelines include shares owned outright by the executive or his or her spouse and minor children, vested and unvested restricted stock, and shares held in the Company’s 401(k) or other deferred compensation account.  Until such time as an executive achieves the applicable stock ownership level, he or she is required to retain at least 50% of the “net shares” of stock realized from any equity awards granted by us. “Net shares” are those that remain after shares of stock are sold or netted to pay the exercise price (if applicable), withholding and income taxes.  Since the executives must retain a portion of the shares of stock resulting from any exercise of an option or the vesting of restricted stock until they achieve their guideline levels, there is no minimum time period for them to achieve those levels.  Failure to meet or to show sustained progress toward meeting the guidelines may result in a reduction of future equity awards and/or payment of future cash incentives in the form of stock.

Severance and Termination Benefits

Severance and termination benefits for Mr. Faison are described below in the section, “Executive Employment Arrangements.”  Severance and termination benefits provided to executives may include a lump sum payment, continuation of salary, health insurance and other benefits for a specified period of time, as well as accelerated vesting of restricted stock and stock options.

In 2012, the Committee adopted an Executive Severance Policy. The policy is generally applicable to executives reporting to our Chief Executive Officer at the vice president level and above.  However, this policy does not currently apply to Mr. Faison given the severance benefits that are already contained in his employment agreement.  The Committee intends that the policy will apply to Mr. Faison to the extent the severance benefits under his employment agreements are no longer in place.  The policy applied as of April 6, 2012 to Messrs. Houston and Dickson and as of July 30, 2012 to Messrs. Moyer and Benjamin.  The policy provides for severance benefits upon certain terminations of employment that are either related to or not related to a change in control of the Company.  Cash severance benefits range from one to two times an individual’s base compensation (which is defined as annual base salary plus target bonus) for terminations other than for cause not in connection with a change in control and from two to three times base compensation for terminations in connection with a change in control.  The policy also provides for continued healthcare benefits as well as a pro-rated bonus for the year of termination.  No golden parachute excise tax gross-up is provided under the policy.  Instead, the severance benefits will be reduced to an amount which does not trigger an excise tax, but only if the after-tax amount resulting from such reduction is greater than if no reduction is done.  The severance benefits available under the Executive Severance Policy are more fully described below in the section, “Executive Severance Policy.”

Under the terms of outstanding equity incentive awards, accelerated vesting of restricted stock and option awards is provided upon certain events of termination of employment. With respect to restricted stock awards, if an employee dies, becomes totally disabled or retires on or after his normal retirement date prior to the expiration of the three year vesting requirement, then the three year vesting requirement ends and the shares are fully vested. If an employee elects to retire before his normal retirement date but after his early retirement date or has employment terminated by us other than for cause prior to the expiration of the three year vesting requirement, then the employee is entitled to pro-rata vesting of the shares and a cash award, if applicable. If the employee resigns or is terminated for cause prior to the vesting date, any unvested shares revert back to us and the employee has no further rights or interest in the shares. In the case of termination of employment other than for cause or an employee’s resignation, the Committee may use its discretion to determine the proper treatment of unvested awards, taking into account factors it determines to be relevant.

With respect to option awards, vesting is accelerated upon certain events of termination of employment in a manner similar to the vesting of restricted stock. The period of exercisability is normally limited to 60 days following termination. This is extended to one year if the termination is due to disability, two years following early retirement, and six months following a participant’s death. In the case of death, the options may be exercised by the participant’s estate, representative or descendant. In no event can the period be extended later than the option expiration date.

Retirement Plans

We maintained a qualified defined benefit pension plan (the “Retirement Plan”), although further benefits were suspended on December 31, 2010, when we froze the plan. The retirement plan covered those employees who were not eligible to participate in the Pulse Engineering, Inc. 401(k) Retirement Savings Plan. Mr. Moyer participates in the Retirement Plan. Mr. Benjamin and Mr. Houston did not participate because they were covered by the Pulse Engineering, Inc. 401(k) Retirement Savings Plan. We made contributions to the Retirement Plan based upon actuarial calculations and the salary and service of each participant. Pension benefits under the Retirement Plan depend on the employee’s final average salary and years of credited service. The final average salary is the highest average base salary over three consecutive years during the 10-year period prior to termination of employment or the date of retirement or, if sooner, the 10-year period ending December 31, 2010.

Upon retiring on or after a participant’s normal retirement date (the later of age 65 or the fifth anniversary of the participant’s participation in the Retirement Plan), the participant is entitled to receive a single life annuity payable in equal monthly installments.  The amount of retirement benefits in this form each year is determined as follows:

•	For a participant with 30 or more years of credited service, the annual amount of retirement benefits is the greater of:
•	27.5% of the participant’s final average compensation plus 18.75% of the participant’s final average compensation in excess of “covered compensation”; or
•	$2,400.
•
For a participant with less than 30 years of credited service, the annual amount of retirement benefits is the amount determined above multiplied by a fraction, the numerator of which is equal to his years of credited service and the denominator of which is 30.

As an alternative to receiving benefits in the form of a single life annuity, the participant may elect in writing to receive benefits in one of the following optional forms:

•
Life annuity in level monthly payments, with either 60, 120 or 180 months certain. These payments are made to the participant for life and continue to a beneficiary of the participant for any period after the participant’s death and before expiration of the months certain.

•
Joint and survivor annuity continuing for life in level monthly payments to the participant and thereafter for life in level monthly payments to a designated beneficiary, if surviving, at either 50%, 75% (for plan years beginning on or after January 1, 2008) or 100% (as stated in the election) of the payments to the participant.

•	If the lump sum present value of a participant’s benefits does not exceed $7,000, he or she may elect to receive his benefits in a lump sum payment.

A participant may elect to receive early retirement benefits if the participant retires on or after the participant’s early retirement date.  A participant’s early retirement date is the first day of the calendar month coinciding with or next following the date the participant attains age 55 and completes five years of vested service.  However, vested service is not determined until the last day of the plan year in which such participant completes five years of vested service.  If a participant elects to receive early retirement benefits, his annual retirement benefits will be the amount the participant would have received in a single life annuity commencing at normal retirement date, as determined as above, but reduced by 1/15 for each of the first five years and 1/30 for each of the next five years by which the payments commence prior to normal retirement date.

Nonqualified Supplemental Retirement Plan

Prior to its termination in 2010, we maintained the nonqualified Technitrol, Inc. Supplemental Retirement Plan, which we refer to as the Supplemental Executive Retirement Plan or SERP. This plan supplemented benefits of employees who participated in both our Qualified Defined Benefit Pension Plan and a short-term incentive plan that was in place prior to 2010. Mr. Moyer participated in this plan.

On December 24, 2008, the SERP was amended primarily to comply with the requirements of Section 409A of the Internal Revenue Code and related regulations and other guidance. The plan was amended and restated effective as of December 31, 2004 for amounts accrued and vested as of December 31, 2004. We refer to this as the Pre-409A Plan. For amounts accrued and vested under the plan after December 31, 2004, the plan was amended and restated effective as of January 1, 2009. We refer to this as the 409A Plan. On July 9, 2009, our Board terminated the 409A Plan because the sale of our MedTech operating unit in June 2009 was a change in control under Section 409A. No further benefits accrued under the plan after such date. In connection with the termination of the 409A Plan, participants, including Mr. Moyer and certain former employees, received lump sum payments of the benefits due to them under the plan. Payments were made from the trust established under the Technitrol, Inc. Grantor Trust Agreement dated July 5, 2006.

The termination of the 409A Plan had no effect on the trust or the Pre-409A Plan. Benefits under the Pre-409A Plan continued to be funded by the trust. The trust was irrevocable and was subject to the claims of creditors in the event of insolvency. Payment of benefits under the Pre-409A Plan was subject to the Agreement for Settlement of Benefits under the Pre-409A SERP. This agreement was entered into as of September 24, 2009 with Mr. Moyer and other employees who actively participated in the Pre-409A Plan. The agreement clarified interpretations of the Pre-409A Plan regarding its change of control provisions. In accordance with the terms of the agreement, Mr. Moyer and certain former employees received lump sum payments of the benefits due to them under the plan.

401(k) Plans

Through December 31, 2010, employees of our parent company — previously named Technitrol, Inc. — could participate and accrue benefits in the Technitrol, Inc. 401(k) Retirement Savings Plan. Employees of our subsidiary, Pulse Engineering, Inc., could participate in the Pulse Engineering, Inc. 401(k) Plan. On December 31, 2010, the two 401(k) plans were merged into a single plan. This plan is now called the Pulse Electronics Corporation 401(k) Retirement Savings Plan. Mr. Moyer participated in the Technitrol 401(k) Plan during 2010 and previous years. The Technitrol 401(k) Plan permitted employees of Technitrol to set aside a portion of their income for retirement savings. The plan provided a discretionary match. Historically, the match was equal to 100% of the first 4% of eligible compensation set aside by an employee up to the statutory maximum. However, during most of 2009 and the first three months of 2010, the match under the Technitrol 401(k) Plan was suspended in connection with temporary cost saving measures which were implemented at the time. Mr. Benjamin and Mr. Houston participated in the Pulse Engineering, Inc. 401(k) Plan during 2010. The Pulse Engineering, Inc. 401(k) Plan permitted employees of Pulse Engineering, Inc. to set aside a portion of their income for retirement savings. This plan also provided a discretionary match. Historically, the match under this plan was equal to 100% of the first 6% of eligible compensation set aside by an employee up to the statutory maximum. However, during most of 2009, and the first three months of 2010, the match under the Pulse Engineering, Inc. 401(k) plan was also suspended. The participation of the NEOs in these plans is on the same terms as other employees participating in the 401(k) plans. Leased employees, employees covered by a collective bargaining agreement (unless the agreement provided that the bargaining unit members were eligible to participate) and temporary employees could not participate in either plan. We announced that its match would be restored on a gradual basis beginning with the second quarter of 2010 and the restoration was completed in the first quarter of 2011.

Supplemental Savings Plan

We maintain the Pulse Electronics Corporation Supplemental Savings Plan for those U.S. employees, including the NEOs, earning a base salary in excess of the maximum salary covered by our qualified 401(k) plan. This maximum is set annually by the IRS. Under the Supplemental Savings Plan, we may make matching contributions on behalf of participants who made the maximum permitted elective deferrals to our tax-qualified 401(k) plan for the year equal to the excess of

•
the matching contributions that they would have received under our tax-qualified 401(k) plans for the year if the Internal Revenue Code limits on compensation and elective deferrals were not applicable and if they had made elective deferrals of 4% of their compensation (or 6% of compensation if they participated in the Pulse Engineering, Inc. 401(k) Plan), over

•	the amount of the matching contributions actually made for them for the year under our tax-qualified 401(k) plans.

Participants are immediately 100% vested in our contributions, unless the participant is terminated for cause, in which case the employer match portion is forfeited. In addition, participants in the Supplemental Savings Plan have the right to defer up to 20% of their compensation (as defined under the Plan) per calendar year; however, any deferred contribution in excess of 4% (or 6% for Pulse Engineering, Inc.) of the participant’s compensation for the applicable period is not considered for Company matching contributions. Participants may elect to invest their accounts in a number of third party mutual funds offered by the plan’s administrator. Participants may not make withdrawals from their account during their employment, except that a participant may apply to the administrator of the plan to withdraw some or all of his account if such withdrawal is made on account of an unforeseeable emergency under Section 409A of the Internal Revenue Code.

The Supplemental Savings Plan generally provides that we may make employer contributions to the accounts of participants in any amount, as determined by us in our sole discretion from time to time. We are not required to treat all participants in the same manner in determining such contributions. Because the match under the tax-qualified 401(k) plans was suspended during 2009, we decided not to make contributions to any participant’s supplemental savings plan account for 2009. We made contributions to NEO accounts in 2011 related to 2010 compensation and in 2012 related to 2011 compensation.

Under our Supplemental Savings Plan, distributions begin in the month after termination or death of the participant. However, if the participant is terminated for cause, he or she forfeits all contributions made by us. At the election of the participant, distributions can be made as a lump sum or under an installment plan up to 10 years.

Change in Control

In the event of a change in control, the terms of our outstanding equity incentives and Supplemental Savings Plan provide for certain benefits to participants. For the definition of “change in control,” see “Potential Payments Upon Termination or Change in Control” below.

Outstanding restricted stock awards provide that in the event there is a change in control, the restriction period for any shares terminates and all shares vest 100% and are distributed to employees accompanied by any applicable cash awards intended to cover the estimated federal income tax liability. Outstanding option awards provide that in the event there is a change of control, all options are immediately fully vested and exercisable. The Committee may elect to pay cash to participants in this case in an amount equal to the excess of the market value of our Common Stock over the exercise price of the options. Under our Supplemental Savings Plan, upon a change in control all participants have a nonforfeitable right to receive the entire amount of their account balances under the plan and all amounts must be paid as soon as administratively practicable.

Perquisites and Other Benefits

Our executives are eligible to participate in all of our employee benefit plans, such as medical, dental, vision, group life insurance and disability insurance, and our 401(k) plan. NEOs participate in these benefit plans on the same basis as our other employees. Certain NEOs receive additional benefits including higher amounts of life insurance.  Mr. Moyer has a Company-provided car which is subject to an agreement by which this benefit will terminate in May 2013 and no NEO will be provided with a company car in the future.  In connection with his relocation from Philadelphia to San Diego, we agreed to reimburse Mr. Moyer for certain personal travel expenses. We do not own or lease a company airplane and do not employ company drivers in the United States. We do not own or utilize company-sponsored apartments or other living accommodations. Our NEOs are required to fly coach class in commercial aircraft and business class for international flights, and to stay in hotels where we have negotiated favorable rates. These are the same accommodations used by other Company employees.

Clawbacks

Mr. Faison’s employment agreement includes a clawback provision.  Under this provision, he is generally required to repay to incentive awards in the event that the financial results upon which they were based are found to be inaccurate.  The Committee continues to review the new requirements under the Dodd-Frank Wall Street Reform and Consumer Protection Act and will adopt an executive compensation clawback policy with respect to our incentive programs that is in compliance with such Act after the SEC issues its final rules.

Tax and Accounting Implications

Deductibility of Executive Compensation

Section 162(m) of the Internal Revenue Code imposes a limitation on the deductibility of compensation in excess of $1 million paid to executive officers unless certain specific and detailed criteria are satisfied. We believe that it may be desirable and in our best interest to deduct compensation payable to our executive officers. Therefore, we may consider the anticipated tax treatment to our Company and to our executive officers when we review and establish compensation programs and payments. While no assurance can be given that compensation will be fully deductible under Section 162(m), we expect to continue to manage our executive compensation program to preserve the related federal income tax deductions. Individual exceptions may however occur in order to ensure competitive levels of compensation for our executive officers or otherwise as may be determined by the Compensation Committee.

Nonqualified Deferred Compensation

The American Jobs Creation Act of 2004 and related regulations changed the tax rules applicable to nonqualified deferred compensation arrangements. We believe we are operating in good faith compliance with these statutory and regulatory provisions, which were effective January 1, 2005, as they may relate to the Supplemental Savings Plan and other nonqualified deferred compensation arrangements. We expect to manage our nonqualified deferred compensation arrangements in accordance with these statutory and regulatory provisions. However, no assurance can be given that our compensation arrangements will remain compliant if these provisions are amended in the future. Also, certain individual exceptions may be necessary in order to ensure competitive levels of compensation for our executive officers.

COMPENSATION COMMITTEE REPORT

The Compensation Committee of the Board has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based upon such review and discussions, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this proxy statement.

Members of the Compensation Committee

Steven G. Crane, Chairman
John E. Burrows, Jr.
Howard C. Deck

SUMMARY COMPENSATION TABLE

The table below summarizes the total compensation paid to, or earned by, each of the named executive officers (NEOs) for the fiscal year ended December 28, 2012 and, where applicable, the fiscal years ended December 30, 2011 and December 31, 2010.  Information for Messrs. Faison, Dickson and Houston is provided for 2011 and 2012 only, as they were not NEOs in 2010. The employment agreements we have with our NEOs are discussed in further detail under the heading "Executive Employment Arrangements." Our NEOs participate in the our compensation plans that are described above under the heading "Compensation Discussion and Analysis."

Name and Principal Position	Year	Salary ($)(1)	Bonus ($)		Stock Awards ($) (2)	Option Awards ($) (3)	Non-Equity Incentive Plan Compensation ($) (4)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(5)		All Other Compensation ($) (6)	Total ($)

Ralph E. Faison,	2012	$585,000	--		--	--	--		--	$55,338	$640,338
President and Chief	2011	602,500	$325,000	(7)	$154,909	$2,215,118	$--	$	N/A	472,002	3,769,529
Executive Officer

Drew A. Moyer, Senior	2012	320,064	--		--	--	--		73,297	34,664	428,025
Vice President, Chief	2011	346,142	--		105,411	187,361	--		77,465	260,127	976,506
Financial Officer	2010	466,285	--		144,900	17,439	156,251		0	657,133	1,442,008

Alan H. Benjamin,	2012	321,955	--		--	--	--		--	19,950	341,905
Senior Vice President	2011	343,026	--		106,446	321,877	--		N/A	46,049	817,398
	2010	391,632	--		105,000	19,238	57,857		N/A	61,957	635,684

John R. D. Dickson,	2012	219,806	--		--	--	--		--	15,509	235,315
Senior Vice President,	2011	177,883	--		47,260	192,859	--		N/A	8,042	426,044
Chief Information
Officer and HR

John A. Houston, Senior	2012	223,600	--		--	--	--		--	14,404	238,004
Vice President, Sales	2011	235,067	39,873		62,624	107,236	--		N/A	31,996	476,795

 (1) The 2011 and 2012 salaries of each of our executive officers reflect a 10% reduction from the base salary agreed upon in their individual employment arrangements. This reduction in base salary was taken voluntarily by each of our executive officers effective July 1, 2011.

(2) The grant date fair value of all stock awards has been calculated in accordance with applicable financial accounting standards. Except as otherwise indicated, these amounts reflect the fair market value (closing price of our shares of Common Stock on the NYSE on the date of grant) of the shares of Common Stock granted to our NEOs.

With respect to Mr. Faison, the 2011 amount reflects the value of 56,536 shares granted on December 16, 2011 when our stock closed at $2.74 per share.

With respect to Mr. Moyer, the 2011 amount reflects the value of 10,305 shares granted on January 26, 2011 when our stock closed at $4.99 per share plus the value of 19,704 shares granted on December 16, 2011 when our stock closed at $2.74 per share. The 2010 amount reflects the value of 28,000 shares granted on May 24, 2010 when our stock closed at $3.75 per share plus the value of 10,000 shares granted on July 31, 2010 when our stock closed at $3.99 per share.

With respect to Mr. Benjamin, the 2011 amount reflects the value of 10,406 shares granted on January 26, 2011 when our stock closed at $4.99 per share plus the value of 19,898 shares granted on December 16, 2011 when our stock closed at $2.74 per share. The 2010 amount reflects the value of 28,000 shares granted on May 24, 2010 when our stock closed at $3.75 per share.

With respect to Mr. Dickson, the 2011 amount reflects the value of 17,248 shares granted on December 16, 2011 when our stock closed at $2.74 per share.

With respect to Mr. Houston, the 2011 amount reflects the value of 5,020 shares granted on January 26, 2011 when our stock closed at $4.99 per share plus the value of 13,713 shares granted on December 16, 2011 when our stock closed at $2.74 per share.

(3)           This amount represents the grant date fair value of stock options calculated using the provisions of ASC 718 except that no estimates of forfeitures have been taken into account.  See note 12 to the notes to consolidated financial statements set forth in Pulse Electronics Corporation’s Annual Report on Form 10-K for the fiscal year ended December 28, 2012 for the assumptions made in determining ASC 718 grant date fair values.  In the case of Mr. Faison, the 2011 stock option grants include a special, non-recurring one-time grant of 650,000 options issued in January 2011 as an inducement in connection with his hiring as our new Chief Executive Officer.

(4)           For Mr. Moyer, the 2010 amount reflects cash incentive awards under his Interim CEO Agreement.  For Mr. Houston, the 2010 amount reflects a cash incentive award under the Interim Short Term Incentive Plan.

(5)           These amounts reflect the actuarial increase in the present value of the participating named executive officers’ benefits under our qualified Retirement Plan.  For Mr. Moyer, there was an increase of $73,297 for 2012 and an increase of $77,465 for 2011. The assumptions used to calculate the actuarial present values were the same as those used to measure the liabilities for the financial disclosures for the retirement plans as of each year-end, with the exception of the pre-retirement decrements and assumed retirement age.  Pre-retirement decrements were not used for the purpose of these calculations.  The discount rate used for the calculations was 5.40% as of December 31, 2010, 4.60% as of December 31, 2011, and 4.10% as of December 31, 2012.  The mortality table used was the RP 2000 table projected to 2012 for the years ending December 31, 2010 and December 31, 2011, with blended rates for white/blue collar and active/retired participants, sex distinct.  The mortality table used was the RP 2000 table projected to 2020 for the year ending December 31, 2012, with blended rates for white/blue collar and active/retired participants, sex distinct.  Calculations were completed at the participant’s earliest unreduced retirement age based on the participant’s eligibility as of December 31, 2010, December 31, 2011 and December 31, 2012, respectively.  No named executive officer received preferential or above-market earnings on deferred compensation.

(6)           For Mr. Faison, the 2012 amount consists of (i) a matching contribution of $17,000 for the Pulse 401(k) plan, (ii) payment of a $738 life insurance premium, and (iii) a contribution of $37,600 under the Supplemental Savings Plan.  The 2011 amount consists of (i) a matching contribution of $16,650 for the Pulse 401(k) plan, (ii) payment of a $330 life insurance premium, (iii) $105,372, the value of 33,558 shares granted to Mr. Faison on September 16, 2011 in full satisfaction of our obligation to reimburse Mr. Faison for moving-related expenses pursuant to his employment agreement, (iv) $330,000, the value of 120,438 shares granted to Mr. Faison on December 16, 2011 as reimbursement for relocation costs, and (v) a contribution of $19,650 under the Supplemental Savings Plan.

For Mr. Moyer, the 2012 amount consists of (i) a matching contribution of $17,000 for the Pulse 401(k) plan, (ii) payment of a $386 life insurance premium, (iii) a contribution of $2,278 under the Supplemental Savings Plan, and (iv) approximately $15,000 for the lease of an automobile.  The 2011 amount consists of (i) a matching contribution of $15,136 for the Pulse 401(k) plan, (ii) payment of a $364 life insurance premium, (iii) a cash award of $27,689 to cover federal income tax liability for restricted stock awarded in 2011, (iv) a one–time reimbursement of $70,900 for relocation expenses, (v) $107,408, the value of 39,200 shares, granted on December 16, 2011, in lieu of a cost of living adjustment in connection with Mr. Moyer’s relocation to San Diego, California (see footnote 6 to the “Grants of Plan-Based Awards” table below), (vi) a contribution of $13,630 under the Supplemental Savings Plan, and (vii) various miscellaneous perquisites of approximately $25,000, which includes approximately $15,000 for the lease of an automobile and approximately $10,000 in travel expenses from Mr. Moyer’s home in Pennsylvania to our new headquarters in California. The 2010 amount consists of (i) a matching contribution of $131 for the 401(k) plan, (ii) payment of a $314 life insurance premium, (iii) a cash award of $78,023 to cover federal income tax liability for restricted stock awarded in 2010, (iv) payment of $563,665 from the Technitrol, Inc. Grantor Trust under our Pre-409A Plan and (vi) various miscellaneous perquisites of approximately $15,000, which includes the lease of an automobile and professional and health club memberships.

For Mr. Benjamin, the 2012 amount consists of (i) a matching contribution of $17,000 for the Pulse 401(k) plan, (ii) payment of a $633 life insurance premium, and (iii) a contribution of $ 2,317 to the Supplemental Savings Plan. The 2011 amount consists of (i) a matching contribution of $9,952 in the Pulse 401(k) Plan, (ii) $584 life insurance premium (iii) a contribution of $7,553 under the Supplemental Savings Plan, and (iv) a cash award of $27,960 to cover federal income tax liability for restricted stock awarded in 2011. The 2010 amount consists of (i) a matching contribution of $4,836 in the Pulse Electronics Corporation 401(k) Plan, (ii) $583 life insurance premium and (iii) a cash award of $56,538 to cover federal income tax liability for restricted stock awarded in 2010.

For Mr. Dickson, the amount consists of (i) a matching contribution of $13,344 to the Pulse 401(k) plan and (ii) payment of a $2,615 life insurance premium.  The 2011 amount consists of (i) a matching contribution of $7,385 for the Pulse 401(k) plan and (ii) payment of a $657 life insurance premium.

For Mr. Houston, the 2012 amount consists of (i) a matching contribution of $13,416 to the Pulse 401(k) plan and (ii) payment of a $988 life insurance premium.  The 2011 amount consists of (i) a matching contribution of $16,410 for the Pulse 401(k) plan, (ii) payment of a $2,098 life insurance premium, and (iii) a cash award of $13,488 to cover federal income tax liability for restricted stock awarded in 2011.

(7)            Mr. Faison was issued 130,522 shares of Common Stock on March 14, 2012 at $2.49 per share (closing price of our Common Stock on the NYSE on March 8, 2012), in full satisfaction of Mr. Faison’s $325,000 minimum bonus, pursuant to a Registration Statement on Form S-8 under the Securities Act of 1933, as amended. To reduce our cash outlays, Mr. Faison suggested and accepted these shares of our Common Stock in lieu of the cash bonus that was owed to him under the terms of the employment agreement entered into upon his becoming our new Chief Executive Officer in January 2011.

GRANTS OF PLAN-BASED AWARDS TABLE

The table below summarizes the grants of plan-based awards to each of the NEOs for the fiscal year ended December 28, 2012.  The compensation plans under which the grants were made are generally described above under the heading “Compensation Discussion and Analysis.”

Name	Grant Date	All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/sh)	Grant Date Fair Value of Stock and Option Awards ($)

Ralph E. Faison		None			$--

Drew A. Moyer		None			--

Alan H. Benjamin		None			--

John R. D. Dickson		None			--

John A. Houston		None			--

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END TABLE

The table below summarizes the outstanding equity awards of each of the NEOs for the fiscal year ended December 28, 2012.

		Option Awards			Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)(1)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)(7)
Ralph E. Faison	--	325,000	$5.43	1/5/2018			$
	81,250	243,750	5.43	1/5/2018
	31,554	94,663	2.74	12/16/2018
					56,536	(2)		15,830

Drew A. Moyer	3,406	3,406	4.75	10/27/2017
	9,937	29,810	4.99	1/26/2018
	10,987	32,961	2.74	12/16/2018
					58,009	(3)		16,242

Alan H. Benjamin	3,758	3,758	4.75	10/27/2017
	10,034	30,102	4.99	1/26/2018
	11,095	33,284	2.74	12/16/2018
					58,304	(4)		16,325

John R.D. Dickson	9,042	27,125	6.15	3/23/2018
	9,731	29,192	2.74	12/16/2018
					17,248	(5)		4,829

John A. Houston	2,401	2,401	4.75	10/27/2017
	4,841	14,522	4.99	1/26/2018
	7,646	22,938	2.74	12/16/2018
					31,733	(6)		8,886

(1)  Except as otherwise indicated, all of the option awards in this table were granted to the NEOs under our 2001 Employee Stock Option Plan, as amended and restated March 1, 2010. The grants vest equally over four years starting on the first anniversary date after the grant, therefore 25% will vest on the first anniversary, 25% will vest on the second anniversary, 25% on the third anniversary, and 25% on the fourth anniversary of the grant.

(2) Of Mr. Faison’s stock options, 650,000 were granted on January 5, 2011 and 126,217 were granted on December 16, 2011.  Of the 650,000 options that were granted to Mr. Faison on January 5, 2011, 325,000 vest in three equal annual installments beginning January 5, 2013.  The remainder of Mr. Faison’s stock options vest in four equal annual installments as described in note 1 above. All of Mr. Faison’s 56,536 shares that were unvested as of December 28, 2012 will vest on December 16, 2014.

(3) Of Mr. Moyer’s stock options, 6,812 were granted on October 27, 2010, 39,747 were granted on January 26, 2011 and 43,948 were granted on December 16, 2011.  Mr. Moyer’s stock options vest in equal annual installments as described in note 1 above. Of Mr. Moyer's 58,009 shares that were unvested as of December 28, 2012, 28,000 shares will vest on May 24, 2013, 10,305 shares will vest on January 26, 2014 and 19,704 shares will vest on December 16, 2014.

(4) Of Mr. Benjamin’s stock options, 7,510 were granted on October 27, 2010, 40,136 were granted on January 26, 2011 and 44,379 were granted on December 16, 2011.  Mr. Benjamin’s stock options vest in equal annual installments as described in note 1 above.  Of Mr. Benjamin's 58,304 shares that were unvested as of December 28, 2012, 28,000 shares will vest on May 24, 2013, 10,406 shares will vest on January 26, 2014 and 19,898 shares will vest on December 16, 2014.

(5) Of Mr. Dickson’s stock options, 36,617 were granted on March 23, 2011 and 38,923 were granted on December 16, 2011.  Mr. Dickson’s stock options vest in equal annual installments as described in note 1 above.  All of Mr. Dickson's 17,248 shares that were unvested as of December 28, 2012 will vest on December 16, 2014.

(6) Of Mr. Houston’s stock options, 4,802 were granted on October 27, 2010, 19,363 were granted on January 26, 2011, and 30,584 were granted on December 16, 2011.  Mr. Houston’s stock options vest in equal annual installments as described in note 1 above.  Of Mr. Houston's 31,733 shares that were unvested as of December 28, 2012, 13,000 shares will vest on May 24, 2013, 5,020 shares will vest on January 26, 2014, and 13,713 shares will vest on December 16, 2014.

(7) The market values were computed by multiplying the number of unvested shares by $0.28, which was the per share closing price of our Common Stock on the NYSE on December 28, 2012.

OPTION EXERCISES AND STOCK VESTED TABLE

The following table provides information regarding amounts realized on restricted stock awards that vested during 2012. There were no option exercises during 2012.

	Option Awards		Stock Awards

Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)		Value Realized on Vesting ($)

Ralph E. Faison	--	--	--		$--

Drew A. Moyer	--	--	15,000	(1)	28,050	(3)
			8,000	(2)	4,240	(3)

Alan H. Benjamin	--	--	15,000	(1)	28,050	(3)
			10,000		5,300	(3)

John R. D. Dickson	--	--	--		--

John A. Houston	--	--	6,000	(1)	11,220	(3)
			6,000		3,180	(3)

(1)  These shares vested to Mr. Moyer, Mr. Benjamin and Mr. Houston on April 23, 2012.

(2)  These shares vested to Mr. Moyer on January 31, 2012.

(3)  These values were computed by multiplying the number of vested shares by the per share closing price of our Common Stock on the NYSE on the vesting date.

PENSION BENEFITS TABLE

The following table sets forth the present accumulated value of benefits that NEOs are entitled to receive under the Technitrol, Inc. Retirement Plan and their years of credited service under that plan. The terms of the Retirement Plan are generally described above under the heading "Compensation Discussion and Analysis."

Name	Plan Name	Number of Years Credited Service (#)(2)	Present Value of Accumulated Benefit ($)		Payments During Last Fiscal Year ($)
Ralph E. Faison(1)	Retirement Plan	--	--		--
Drew A. Moyer	Retirement Plan	21	$419,764	(3)	--
Alan H. Benjamin(1)	Retirement Plan	--	--		--
John R. D. Dickson(1)	Retirement Plan	--	--		--
John A. Houston(1)	Retirement Plan	--	--		--

(1)  Mr. Faison, Mr. Benjamin, Mr. Dickson, and Mr. Houston do not participate in the Technitrol, Inc. Retirement Plan.
(2)  We have no formal policy with regard to granting extra years of credited service.
(3)  The assumptions used to calculate these values are discussed in note 5 to the “Summary Compensation Table.”

NONQUALIFIED DEFERRED COMPENSATION TABLE

The following table provides information regarding our Supplemental Savings Plan for our NEOs in 2012.  The terms are generally described above under the heading “Compensation Discussion and Analysis”.

Name	Executive Contributions in Last Fiscal Year ($)	Company Contributions in Last Fiscal Year ($)(1)	Aggregate Earnings in Last Fiscal Year ($)(2)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last Fiscal Year End ($)

Ralph E. Faison	--	$37,600	$2	--	$57,252

Drew A. Moyer	--	2,278	4,130	--	35,470

Alan H. Benjamin	--	2,317	3,932	--	30,045

John R. D. Dickson	--	--	--	--	--

John A. Houston	--	--	1	--	9,488

(1) Company contributions to the Supplemental Savings Plan for 2012 were made in March 2013.
(2) Earnings are determined by investment options selected by the NEO. Earnings from these investments are not reported as compensation in the Summary Compensation Table on page 58. However, company contributions are reported as compensation in the Summary Compensation Table as “All Other Compensation.”

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

The tables below reflect potential payments we would have been required to make to our NEOs given various scenarios, including if the officer’s employment had been terminated or a change in control had occurred on December 28, 2012. This was the last day of our most recently completed fiscal year.  The amounts shown are estimates.  Actual amounts payable to an executive under each scenario can only be determined at the time the event occurs.  The amounts reflected do not include payments or benefits that are provided generally to salaried employees upon termination of employment, death or disability, including the following:

•	accrued pay and vacation time;

•	regular pension benefits under the Technitrol, Inc. Retirement Plan;

•	distributions of plan balances under our 401(k) Retirement Savings Plans; and

•
disability payments under our long-term disability insurance policy when an employee’s employment is terminated due to complete disability (payments equal 60% of base salary up to a maximum of $8,000 per month, subject to reductions from certain sources of income, until the disability ends or the executive reaches age 65, unless the disability occurs after age 61 in which event the maximum period of payment is extended beyond age 65 according to a schedule set forth in the plan).

Ralph E. Faison

The following table shows the estimated payments that would have been made to Mr. Faison had his employment been terminated or a change in control occurred on December 28, 2012.  For purposes of this table, when we use the term “change in control” we assume that the triggering event is sufficient to meet the definitions of change in control under Mr. Faison’s employment agreement, our 2001 Stock Option Plan, Supplemental Savings Plan and ICP, if any. For a description of Mr. Faison’s employment arrangements, see below under the heading “Executive Employment Agreements.” All payments to be made to Mr. Faison upon termination of his employment are conditioned on his execution of a general release under which Mr. Faison must release us from any and all claims relating to his employment or otherwise, except for certain of our obligations that continue after his termination.

Benefit	Resignation		Termination by the Company w/o Cause or by Mr. Faison for Good Reason		Termination for Cause	Complete Disability		Death		Change in Control

ICP	$0		$15,830	(2)	$0	$15,830	(5)	$15,830	(5)	$15,830	(5)
Severance	0		2,342,250	(3)	0	2,250	(8)	2,250	(8)	2,342,250	(3)
Stock Options	0		0		0	0		0		0	(7)
Supplemental Savings	57,252	(1)	57,252	(1)	0	57,252	(1)	57,252	(1)	57,252	(1)
Insurance Premiums	0		33,563	(4)	0	0		0		33,563
Life Insurance	0		0		0	0		200,000	(6)	0
Benefits and Perquisites	0		0		0	0		0		0
TOTAL	$57,252		$2,448,895		$0	$75,332		$275,332		$2,448,895

(1)
This amount reflects Mr. Faison’s balance in the Supplemental Savings Plan for the fiscal year ended December 28, 2012.  Contributions to the plan for the 2012 fiscal year were made in March 2013 and are included in this table.  Mr. Faison is entitled to the balance under this plan upon retirement or termination of employment other than for cause. If terminated for cause, Mr. Faison must forfeit our contributions to the plan.

(2)
Per the terms of Mr. Faison’s employment agreement (further described below under the section entitled “Executive Employment Arrangements”), upon termination without cause or by Mr. Faison for good reason during the 12-month period succeeding the Commencement Date (as defined therein), the Initial Award of restricted stock shall be fully vested and exercisable and his stock options would be subject to accelerated vesting. Therefore, the amounts in the table reflect the value of the shares of restricted stock and of options that would have vested to Mr. Faison had his employment been terminated by us without cause or by Mr. Faison for good reason on December 28, 2012.

(3)
This amount reflects two times the sum of (i) the amount of Mr. Faison's base salary and (ii) his target annual bonus, which is 100% of his base salary, for 2012 plus the unpaid portion of his salary through the end of the month that pursuant to his employment agreement Mr. Faison would have been entitled to receive had his employment been terminated by us without cause or by Mr. Faison for good reason on December 28, 2012. This amount would be paid in equal monthly installments of 1/24th of such total aggregate amount for twenty-four (24) months.

(4)
This amount reflects the estimated cost of 24 months of future health and life insurance premiums and future dues for a health club membership and 12 months of outplacement services that Mr. Faison would have been entitled to receive pursuant to his employment agreement had his employment been terminated by us without cause or by Mr. Faison for good reason on December 28, 2012.

(5)
According to the terms of the applicable restricted stock agreement under our ICP for Mr. Faison’s shares, he is entitled to full vesting of any unvested shares of restricted stock upon a complete disability, death or a change in control of the company.  Accordingly, the amount in the table reflects the value on December 28, 2012 of 56,536 unvested shares of restricted stock that would become fully vested upon a complete disability, death or change in control.

(6)	This amount reflects the life insurance proceeds that under the company-sponsored life insurance plan would have become payable to Mr. Faison's estate had he died on December 28, 2012.

(7)
According to the terms of our 2001 Stock Option Plan, upon a change in control of the company, all options shall be immediately exercisable and fully vested.  At the discretion of our Compensation Committee, Mr. Faison may receive cash in an amount equal to the excess of the market value of the Common Stock subject to the options over the exercise price of such shares, in exchange for the cancellation of such options.  The market value of our Common Stock on December 28, 2012 was $0.28 and the exercise price of these 663,413 “out of the money” options was 2.74 per share for a difference of $(2.52) per share.

Drew A. Moyer

The following table shows the estimated payments that would have been made to Mr. Moyer had his employment been terminated or a change in control occurred on December 28, 2012.  For purposes of this table, when we use the term “change in control” we assume that the triggering event is sufficient to meet the definitions of change in control under Mr. Moyer’s at-will employment letter agreement, our Executive Severance Policy, our 2001 Stock Option Plan, Supplemental Savings Plan and RSP II Plan. For a description of Mr. Moyer’s employment arrangements, see below under the heading “Executive Employment Agreements.” All payments to be made to Mr. Moyer upon termination of his employment are conditioned on his execution of a general release under which Mr. Moyer must release us from any and all claims relating to his employment or otherwise, except for certain of our obligations that continue after his termination.

Benefit	Resignation		Termination by the Company w/o Cause or by Mr. Moyer For Good Reason		Termination for Cause	Complete Disability		Death		Change in Control

RSP II	$0		$0		$0	$16,243	(2)	$16,243	(2)	$16,243	(2)
Severance	0		722,925	(3)	0	0		0		1,204,875	(8)
Stock Options	0		0		0	0		0		0	(7)
Supplemental Savings	35,470	(1)	35,470	(1)	0	35,470	(1)	35,470	(1)	35,470	(1)
Insurance Premiums	0		20,841	(4)	0	0		0		20,841	(4)
Life Insurance	0		0		0	0		200,000	(6)	0
Benefits and Perquisites	0		88,350	(5)	0	0		0		0
TOTAL	$35,470		$867,586		$0	$51,713		$251,713		$1,277,429

(1)
This amount reflects Mr. Moyer’s balance in the Supplemental Savings Plan for the fiscal year ended December 28, 2012. Contributions to the plan for the 2012 fiscal year were made in March 2013 and are included in this table.  Mr. Moyer is entitled to the balance under this plan upon retirement or termination of employment other than for cause. If terminated for cause, Mr. Moyer must forfeit our contributions to the plan.

(2)
According to the terms of our RSP II, a participant is entitled to full vesting of any unvested shares of restricted stock upon a complete disability, death or a change in control of the company. Accordingly, the amount in the table reflects the value on December 28, 2012 of 58,009 unvested shares of restricted stock that would become fully vested upon a complete disability, death or change in control.

(3)
This amount reflects 1.5 times Mr. Moyer’s base annual compensation, that pursuant to the Executive Severance Policy Mr. Moyer would have been entitled to receive had his employment been terminated by us without cause or by Mr. Moyer for good reason on December 28, 2012.

(4)
This amount reflects the estimated cost of 18 months of future health insurance premiums that Mr. Moyer would have been entitled to receive pursuant to his employment agreement had his employment been terminated by us without cause, by Mr. Moyer for good reason, or as a result of a Change of Control on December 28, 2012.

(5)
This amount reflects the estimated value of the title to Mr. Moyer’s automobile and a one time equity award Mr. Moyer would be entitled to receive pursuant to our Executive Severance Policy  had his employment been terminated by us without cause or by Mr. Moyer for good reason on December 28, 2012.

(6)	This amount reflects the life insurance proceeds that under the company-sponsored life insurance plan would have become payable to Mr. Moyer’s estate had he died on December 28, 2012.

(7)
According to the terms of our 2001 Stock Option Plan, upon a change in control of the company, all options shall be immediately exercisable and fully vested.  At the discretion of our Compensation Committee, Mr. Moyer may receive cash in an amount equal to the excess of the market value of the Common Stock subject to the options over the exercise price of such shares, in exchange for the cancellation of such options.  The market value of our Common Stock on December 28, 2012 was $0.28 and the exercise price of these 666,177 “out of the money” options was $2.74 per share for a difference of $(2.52) per share.

(8)
This amount reflects 2.5 times Mr. Moyer’s base annual compensation that pursuant to the Executive Severance Policy Mr. Moyer would have been entitled to receive had his employment been terminated by us following a Change of Control on December 28, 2012.

 Alan H. Benjamin

The following table shows the estimated payments that would have been made to Mr. Benjamin had his employment been terminated or a change in control of the company occurred on December 28, 2012.  For purposes of this table, when we use the term “change in control” we assume that the triggering event is sufficient to meet the definitions of change in control under Mr. Benjamin’s at-will employment letter agreement, our Executive Severance Policy, and our 2001 Stock Option Plan, Supplemental Savings Plan and RSP II Plan. For a description of Mr. Benjamin’s employment arrangements, see below under the heading “Executive Employment Agreements.”  All payments to be made to Mr. Benjamin upon termination of his employment are conditioned on his execution of a general release pursuant to which Mr. Benjamin must release us from any and all claims relating to his employment or otherwise, except for certain of our obligations that continue after his termination.

Benefit	Resignation		Termination by the Company w/o Cause or by Mr. Benjamin For Good Reason		Termination for Cause	Complete Disability		Death		Change in Control

RSP II	$0		$0		$0	$16,325	(2)	$16,325	(2)	$16,325	(2)
Severance	0		730,013	(3)	0	0		0		1,216,688	(6)
Stock Options	0		0		0	0		0		0	(5)
Supplemental Savings	30,045	(1)	30,045	(1)	0	30,045	(1)	30,045	(1)	30,045	(1)
Insurance Premiums	0		20,841	(4)	0	0		0		20,841	(4)
Life Insurance	0		0		0	0		200,000	(7)	0
TOTAL	$30,045		$780,899		$0	$46,370		$246,370		$1,283,899

(1)
This amount reflects Mr. Benjamin’s balance in the Supplemental Savings Plan for the fiscal year ended December 28, 2012.  Contributions to the plan for the 2012 fiscal year were made in March 2013 and are reflected in this table.  Mr. Benjamin is entitled to the balance under this plan upon retirement or termination of employment other than for cause.  If terminated for cause, Mr. Benjamin must forfeit our contributions to the plan.

(2)
According to the terms of our RSP II, a participant is entitled to full vesting of any unvested shares of restricted stock upon a complete disability, death or a change in control of the company. Accordingly, the amount in the table reflects the value on December 28, 2012 of 58,304 unvested shares of restricted stock that would become fully vested upon a complete disability, death or change in control.

(3)
This amount reflects 1.5 times Mr. Benjamin’s base annual compensation that according to the Executive Severance Policy Mr. Benjamin would have been entitled to receive had his employment been terminated by us without cause or by Mr. Benjamin for good reason on December 28, 2012.

(4)
This amount reflects the estimated cost of 18 months of future health insurance premiums that Mr. Benjamin would have been entitled to receive pursuant to his employment agreement had his employment been terminated by us without cause, by Mr. Benjamin for good reason, or as a result of a Change of Control on December 28, 2012.

(5)
According to the terms of our 2001 Stock Option Plan, upon a change in control of the company, all options become immediately exercisable and fully vested. At the discretion of our Compensation Committee, Mr. Benjamin may receive cash in an amount equal to the excess of the market value of the Common Stock subject to the options over the exercise price of such shares, in exchange for the cancellation of such options.  The market value of our Common Stock on December 28, 2012 was $0.28 and the exercise price of these 67,144 “out of the money” shares was $2.74 per share for a difference of $(2.52) per share.

(6)
This amount reflects 2.5 times Mr. Benjamin’s base annual compensation that according to the Executive Severance Policy Mr. Benjamin would have been entitled to receive had his employment been terminated by us following a Change of Control on December 28, 2012.

(7)	This amount reflects the life insurance proceeds that under the company-sponsored life insurance plan would have become payable to Mr. Benjamin’s estate had he died on December 28, 2012.

John R. D. Dickson

The following table shows the estimated payments that would have been made to Mr. Dickson had his employment been terminated or a change in control occurred on December 28, 2012.  For purposes of this table, when we use the term “change in control” we assume that the triggering event is sufficient to meet the definitions of change in control under Mr. Dickson’s at-will employment letter agreement, our Executive Severance Policy, our 2001 Stock Option Plan, and RSP II Plan. For a description of Mr. Dickson’s employment arrangement, see below under the heading “Executive Employment Agreements.” All payments to be made to Mr. Dickson upon termination of his employment are conditioned on his execution of a general release under which Mr. Dickson must release us from any and all claims relating to his employment or otherwise, except for certain of our obligations that continue after his termination.

Benefit	Resignation	Termination by the Company w/o Cause or by Mr. Dickson For Good Reason		Termination for Cause	Complete Disability		Death		Change in Control

RSP II	$0	$0		$0	$4,829	(2)	$4,829	(2)	$4,829	(2)
Severance	0	506,250	(1)	0	0		0		843,750	(5)
Stock Options	0	0		0	0		0		0	(4)
Insurance Premiums	0	0		0	0		0		0
Life Insurance	0	0		0	0		200,000	(3)	0
Benefits and Perquisites	0	0		0	0		0		0
TOTAL	$0	$506,250		$0	$4,829		$204,829		$848,579

(1)
This amount reflects 1.5 times Mr. Dickson’s base annual compensation that pursuant to his employment agreement Mr. Dickson would have been entitled to receive had his employment been terminated by us without cause or by Mr. Dickson for good reason on December 28, 2012.

(2)
According to the terms of our RSP II, a participant is entitled to full vesting of any unvested shares of restricted stock upon a complete disability, death or a change in control of the company.  Accordingly, the amount in the table reflects the value on December 28, 2012 of 17,248 unvested shares of restricted stock that would become fully vested upon a complete disability, death or change in control.

(3)	This amount reflects the life insurance proceeds that under the company-sponsored life insurance plan would have become payable to Mr. Dickson’s estate had he died on December 28, 2012.

(4)
According to the terms of our 2001 Stock Option Plan, upon a change in control of the company, all options shall be immediately exercisable and fully vested. At the discretion of our Compensation Committee, Mr. Dickson may receive cash in an amount equal to the excess of the market value of the Common Stock subject to the options over the exercise price of such shares, in exchange for the cancellation of such options.  The market value of our Common Stock on December 28, 2012 was $0.28 and the exercise price of these 56,317 “out of the money” options was $2.74 per share for a difference of $(2.52) per share.

(5)
This amount reflects 2.5 times Mr. Dickson’s base annual compensation that according to the Executive Severance Policy Mr. Dickson would have been entitled to receive had his employment been terminated by us following a Change of Control on December 28, 2012.

John A. Houston

The following table shows the potential payments that would have been made to Mr. Houston had his employment been terminated or a change in control occurred on December 28, 2012.  For purposes of this table, when we use the term “change in control” we assume that the triggering event is sufficient to meet the definitions of change in control under Mr. Houston’s at-will employment letter agreement, our Executive Severance Policy, our 2001 Stock Option Plan and RSP II Plan. For a description of Mr. Houston’s employment arrangement, see below under the heading “Executive Employment Agreements.” All payments to be made to Mr. Houston upon termination of his employment are conditioned on his execution of a general release under which Mr. Houston must release us from any and all claims relating to his employment or otherwise, except for certain of our obligations that continue after his termination.

Benefit	Resignation	Termination by the Company w/o Cause or by Mr. Houston For Good Reason		Termination for Cause	Complete Disability		Death		Change in Control

RSP II	$0	$0		$0	$8,885	(2)	$8,885	(2)	$8,885	(2)
Severance	0	506,250	(1)	0	0		0		843,750	(6)
Stock Options	0	0		0	0		0		0	(4)
Supplemental Savings	9,488	0		9,488	9,488		9,488		9,488
Insurance Premiums	0	12,364	(5)	0	0		0		12,364	(5)
Life Insurance	0	0		0	0		200,000	(3)	0
Benefits and Perquisites	0	0		0	0		0		0
TOTAL	$9,488	$518,614		$9,488	$18,378		$218,378		$874,487

(1)
This amount reflects 1.5 times Mr. Houston’s base annual compensation that pursuant to the Executive Severance Policy Mr. Houston would have been entitled to receive had his employment been terminated by us without cause or by Mr. Houston for good reason on December 28, 2012.

(2)
According to the terms of our RSP II, a participant is entitled to full vesting of any unvested shares of restricted stock upon a complete disability, death or a change in control of the company.  Accordingly, the amount in the table reflects the value on December 28, 2012 of 31,733 unvested shares of restricted stock that would become fully vested upon a complete disability, death or change in control.

(3)	This amount reflects the life insurance proceeds that under the company-sponsored life insurance plan would have become payable to Mr. Houston's estate had he died on December 28, 2012.

(4)
According to the terms of our 2001 Stock Option Plan, upon a change in control of the company, all options shall be immediately exercisable and fully vested.   At the discretion of our Compensation Committee, Mr. Houston may receive cash in an amount equal to the excess of the market value of the Common Stock subject to the options over the exercise price of such shares, in exchange for the cancellation of such options.  The market value of our Common Stock on December 28, 2012 was $0.28 and the exercise price of these 39,861 “out of the money” options was $2.74 per share for a difference of $(2.52) per share.

(5)
This amount reflects the estimated cost of 18 months of future health insurance premiums that Mr. Houston would have been entitled to receive pursuant to his employment agreement had his employment been terminated by us without cause, by Mr. Houston for good reason, or as a result of a Change of Control on December 28, 2012.

(6)
This amount reflects 2.5 times Mr. Houston’s base annual compensation that according to the Executive Severance Policy Mr. Houston would have been entitled to receive had his employment been terminated by us following a Change of Control on December 28, 2012.

Definition of Change in Control and Other Terms

Under our Pulse Electronics Corporation Executive Severance Policy (the “Severance Policy”) a change of control means one or more of the following events:

(i)             any person (or group of persons acting together) becomes the owner, directly or indirectly, of securities of the Company representing more than 50% of the combined voting power of our then outstanding voting securities other than by virtue of a merger, consolidation or similar transaction.  Notwithstanding the foregoing, a Change in Control under this clause (i) shall not be deemed to occur as a result of any redemption, repurchase or other acquisition of voting securities by the Company reducing the number of shares outstanding;

(ii)             any person (or group of persons acting together) acquires (or has acquired within any 12-month period ending on the date of the most recent acquisition by such person or group) ownership, directly or indirectly, of securities of the Company representing more than 30% of the combined voting power of our then outstanding voting securities other than by virtue of a merger, consolidation or similar transaction;

(iii)           the consummation of a merger, consolidation or similar transaction involving (directly or indirectly) the Company if, immediately after the consummation of such merger, consolidation or similar transaction, the shareholders of the Company immediately prior thereto do not own, directly or indirectly, either (A) outstanding voting securities representing more than 50% of the combined outstanding voting power of the surviving entity in such merger, consolidation or similar transaction or (B) more than 50% of the combined outstanding voting power of any direct or indirect parent of the surviving entity in such merger, consolidation or similar transaction; or

(iv)           the acquisition by a person (or a group of persons acting together) during the 12-month period ending on the date of the most recent acquisition by such person or group of assets from the Company that have a total gross fair market value equal to or exceeding 50% of the total gross fair market value of all of the assets of the Company immediately before such acquisition or acquisitions; or

(v)            the replacement of a majority of the members of the Board during any 12-month period by directors whose appointment or election is not endorsed by a majority of the members of the Board before the date of appointment or election.

Under our 2001 Stock Option Plan, ICP and Restricted Stock Plan II, the term "change in control" means the occurrence of any of the following events:

(1)           any person other than the Company or any of its subsidiaries is or becomes the “beneficial owner” directly or indirectly of securities of Pulse Electronics Corporation representing more than 50% of the combined voting power of our then outstanding securities; or

(2)           the consummation of any consolidation or merger of the Company in which Pulse Electronics Corporation is not the continuing or surviving corporation or pursuant to which our voting Common Stock would be converted into cash, securities and/or other property, other than a merger of the Company in which holders of the Common Stock immediately prior to the merger have substantially the same proportionate ownership of voting shares of the surviving corporation immediately after the merger as they had in the Common Stock immediately before the merger; or

(3)           any sale, exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all of the assets of the Company; or

(4)           our shareholders or Board approves the liquidation or dissolution of the Company.

Under our Executive Severance Policy, “cause” generally means (A) the participating employee’s commission of a felony or other crime involving moral turpitude; (B) the employee’s commission of an act of fraud, embezzlement, misappropriation of funds, breach of fiduciary duty or other act of dishonesty against an employer; (C) the employee’s failure to fulfill his duties and responsibilities; (D) the willful or intentional violation of a lawful policy of any employer; (E) the employee’s breach of the terms of any agreement with his or her employer; (F) any fraud, gross negligence, intentional misconduct or intentional wrongful act or omission that is a material factor contributing to our adversely restating all or a portion of its financial statements.

The term “good reason” means (A) a reduction in the employee’s base annual compensation prior to a Change of Control without a substantially equivalent reduction of the base annual compensation of all policy participants; (B) a reduction in the employee’s base annual compensation and/or long-term incentive compensation opportunities after a Change of Control; (C) a material diminution in the employee’s authority, duties, offices, title or responsibilities; or (D) a transfer of the employee’s principal place of employment to a location that is more than 30 miles from the employee’s then current principal place of employment.

Under the Severance Policy, an “Involuntary Termination of Employment” means a termination by the Company for any reason other than for cause or a termination by the participating employee for good reason, except for (i) a termination due to the employee’s death, total and permanent disability, or voluntary resignation or retirement (other than for good reason) or (ii) termination upon the sale or disposition of a subsidiary, division or unit of the Company or outsourcing of operations if the employee is given an offer of comparable employment.

Under our Supplemental Savings Plan and 2001 Stock Option Plan, as amended, the term "cause" has the meaning set forth in any unexpired employment or severance agreement between the participant and the Company or a subsidiary.  In the absence of any such agreement (which is described below under the heading “Executive Employment Agreements”), the term "cause" means (A) the continued and willful failure of the employee to follow the lawful orders of his/her direct superior, (B) violation by the employee of a published rule or regulation of the Company or a provision of our Code of Business Conduct (in effect from time to time) or (C) conviction of a crime which renders the employee unable to perform his/her duties effectively; provided that in the case of (A) or (B), the Company has given the employee written notice of the action or omission which the Company believes to constitute “cause” and the employee has had 30 calendar days to cure such action or omission.

Under our ICP and Restricted Stock Plan II, as amended, the term "cause" shall have the meaning set forth in any unexpired employment or severance agreement between the participant and the Company or a subsidiary.  In the absence of any such agreement, the term “cause” means (A) the continued and willful failure of the employee to follow the lawful orders of his/her direct superior, (B) violation by the employee of a material published rule or regulation of the Company or a provision of our Code of Business Conduct (f/k/a as our Statement of Principles) (in effect from time to time) or (C) conviction of a crime which renders the employee unable to perform his/her duties effectively; provided that in the case of (A) or (B), the Company has given the employee written notice of the action or omission which Pulse believes to constitute cause and the employee has had 30 calendar days to cure such action or omission.

Under Mr. Faison’s employment agreement (which is described below under the heading “Executive Employment Arrangements”), the term “cause” means any of the following:

(a)           any act by Mr. Faison constituting fraud, dishonesty, embezzlement, theft or misappropriation which renders Mr. Faison unable to effectively manage the Company or materially and adversely affects our reputation or ongoing business activities and any material breach by Mr. Faison of applicable regulations or competent authorities in relation to trading or dealing with stocks, securities, investments, or financial regulation of our business (including in any administrative proceeding under which Mr. Faison has agreed to a penalty without admitting liability); (b) attendance at work in a state of intoxication or impairment as a result of use of alcohol or any prohibited drug or substance; (c) a material breach of any common law or statutory fiduciary duty or any breach of the duty of loyalty or breach of the duty or care to the Company;  (d) Mr. Faison being convicted of, or pleading guilty or nolo contendere to, any felony or crime of moral turpitude; or (e) Intentional improper conduct prejudicial to the business of the Company, the occurrence of gross negligence or willful misconduct or Mr. Faison resulting in his failure or inability to perform his duties to the Company, or any material and willful breach by Mr. Faison or any provision of his employment agreement or of any properly adopted and applicable written policy of the Company (other than any such breach resulting from incapacity due to Disability (as defined in the employment agreement) if not cured within thirty (30) days after a written notice is delivered to Mr. Faison from the Board acting by majority vote (excluding Mr. Faison) that specifically identifies (i) the improper conduct, gross negligence, willful misconduct, or breach of his employment agreement or written policy, and (ii) the actions to be taken and the time period during which such actions shall be taken to cure such event or occurrence.

the term "good reason" means:

(a)
a material reduction by the Company in Mr. Faison’s base salary as in effect on the Effective Date or as the same may be increased from time to time, except for any reduction applicable to all senior executives, but any failure to increase his base salary shall not be considered a reduction in base salary; (b) The material and willful breach by the Company of any provisions of Mr. Faison’s agreement, including but not limited to, any material diminution in or assignment inconsistent with his authority, duties, offices, title or responsibilities set forth in his employment agreement, which has not been cured by the Company within thirty (30) days after written notice from him setting forth the acts or omissions alleged to constitute such breach with reasonable particularity; or (c) A requirement that Mr. Faison be principally based at any office or location more than 50 miles from the location of the office at which he will be based after his relocation as further discussed in the employment agreement; excluding any such requirement resulting from the relocation of Company’s corporate office at the recommendation of Mr. Faison.

EXECUTIVE EMPLOYMENT ARRANGEMENTS

For 2012, no base salary increases were given to any of the NEOs who were already employed by the Company.  In fact, all of the NEOs’ base salaries (as well as the base salaries of other members of the senior management team) were temporarily reduced by 10% in 2011 as part of our cost-reduction initiatives, and these reductions have continued into 2012.

Ralph E. Faison

Mr. Faison entered into an employment agreement with us on January 4, 2011.  The employment agreement provides for an initial three year term with subsequent renewal periods of one year each, unless either we or Mr. Faison provides notice of non-renewal.  The compensation payable to Mr. Faison under the employment agreement includes an annual base salary of $650,000 (subject to the temporary reduction explained above), an annual bonus targeted at 100% of the annual base salary (guaranteed to be at least $325,000 for 2011), option grants for the purchase of 650,000 shares of our Common Stock at an exercise price equal to the closing price of our Common Stock on that date, and long term incentive compensation and other benefits customarily provided to our senior executives.

In the event of termination of Mr. Faison’s employment due to complete disability, Mr. Faison is entitled to the benefits indicated in the preceding paragraph, plus the benefits payable under our long-term disability plan.

In the event Mr. Faison is terminated by Pulse for cause (as defined above) or Mr. Faison terminates his employment without good reason (as defined above), Mr. Faison will be paid in a lump sum (i) the unpaid portion of his base salary through the effective date of termination and (ii) any other benefits to which he is entitled as an employee and/or pursuant to his compensation arrangement as further described below, which are then due but unpaid.

In the event Mr. Faison is terminated by Pulse without cause or Mr. Faison terminates his employment with good reason (as defined above), or if we deliver a notice of non-renewal of the term of his employment agreement, Mr. Faison's benefits would include a severance payment of two times the sum of (a) his annual base salary then in effect and (b) his target annual bonus (set for this purpose at 100% of his annual base salary then in effect), with such severance payment payable in 24 four equal monthly installments. If Mr. Faison's employment is terminated under those circumstances, his stock options would be subject to accelerated vesting and the service restrictions (but not the performance vesting) on any shares of restricted stock would lapse. In addition, Mr. Faison will be paid in a lump sum (i) the unpaid portion of his base salary through the effective date of termination; (ii) any other benefits to which he is entitled as an employee and/or pursuant to his compensation arrangement as further described below, which are then due but unpaid; and (iii) health and life insurance benefits as he was receiving them on the date of termination, along with his health club membership, for 18 months.

The agreement also contains a non-competition and non-solicitation provision prohibiting Mr. Faison, during the term of his employment and for 24 months after termination of employment, either directly or indirectly from, among other things, (i) engaging, directly or indirectly, anywhere in the world, in the manufacture, assembly, design, distribution or marketing of any product or equipment substantially similar to or in competition with any product which at any time during Mr. Faison’s employment or the immediately preceding twelve month period was manufactured, sold or distributed by Pulse or any subsidiary of Pulse or any product or equipment which Pulse or any subsidiary was developing during such period for future manufacture, sale or distribution; (ii) being or becoming a stockholder, partner, owner, officer, director or employee or agent of, or a consultant to or give financial or other assistance to any person or entity considering engaging in any such activities or so engaged; (iii) seeking to procure orders from or do business with any of Pulse’s customers, in competition with Pulse; (iv) soliciting any person who is an employee of Pulse; (v) seeking to contract with any person or entity who Pulse has contracted to manufacture or supply products, materials or services, in such a way as to adversely affect or interfere with Pulse’s business; or (vi) engaging in any effort to induce any of Pulse’s customers, consultants, employees or associates or any of its affiliates to take any action which might be disadvantageous to Pulse or its affiliates; except that Mr. Faison shall not be prohibited from owning, as a passive investor, in the aggregate not more than 2% of the outstanding publicly traded stock of any corporation so engaged.

Mr. Faison is eligible to participate in our 2012 Omnibus Incentive Compensation Plan, Annual and Long-Term Incentive Compensation Plan and Supplemental Savings Plan.  These plans are discussed in further detail under the heading “Compensation Discussion and Analysis.”

On September 16, 2011, we and Mr. Faison entered into an amendment to his employment agreement. Pursuant to his agreement, Mr. Faison was entitled to reimbursement in cash of $105,373.52 for moving-related expenses. Pursuant to the amendment, we and Mr. Faison agreed that on September 16, 2011, in lieu of cash, we would issue and transfer to Mr. Faison 33,558 shares of Common Stock, in full and final satisfaction of our obligation to reimburse Mr. Faison for such moving-related expenses. The Shares were issued at $3.14 per share (the closing price of the Common Stock on the NYSE on September 15, 2011). The Shares were issued to Mr. Faison in a private placement pursuant to Section 4(2) of the Securities Act of 1933, as amended.

On November 11, 2011, we and Mr. Faison entered into an additional amendment to his Employment Agreement. Pursuant to the employment agreement, Mr. Faison was entitled to reimbursement for certain moving and other relocation expenses incurred as the result of relocating his residence from the Chicago area to the San Diego area to assume his responsibilities. In the event that Mr. Faison did not sell his existing home by December 31, 2011, to provide for the anticipated real estate commissions and closing costs associated with the subsequent sale of Mr. Faison’s existing home within the limitations imposed by Section 409A of the Internal Revenue Code, we were obligated to make a one time payment to him of $575,000 (or so much thereof as remained available within the overall $750,000 limit set forth in Section 4.2(d)) on or before March 15, 2012. If Mr. Faison did not sell his prior home by December 31, 2011, he would be entitled to receive a payment of $575,000. However, due to the decline in real estate market conditions in the Chicago metropolitan area, on November 11, 2011, we and Mr. Faison agreed to reduce the maximum amount of the remaining relocation payment from $575,000 to $330,000, and further agreed that, in lieu of cash, we would issue and transfer to Mr. Faison shares of Common Stock in full and final satisfaction of such obligation. On December 16, 2011, we issued to Mr. Faison 120,438 shares of Common Stock at the closing price per share of the Common Stock on the NYSE on December 15, 2011.

Mr. Faison was entitled to receive a guaranteed bonus for the 2011 performance period in an amount equal to at least $325,000. On November 11, 2011, we and Mr. Faison agreed that the 2011 Bonus Payment would be paid in March 2012, and further agreed that in lieu of cash, we would issue and transfer to Mr. Faison shares of Common Stock. In March 2012, we issued 130,522 shares of Common Stock to Mr. Faison, determined by dividing the $325,000 payment amount by the $2.49 closing price per share of the Common Stock on the NYSE on March 8, 2012.

Drew A. Moyer

Mr. Moyer entered into an employment letter agreement on July 30, 2012.  The agreement provides that Mr. Moyer’s employment with us will be at-will, and he is entitled to participate in our Severance Policy benefits described under “Executive Severance Policy” below. His annual salary is $321,299.97, and he is entitled to four weeks of vacation per year in accordance with our vacation policy, until such time as the Board determines otherwise.  He will be eligible to other benefits, perquisites, and bonuses determined by the Board or any plan, policy or program established by us.

Mr. Moyer is eligible to participate in our 2012 Omnibus Incentive Compensation Plan, Annual and Long-Term Incentive Compensation Plan and Supplemental Savings Plan, in addition to the Severance Policy. These plans are discussed in further detail under the heading “Compensation Discussion and Analysis”.

Alan H. Benjamin

Mr. Benjamin entered into an employment letter agreement with us on July 30, 2012. The agreement provides that Mr. Benjamin’s employment with us will be at-will, and he is entitled to participate in our Severance Policy benefits described under “Executive Severance Policy” below. His annual base salary is $324,450.17, and he is entitled to four weeks of vacation per year in accordance with our vacation policy, until such time as the Board determines otherwise.

Mr. Benjamin is eligible to participate in our 2012 Omnibus Incentive Compensation Plan, Annual and Long-Term Incentive Compensation Plan and Supplemental Savings Plan, in addition to the Severance Policy. These plans are discussed in further detail under the heading “Compensation Discussion and Analysis.”

John R. D. Dickson

Mr. Dickson entered into a new employment letter agreement with us on April 6, 2012. The agreement provides that Mr. Dickson’s employment with us will be at-will, and he is entitled to participate in our Severance Policy benefits described under “Executive Severance Policy” below. His annual base salary is $225,000, and he is entitled to four weeks of vacation per year in accordance with our vacation policy, until such time as the Board determines otherwise.

Mr. Dickson is eligible to participate in our 2012 Omnibus Incentive Compensation Plan, Annual and Long-Term Incentive Compensation Plan and Supplemental Savings Plan, in addition to the Severance Policy. These plans are discussed in further detail under the heading “Compensation Discussion and Analysis.”

John A. Houston

Mr. Houston entered into a new employment letter agreement with us on April 6, 2012. The agreement provides that Mr. Houston’s employment with us will be at-will, and he is entitled to participate in our Severance Policy benefits described under “Executive Severance Policy” below. His annual base salary is $225,000, and he is entitled to four weeks of vacation per year in accordance with our vacation policy, until such time as the Board determines otherwise.

Mr. Houston is eligible to participate in our 2012 Omnibus Incentive Compensation Plan, Annual and Long-Term Incentive Compensation Plan and Supplemental Savings Plan, in addition to the Severance Policy. These plans are discussed in further detail under the heading “Compensation Discussion and Analysis.”

Executive Severance Policy

In April 2012, we adopted an Executive Severance Policy for those of our NEOs without severance protections in their employment agreements.  The policy is generally applicable to executives reporting to our Chief Executive Officer at the Vice President level and above, except for our Chief Executive Officer.  This policy does not currently apply to Mr. Faison, given the severance benefits that are already contained in his employment agreements.  The Compensation Committee intends that the policy will apply to Mr. Faison to the extent the severance benefits under his employment agreement are no longer in place.

The policy provides for severance benefits upon certain terminations of employment that are either related to or not related to a change in control of the company.  Cash severance benefits range from one to two times an individual’s base compensation (which is defined as annual base salary plus target bonus) for terminations not in connection with a change in control. In the case of terminations in connection with a change of control, cash severance benefits range from two to three times base compensation for terminations in connection with a change in control. In the case of a participant at the level of Senior Vice President such as Messrs. Moyer, Benjamin, Dickson, and Houston, this severance benefit is based on two and a half times such base compensation.   The policy also provides for continued healthcare benefits as well as a pro-rated bonus for the year of termination.  No golden parachute excise tax gross-up is provided under the policy.  Instead, the severance benefits will be reduced to an amount that does not trigger an excise tax, but only if the after-tax amount resulting from such reduction is greater than if no reduction is done.

In order to receive payments and benefits under the Executive Severance Policy, the participant must timely execute and deliver a waiver and release of claims agreement after termination of employment and must abide by certain restrictive covenants including any applicable confidentiality, non-disparagement, non-competition and non-solicitation covenants to which the participant has agreed.

DIRECTOR COMPENSATION

We use a combination of cash and stock compensation to attract and retain qualified candidates to serve on our Board.  In setting director compensation, we consider the significant amount of time that directors expend in fulfilling their duties to the Company as well as the skill level required of members of the Board.

On December 16, 2011, our Compensation Committee approved Executive and Director Ownership Guidelines. The Guidelines are expressed as a multiple of base salary or a director’s annual retainer. Currently, a non-employee Board member’s requirement is fixed at five times his annual retainer, but the committee will periodically update the multiple levels for changes in salary/retainer and stock price. Until the applicable guideline is achieved, the director is required to retain an amount equal to 50% of the net shares received as a result of the exercise of Pulse stock options or the vesting of restricted stock. Because directors must retain a percentage of shares resulting from any exercise of Pulse stock options or the vesting of restricted stock until they achieve the specified guidelines, there is no minimum time period required to achieve the guidelines. Failure to meet or, in the absence of unique circumstances, to show progress toward meeting the stock ownership requirements may result in a reduction in future long-term incentive equity grants and/or payment of future annual and/or long-term cash incentive payouts in the form of stock.

During the first half of 2012, we paid our non-employee directors an annual cash retainer of $39,600 and an equity grant of $60,000, in the form of Restricted Stock Units, payable on a quarterly basis.  Chairpersons of the Audit, Compensation and Governance Committees were paid an additional $22,500, $9,000 and $8,100, respectively. Members of the Audit, Compensation and Governance Committees (other than the Chair persons of such committees) would be paid an additional $12,600, $2,700 and $2,700, respectively. The Lead Director would receive an additional retainer fee of $22,500. During the first half of 2012, all such committee fees, other than the equity grant of $60,000, in the form of Restricted Stock Units, were payable in cash.

During the second half of 2012, we changed our director compensation policy such that all compensation to non-employee directors was paid in Restricted Stock Units.

Mr. Faison, an employee director during the year 2012, is not eligible for any additional compensation for service on the Board.

In January 2013, we further revised our director compensation policy so that the $39,600 annual retainer for non-employee directors shall be paid in cash on a quarterly basis, rather in Restricted Stock Units.  In addition to the cash retainer, each director will receive an equity grant in an amount and form to be determined by the Board.   Additional amounts paid to non-employee directors serving on committees, as chairs of committees, or as lead director will remain the same as in the second half of 2012.

The following table provides information regarding amounts paid to each of our non-employee directors for service on the Board during 2012, reflecting payment to our non-employee directors prior to and following the change in our director compensation policy during the second half of 2012.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)		Total ($)

John E. Burrows, Jr.	$35,135	$93,750	(1)	$128,885

Justin C. Choi	21,773	83,850	(1)	105,623

Steven G. Crane	28,177	90,600	(1)	118,777

Howard C. Deck	22,500	82,500	(1)	105,000

C. Mark Melliar-Smith	29,908	86,100	(1)	116,008

Lawrence P. Reinhold	27,242	91,050	(1)	118,292

Edward M. Mazze (2)	23,192	0	(1)	23,192

(1)           RSUs granted for the Annual Retainer will vest on (i) the earlier of the first anniversary of the grant or (ii) a Change of Control of the Company.  RSUs granted for the Annual Equity Grant vest on the earlier of (i) the day immediately preceding the next Annual Meeting of our shareholders or (ii) a Change of Control of the Company.

(2)           Mr.  Mazze retired from the Board as of the date of the 2012 Annual Meeting.

AUDIT AND OTHER FEES PAID TO INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have an engagement letter with KPMG that sets forth the terms by which KPMG performs audit services for us.  The engagement letter is subject to alternative dispute resolution procedures and an exclusion of punitive damages.  KPMG was our principal accountant for the year 2012.  The independent registered public accounting firm for the year 2013 will be selected and retained by our Audit Committee following a review of the 2013 audit scope requirements and related issues.  The selection of the independent registered public accounting firm will be made in accordance with the Audit Committee Charter and its planned agenda in 2013.  A representative of KPMG will attend the annual meeting to answer your questions.  He or she will have the opportunity to make a statement.

Audit Fees

The aggregate fees billed by KPMG for professional services rendered for the audit of our annual financial statements, and audit of internal controls and the review of the financial statements included in our Quarterly Reports on Form 10-Q filed during the fiscal year ended December 28, 2012 were $1,642,000.(1)  The fees for these services for the year ended December 30, 2011 were $1,081,000.  These figures include services related to the audit of our internal controls over financial reporting.

Audit-Related Fees

For the fiscal year ended December 28, 2012, the aggregate fees billed by KPMG for audits of financial statements of certain employee benefit plans were $52,000.(1) The fees for these services and other attesting services that were not required by statute or regulation for the fiscal year ended December 30, 2011 were $114,000.

Tax Fees

For the fiscal year ended December 28, 2012, the aggregate fees billed by KPMG for tax consultation and tax compliance services (except services related to audits) were $82,000.(1)   The fees for these services for the fiscal year ended December 30, 2011 were $118,000.

All Other Fees

For the fiscal year ended December 28, 2012, the aggregate fees billed by KPMG for International Financial Reporting Standards (IFRS) transition related services were $34,000.  For the fiscal year ended December 30, 2011, there were no fees billed by KPMG for services other than those described above.

(1) Fees are estimated, pending completion of all work and actual currency exchange rates in effect at time of billing.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Auditors

Our Audit Committee pre-approves all audit and permissible non-audit services provided by KPMG.  All services performed for 2012 were pre-approved by the committee.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires officers and directors, and persons who own more than 10 percent of our shares outstanding, to file reports of ownership and changes in ownership with the Securities and Exchange Commission.  Officers, directors and ten percent holders must furnish us with copies of all forms that they file.

Based on a review of the copies of these forms that have been provided to us, or written representation that no forms were required, we believe that there were no late filings in 2012.

INCORPORATION BY REFERENCE

A copy of the our Annual Report on Form 10-K and all of the exhibits attached for the fiscal year ended December 28, 2012, as filed with the SEC, is being furnished to you with this proxy statement, and may also be may be obtained from http://phx.corporate-ir.net/phoenix.zhtml?c=83040&p=proxy or the SEC’s website at www.sec.gov.  The information contain in our Annual Report is incorporated by reference to this proxy statement.

SHAREHOLDER PROPOSALS FOR 2014 ANNUAL MEETING

Under the rules of the SEC, eligible shareholders may submit proposals for inclusion in the proxy statement for our 2014 annual meeting. Shareholder proposals must be submitted in writing and must be received by the Corporate Secretary at the address provided previously in this proxy statement by December 11, 2013 for them to be considered for inclusion in the 2014 proxy statement.

Under our bylaws, you may present proposals in person at the 2014 annual meeting if you are a shareholder entitled to vote. The Corporate Secretary must receive any proposals to be presented, which will not be included in next year’s proxy statement, no earlier than January 17, 2014 and not later than February 16, 2014; provided, however, that if next year's annual meeting is held before April 18, 2014 or after July 17, 2014, any such proposals may be submitted no later than the 10th day following the date on which notice of the 2014 annual shareholders meeting is mailed or the public disclosure of the date of the annual shareholders’ meeting was made, whichever occurs first. Proposals received after the deadline, including any proposal nominating a person as a director, may not be presented at the 2014 annual meeting. Any shareholder submitting a proposal must also comply with the notice requirements contained in our bylaws.

MISCELLANEOUS

The information referred to in this proxy statement under the headings “Compensation Committee Report” and “Audit Committee Report” (to the extent permitted under the 1934 Act) (i) shall not be deemed to be “soliciting material” or to be “filed” with the SEC or subject to Regulation 14A or the liabilities of Section 18 of the Securities Exchange Act of 1934, and (ii) notwithstanding anything to the contrary that may be contained in any filing by us under the 1934 Act or the Securities Act of 1933, shall not be deemed to be incorporated by reference in any such filing.

BY ORDER OF THE BOARD OF DIRECTORS

Drew A. Moyer
Secretary

April 15, 2013
San Diego, California

EXHIBIT A
AMENDMENT TO PULSE ELECTRONICS CORPORATION
AMENDED AND RESTATED ARTICLES OF INCORPORATION
(REVERSE STOCK SPLIT)

Article FIFTH is hereby amended by revising the first paragraph thereof to read as follows:

The aggregate number of shares which the Corporation shall have authority to issue is [TWO HUNDRED SEVENTY FIVE MILLION (275,000,000)]1,2 shares of Common Stock and ONE THOUSAND (1,000) shares3 of Preferred Stock.  Unless otherwise designated by the Board of Directors, all shares of Common Stock issued by the Corporation shall have a par value of $.125 per share and all shares of Preferred Stock shall be without par value. As of the effective date of the filing of the Articles of Amendment containing this Amendment with the Pennsylvania Department of State (the “Effective Date”), every_____________4 (the “Reverse Split Factor”) outstanding shares of Common Stock shall without further action by this Corporation or the holder thereof be combined into and automatically become one share of Common Stock (the “Reverse Stock Split”). The authorized shares of Common Stock immediately prior to the Effective Date shall be reduced proportionately to the number of shares set forth above in this Article FIFTH. No fractional shares will be issued in connection with the Reverse Stock Split. A shareholder of record who otherwise would be entitled to receive fractional shares will be entitled to receive cash (without interest and subject to applicable withholding taxes) in lieu of such fractional shares in an amount equal to the net proceeds(after customary brokerage commissions, other expenses and applicable withholding taxes) attributable to the sale of such fractional shares following the aggregation and sale by the Corporation or its agent of all fractional shares otherwise issuable to all shareholders.

1 The markings in this text are made to show the changes to be made to the existing Amended and Restated Articles of Incorporation of the Company. Bracketed language indicates text that is being deleted. Double underlined language indicates text that is being added.

2 To be reduced from 275,000,000 (310,000,000 if Proposal 5 is approved at the annual shareholders meeting) by applying the ratio for the reverse stock split selected by the Board of Directors.

3 This would be 2,000 shares of Preferred Stock if Proposal 5 is approved at the annual shareholders meeting.

4 The Board of Directors will have the discretion to effect the reverse stock split at a at a ratio of not less than 1-for-10 and not more than 1-for-40.

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EXHIBIT B

AMENDMENT TO PULSE ELECTRONICS CORPORATION
AMENDED AND RESTATED ARTICLES OF INCORPORATION
(Increase in Conversion Ratio of Outstanding Series A Preferred Stock)

Article FIFTH is hereby amended by adding the following as Article FIFTH(2)  and by redesignating existing Article FIFTH(2), Article FIFTH(3), and Article FIFTH(4) as Article FIFTH(3), Article FIFTH(4), and Article FIFTH(5):

“2.           There [hereby]5 is created out of [1,000] the shares of Preferred Stock authorized by Article FIFTH(1) of [the] these Articles of Incorporation a series of Preferred Stock consisting of 1,000 shares, which series shall have the following powers, voting, preferences, limitations and special rights and the following qualifications and restrictions:

1.           Designation. This series of Preferred Stock shall be designated as “Series A Preferred Stock”.

2.           Authorization. The Corporation shall have the authority to issue 1,000 shares of the Series A Preferred Stock, without par value, of the Corporation (the “Series A Preferred Stock”).

3.           Rank

(a)         Other than as set forth in Sections 3(b), 4 and 5 of this Article FIFTH(2), the Series A Preferred Stock shall, with respect to any matter, including any dividend, distribution rights or redemption rights, rank equally (on an as converted to Common Stock basis, assuming for such purpose 100% participation by the Other Noteholders in the Exchange Offer (as such terms are defined in the Investment Agreement) if the distribution shall occur prior to the consummation of the Exchange Offer) in preference and priority with all Common Stock.

(b)         In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, the holders of Series A Preferred Stock then outstanding shall be entitled to be paid out of the assets of the Corporation available for distribution to its shareholders, before any payment shall be made to the holders of any other shares of Capital Stock of the Corporation, in an amount per share equal to ten (10) cents.  If upon any such liquidation, dissolution or winding up of the Corporation, the assets of the Corporation available for distribution to its shareholders shall be insufficient to pay the holders of shares of Series A Preferred Stock the full amount to which they shall be entitled pursuant to this Section 3(b), the holders of shares of Series A Preferred Stock shall share pro rata in any distribution of the assets available for distribution in proportion to the respective amounts which would otherwise be payable in respect of the shares held by them upon such distribution if all amounts payable on or with respect to such shares were paid in full.  After the payment of all amounts required to be paid to the holders of Series A Preferred Stock pursuant to this Section 3(b), upon the voluntary or involuntary liquidation, dissolution or winding up of the Corporation, any remaining assets and funds of the Corporation available for distribution shall be distributed among the holders of the then outstanding Common Stock and the holders of the then outstanding Series A Preferred Stock (on an as converted to Common Stock basis, assuming for such purpose 100% participation by the Other Noteholders in the Exchange Offer if the distribution shall occur prior to the consummation of the Exchange Offer), pro rata according to the number of shares of Common Stock held by such holders (or, in the case of the Series A Preferred Stock, on an as converted to Common Stock basis).

5 The markings in this text are made to show the changes made to the existing Amended and Restated Articles of Incorporation of the Company, as amended by the Statement with Respect to Shares filed by the Company on January 22, 2013. Bracketed language indicates text that is being deleted. Underlined language indicates text that is being added.

4.           Voting. Except as set forth in this Section 4 or as otherwise required by applicable law, the holders of shares of Series A Preferred Stock shall have no voting rights.  Notwithstanding the foregoing, the Corporation shall not take, or agree to take, directly or indirectly, any of the following actions (including by means of merger, consolidation, reorganization, recapitalization, subdivision or split of the Capital Stock of the Corporation or otherwise) without (in addition to any other vote or consent required [herein, by the]by these Articles of Incorporation or by applicable law) the prior affirmative vote or written consent of the Majority Holders:

(A)        (x) amend, alter or repeal any provision of this [resolution] Article FIFTH(2) or any other instrument establishing and designating the Series A Preferred Stock, or (y) adopt, amend, alter or repeal [the] these Articles of Incorporation or By-laws, any resolution of the Board or any other instrument establishing and designating common or preferred shares of the Corporation or any other class or series of shares or Capital Stock of the Corporation whether now existing or hereafter created and determining the relative rights, privileges and preferences thereof, if, in the case of clause (y), such action would have an adverse effect on the rights, privileges or preferences of the Series A Preferred Stock;

(B)         increase the authorized number of shares of Common Stock (including indirectly by effecting a reverse stock split or similar action without a proportionate reduction in the number of authorized shares of Common Stock) or issue any shares of Capital Stock of the Corporation, including any Series A Preferred Stock (other than: (i) the issuance of authorized Common Stock; (ii) issuances of Series A Preferred Stock pursuant to the Investment Agreement, (iii) pursuant to any present or future employee, director or consultant benefit or incentive compensation plan, agreement or program of or assumed by the Corporation or any of its Subsidiaries, or (iv) the issuance of shares of Capital Stock of the Corporation in connection with a subdivision or split (excluding a reverse stock split without a proportionate reduction in the number of authorized shares of Common Stock) of the Capital Stock of the Corporation), after the date hereof; or

(C)         authorize, designate or issue or obligate itself to issue, whether by reclassification or otherwise, any Senior Stock or Parity Stock, other than Common Stock.

(b)         Any action as to which a vote of the holders of Series A Preferred Stock is required pursuant to the terms of this [resolution] Article FIFTH(2) or applicable law may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of outstanding Series A Preferred Stock having not less than the minimum number of votes of Series A Preferred Stock that would be necessary to authorize or take such action at a meeting at which all shares of Series A Preferred Stock entitled to vote thereon were present and voted and shall be delivered to the Corporation.

5.           Conversion.

(a)         Immediately following such time as either (x) the applicable provisions of the Indenture have been amended, modified or waived in accordance with the terms of the Indenture such that the conversion of the Series A Preferred Stock would not cause a Change in Control, as determined by the Corporation and the holders of the Series A Preferred Stock, or (y) all of the Corporation’s obligations under the Indenture have been satisfied and discharged and cease to be of further effect in accordance with Article 8 of the Indenture (notwithstanding the survival of the sections of the Indenture referred to in the last paragraph of Section 8.01 of the Indenture following the payment for, acquisition or exchange of all of the Convertible Notes) (either such time, the “Mandatory Conversion Time”), the outstanding shares of Series A Preferred Stock shall automatically convert into the number of shares of Common Stock (the “Conversion Shares”) equal to the number of shares of Common Stock to which the Investors are entitled under Sections 1.01 and 1.02 of the Investment Agreement and not actually delivered at the Closing or thereafter pursuant to Section 1.03(c) of the Investment Agreement.  The Conversion Shares shall be allocated amongst the holders of Series A Preferred Stock pro rata in accordance with their respective aggregate holdings of Series A Preferred Stock.   No fractional shares of Common Stock shall be issued upon conversion of the Series A Preferred Stock.  In lieu of any fractional shares to which the holder would otherwise be entitled, the Corporation shall pay cash equal to such fraction multiplied by the closing price of the Common Stock on the trading day immediately preceding the date that the conversion of the Series A Preferred Stock occurs, or, if the Common Stock is not listed or admitted to trading on any national securities exchange or its bid ask prices are not published in an automated transaction reporting system, as determined in good faith by the Board.

(b)        All holders of record of shares of Series A Preferred Stock shall be sent written notice of the Mandatory Conversion Time.  As soon as practicable following receipt of such notice, each holder of shares of Series A Preferred Stock shall surrender his, her or its shares of Series A Preferred Stock in the manner set forth in the Corporation’s written notice of the Mandatory Conversion Time, which shall contain customary instructions for the surrender of such shares.  As soon as practicable after the Mandatory Conversion Time and the surrender of the Series A Preferred Stock, the Corporation shall issue and deliver to such holder, or to his, her or its nominees, the number of full shares of Common Stock issuable on such conversion in accordance with the provisions hereof, either (x) in certificated form, or (y) at such holder’s election, in electronic form via book entry transfer (free delivery) to the account(s) maintained by such holder’s broker at the Depository Trust Company as set forth in a written notice by such holder to the Corporation, in either case together with cash as provided in Section 5(a)of this Article FIFTH(2) in lieu of any fraction of a share of Common Stock otherwise issuable upon such conversion and the payment of any declared but unpaid dividends on the shares of Series A Preferred Stock converted.  Such converted Series A Preferred Stock shall be retired and cancelled and may not be reissued as shares of such [series] Series A Preferred Stock, and the Corporation may thereafter take such appropriate action (without the need for shareholder action) as may be necessary to reduce the authorized number of shares of Series A Preferred Stock accordingly.  All rights with respect to the Series A Preferred Stock converted pursuant to Section 5(a)of this Article FIFTH(2) , including the rights, if any, to receive notices and vote (other than as a holder of Common Stock) will terminate at the Mandatory Conversion Time (notwithstanding the failure of the holder or holders thereof to surrender the shares of Series A Preferred Stock at or prior to such time), except only the rights of the holders thereof, upon surrender of their shares of Series A Preferred Stock, to receive the items provided for in this Section 5(b).

                    (c)        The Corporation shall at all times when any shares of Series A Preferred Stock shall be outstanding, reserve and keep available out of its authorized but unissued stock, for the purpose of effecting the conversion of the Series A Preferred Stock, such number of its duly authorized shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding Series A Preferred Stock.

6.           Amendments.  The terms, conditions, rights, powers, voting rights, preferences, limitations, special rights, qualifications and restrictions contained in this [resolution] Article FIFTH(2) may be amended, modified, waived, or replaced in its entirety upon the approval of the Board with the consent of the Majority Holders.

7.           Severability.  If any right, preference or limitation of the Series A Preferred Stock set forth in this [resolution] Article FIFTH(2) is invalid, unlawful or incapable of being enforced by reason of any rule of law or public policy, all other rights, preferences and limitations set forth in this [resolution] Article FIFTH(2) which can be given effect without the invalid, unlawful or unenforceable right, preference or limitation shall, nevertheless, remain in full force and effect, and no right, preference or limitation herein set forth shall be deemed dependent upon any other such right, preference or limitation unless so expressed herein.

8.           Remedies.  The remedies provided to a holder of Series A Preferred Stock in this [resolution] Article FIFTH(2) shall be cumulative and in addition to all other remedies available to such holder of Series A Preferred Stock under this [resolution] Article FIFTH(2) at law or in equity (including without limitation a decree of specific performance and/or other injunctive relief). No remedy contained herein shall be deemed a waiver of compliance with the provisions giving rise to such remedy and nothing contained herein shall limit such holder’s right to pursue actual damages for any failure by the Corporation to comply with the terms of this [resolution] Article FIFTH(2).  The Corporation acknowledges that a breach by it of its obligations hereunder would cause irreparable harm to the holders of Series A Preferred Stock and that the remedy at law for any such breach would be inadequate. In the event of any such breach or threatened breach, each holder of Series A Preferred Stock shall be entitled, in addition to all other available remedies, to specific performance and other equitable relief to prevent breaches of this [resolution] Article FIFTH(2), without the necessity of showing economic loss and without any bond or other security or indemnity being required.

9.           Notices.  All notices or communications in respect of Series A Preferred Stock shall be in writing and shall be deemed delivered (a) three (3) Business Days after being sent by registered or certified mail, return receipt requested, postage prepaid, (b) one (1) Business Day after being sent via a reputable nationwide overnight courier service guaranteeing next business day delivery, (c) on the date of delivery if delivered personally, or (d) if by facsimile, upon written confirmation of receipt by facsimile.  Notwithstanding the foregoing, if Series A Preferred Stock is issued in book-entry form through The Depository Trust Corporation or any similar facility, such notices may be given to the beneficial holders of Series A Preferred Stock in any manner permitted by such facility.

10.         Headings.  The headings of the various subdivisions hereof are for convenience of reference only and shall not affect the interpretation of any of the provisions hereof.

11.         Definitions; Gender.

(a)         As used in this [resolution] Article FIFTH(2), and unless the context requires a different meaning, the following terms have the meanings indicated:

“Affiliate” shall mean with respect to any specified Person, any other Person directly or indirectly controlling or controlled by, or under direct or indirect common control with, such specified Person; provided, that, for the purposes of this definition, “control”, when used with respect to any specified person, means the power to direct the management and policies of such person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing; provided, further, that the Corporation and its Subsidiaries shall not be deemed to be Affiliates of the Investors, or any of the Investors’ respective Affiliates.

“Articles of Incorporation” shall mean [the] these Articles of Incorporation of the Corporation, as amended from time to time, the full text of which is on file at the principal place of business of the Corporation, located at 12220 World Trade Drive, San Diego, California 92128.

“Board” shall mean the Board of Directors of the Corporation.

“Business Day” shall mean any weekday that is not a day on which banking institutions in New York, New York are authorized or required by law, regulation or executive order to be closed.

“By-laws” shall mean the by-laws of the Corporation, as amended from time to time, the full text of which is on file at the principal place of business of the Corporation, located at 12220 World Trade Drive, San Diego, California 92128.

“Capital Stock” shall mean (a) any shares, interests, participations or other equivalents (however designated) of capital stock of a corporation; (b) any ownership interests in non-corporate Person (including any company, partnership, association, limited liability company, limited partnership, limited liability partnership, joint venture, business enterprise, trust or other legal entity), including membership interests, partnership interests, joint venture interests and beneficial interests; and (c) any warrants, options, convertible or exchangeable securities, subscriptions, rights (including any preemptive or similar rights), calls or other rights to purchase or acquire any of the foregoing.

“Change in Control” shall have the meaning set forth in the Indenture.

“Closing” shall have the meaning set forth in the Investment Agreement.

“Common Stock” shall have the meaning set forth in the recitals hereof.

“Conversion Shares” shall have the meaning set forth in Section 5(a)of this Article FIFTH(2).

“Convertible Notes” shall mean the Corporation’s 7.0% Convertible Senior Notes due 2014, the form of which is an exhibit to the Indenture.

“Corporation” shall mean Pulse Electronics Corporation, a Pennsylvania corporation.

“Exchange Act” shall mean the Securities Exchange Act of 1934, and the rules and regulations of the Securities and Exchange Commission thereunder, all as the same shall be in effect at the time.

“Exchange Offer” shall have the meaning set forth in the Investment Agreement.

“Indenture” shall mean the Indenture, dated as of December 22, 2009 between the Corporation, as Issuer, and Wells Fargo Bank, National Association, as Trustee, governing the Convertible Notes, as may be amended, modified or supplemented from time to time, the full text of which is on file at the principal place of business of the Corporation, located at 12220 World Trade Drive, San Diego, California 92128.

“Investment Agreement” shall mean that certain investment agreement, dated as of November 7, 2012, among the Investors, the Corporation and Technitrol Delaware, Inc., and solely for purposes of Sections 2.02, 4.05 and 8.09 of the Investment Agreement, Pulse Electronics (Singapore) Pte. Ltd., as amended by Amendment No. 1 to the Investment Agreement dated March 11, 2013, the full [text] texts of which [is] are on file at the principal place of business of the Corporation, located at 12220 World Trade Drive, San Diego, California 92128.

“Investors” shall mean the investors signatory to the Investment Agreement.

“Mandatory Conversion Time” shall have the meaning set forth in Section 5(a).

“Majority Holders” shall mean, at any time, holders of shares of Series A Preferred Stock holding shares of Series A Preferred Stock representing a majority of the shares of Series A Preferred Stock outstanding at such time.

                     “Parity Stock” shall mean any class or series of Capital Stock of the Corporation,  other than Common Stock, hereafter authorized.

“Person” shall mean any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company or government or other entity.

“Preferred Stock” shall have the meaning set forth in the recitals hereof.

“Securities Act” shall mean the Securities Act of 1933, and the rules and regulations of the Securities and Exchange Commission thereunder, all as the same shall be in effect at the time.

“Senior Stock” shall mean any class or series of Capital Stock of the Corporation hereafter authorized that expressly ranks senior to the Series A Preferred Stock or has preference or priority over the Series A Preferred Stock as to the dividend rights, redemption rights and rights on the distribution of assets on any voluntary or involuntary liquidation, winding up or dissolution of the affairs of the Corporation.

“Series A Preferred Stock” shall have the meaning set forth in Section 2 of this Article FIFTH(2).

“Subsidiary” shall mean, with respect to any Person, another Person, an amount of the voting securities, other voting rights or voting partnership interests of which is sufficient to elect at least a majority of its board of directors or other governing body (or, if there are no such voting interests, more than 50% of the equity interests of which) is owned directly or indirectly by such first Person.

(b)         Words expressed in the masculine shall include the feminine and neuter gender and vice versa.”

EXHIBIT C-1

Investment Agreement

INVESTMENT AGREEMENT

dated as of November 7, 2012,

among

Pulse Electronics Corporation,

Technitrol Delaware, Inc.,

Pulse Electronics (Singapore) Pte. Ltd.,

Oaktree Opportunities Fund VIIIb Delaware, L.P.,

Oaktree Value Opportunities Fund Holdings, L.P., and

OCM PE Holdings, L.P.

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Section 4.06.	Warrant	24
Section 4.07.	Opinions of Counsel	24
Section 4.08.	Legal Prohibition	24
Section 4.09.	NYSE Related Matters	24

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INDEX OF DEFINED TERMS

Term	Section
Affiliate	8.07(a)
Agreement	Preamble
Amendment	Recitals
Articles of Incorporation	2.01(c(ii)
BCL	2.01(i)
Board	2.01(c)(i)
Business Day	8.07(b)
Capital Stock	8.07(c)
Claim	8.07(d)
Closing	1.03(c)
Closing Date	1.03(a)
Commitments	8.07(e)
Common Stock	Recitals
Company	Preamble
Company By-Laws 2.	2.01(c(ii)
Contract	2.01(e)
control	8.07(a)
controlled	8.07(a)
controlling	8.07(a)
Conversion Rights	3.03
Convertible Notes	Recitals
Credit Agreement	8.07(f)
Domestic Subsidiary	8.09(a)
Exchange Act	4.04(k)
Exchange Offer	Recitals
Exchanged Convertible Notes	1.02
Final Determination	8.09(b)
Foreign Subsidiary	8.09(c)
Pro Forma Fully Diluted Basis	8.07(g)
GAAP	8.07(h)
Governmental Entity	2.01(e)
Indebtedness	8.07(i)
Indenture	3.03
Investor Director	3.07(a)
Investors	Preamble
Investor Indemnified Person	6.01
Judgment	2.01(e)
Law	2.01(e)
Loans	8.07(j)
Loan Parties	8.07(j)
Losses	7.01
NYSE	2.01(c(ii)
NYSE Letter	2.01(c(iii)

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Term	Section
Option	8.07(k)
Other Noteholders	Recitals
Parent Statement With Respect to Shares	Recitals
Parent Preferred Stock	Recitals
Parent Preferred Issuance Date	3.02(a)(ii)
Parity Stock	8.07(l)
Permitted Transactions	8.07(m)
Person	8.07(n)
Proxy Date	3.02(a(i)
Proxy Statement	3.02(a)(i)
Registration Rights Agreement	3.09
Representative	8.07(o)
Restructuring Transactions	8.07(p)
Sale Notice	3.11(a)
Sale of the Business	8.07(q)
SEC	3.02(a(i)
Securities Act	2.01(f)
Senior Stock	8.07(r)
Singapore Borrower	Preamble
Special Meeting	3.02(a)(i)
Subsidiary	8.07(s)
Subsidiary Amount	8.09(d)
Takeover Statutes	8.07(t)
Taxes	8.09(e)
Tax Return	8.09(f)
Technitrol	Recitals
Termination Date	7.01(d)
Termination Fee	8.03(f(i)
Top-Up Option	3.11(a)
Top-Up Option Shares	3.11(a)
Top-Up Rightholder	3.11(b)
Top-Up Rightholder Option Period	3.11(b)
Top-Up Sale Pro Rata Portion	8.07(u)
Transaction Shares	3.06(a)
Voting and Support Agreement	2.01(j)
Warrant	Recitals
Warrant Shares	Recitals

EXHIBIT A	FORM OF WARRANT
EXHIBIT B	FORM OF AMENDMENT TO ARTICLES OF INCORPORATION
EXHIBIT C	[RESERVED]
EXHIBIT D	VOTING AND SUPPORT AGREEMENT
EXHIBIT E	REGISTRATION RIGHTS AGREEMENT
EXHIBIT F	OPINIONS OF COUNSEL

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INVESTMENT AGREEMENT dated as of November 7, 2012 (this “Agreement”), between Pulse Electronics Corporation, a Pennsylvania corporation (the “Company”), Technitrol Delaware, Inc. (“Technitrol”), a Delaware corporation, the investors identified on the signature pages hereto (the “Investors”), and solely for purposes of Sections 2.02, 4.05 and 8.09, Pulse Electronics (Singapore) Pte. Ltd. (“Singapore Borrower”).

WHEREAS, for the consideration stated herein and subject to the terms hereof, the Investors desire (a) to make Term A Loans to the Borrowers (as each such term is defined in the Credit Agreement) on the terms and conditions set forth in the Credit Agreement, and (b) to surrender an aggregate of $27,685,000 principal amount of the Company’s 7.0% Convertible Senior Notes (the “Convertible Notes”) on the terms and conditions set forth in the Credit Agreement in exchange for notes in respect of the Term B Loans (as defined in the Credit Agreement);

WHEREAS, in exchange for the Term A Loans, the Term B Loans and the exchange of the Convertible Notes described herein, the Company and Technitrol desire (a) to issue to the Investors notes in respect of the Term A Loans and Term B Loans, (b) to issue to the Investors a warrant in the form set forth on Exhibit A (the “Warrant”) to purchase from Technitrol, a wholly owned Subsidiary of the Company, an aggregate of 248 shares of common stock, par value $0.01 per share, of Technitrol (the “Warrant Shares”), which Warrant shall automatically terminate upon the issuance of the Parent Preferred Stock as described below, (c) to issue to the Investors an aggregate of 36,729,182 shares of the Company’s common stock, par value $0.125 per share (the “Common Stock”) and, (d) upon the satisfaction of certain conditions set forth herein, to issue to the Investors 1,000 shares of Parent Preferred Stock, which shares of Parent Preferred Stock shall be, assuming 100% participation by the Other Noteholders in the Exchange Offer as described below, convertible into an aggregate of 107,542,754 shares of the Company’s Common Stock in accordance with the terms of the Parent Preferred Stock;

WHEREAS the Company desires to submit to its shareholders for approval the amendment in the form set forth on Exhibit B hereto (the “Amendment”) to the Articles of Incorporation, which Amendment shall, among other things, increase the authorized number of shares of Common Stock to 275,000,000 and create a new class of series A preferred stock, without par value (the “Parent Preferred Stock”), which Parent Preferred Stock shall have the powers, voting, preferences, limitations and special rights and the qualifications and restrictions as specified in the Statement With Respect to Shares (the “Parent Statement With Respect to Shares”) with respect to the Parent Preferred Stock included in the Amendment;

WHEREAS the Investors do not desire to exercise the Warrant prior to a special meeting of shareholders of the Company to approve the Amendment, following which approval, if obtained,  the Company desires to issue and deliver to the Investors 1,000 shares of Parent Preferred Stock following the termination of the Warrant; and

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WHEREAS the Company desires to give the holders of the Convertible Notes other than the Investors (the “Other Noteholders”) the option to exchange their Convertible Notes for Term B Loans and Common Stock (the “Exchange Offer”), to be conducted by the Company.

NOW, THEREFORE, in consideration of the representations, warranties, covenants and agreements contained in this Agreement, and subject to the conditions set forth herein, the parties hereto, intending to be legally bound, hereby agree as follows:

ARTICLE I

Closing

Section 1.01.     Purchase of Term A Notes and Warrant for Term A Loans. On the terms and subject to the conditions set forth in this Agreement and the Credit Agreement, at the Closing, (a) the Company shall cause to be delivered notes in respect of the Term A Loans, to the extent required under the terms of the Credit Agreement, and (b) Technitrol shall issue and deliver, or the Company shall cause Technitrol to issue and deliver, the Warrant, all in exchange for Term A Loans.  Following the Closing, assuming the termination of the Warrant upon issuance and delivery of 1,000 shares of Parent Preferred Stock to the Investors in accordance with Section 3.02(a)(ii), such shares of Parent Preferred Stock, taken together with the shares of Common Stock to be issued and delivered to the Investors in accordance with Section 1.02, shall equal, assuming conversion of the Parent Preferred Stock, 64.3795% of the Company’s Common Stock on a Pro Forma Fully Diluted Basis.  For illustrative purposes only, assuming 100% participation by the Other Noteholders in the Exchange Offer, the Parent Preferred Stock issued to the Investors shall be convertible into shares of Common Stock at a ratio which results in the issuance of a number of shares of Common Stock equal to 100,843,236 and that, when added to the shares of Common Stock actually issued at the Closing to the Investors pursuant to Section 1.02, would result in the issuance of 144,271,936 shares of Common Stock to the Investors.

Section 1.02.     Purchase of Term B Notes and Common Stock for Term B Loans and Convertible Notes. On the terms and subject to the conditions set forth in this Agreement and the Credit Agreement, at the Closing, the Company shall (a) cause to be delivered notes in respect of the Term B Loans, to the extent required under the terms of the Credit Agreement, and (b) issue and deliver to the Investors 36,729,182 shares of Common Stock in the aggregate, divided amongst the Investors as shall be notified to the Company by the Investors prior to the Closing, in exchange for the surrender of an aggregate of $27,685,000 principal amount of the Convertible Notes (the “Exchanged Convertible Notes”) held by the Investors.  It is understood and agreed that (x) the shares of Common Stock to be issued and delivered to the Investors in accordance with this Section 1.02, when taken together with the shares of Common Stock beneficially owned by the Investors (as the term “beneficial ownership” is defined in the Indenture) as of the time immediately prior to the Closing (but, for the avoidance of doubt, disregarding shares of Common Stock issuable to the Investors upon conversion of the Convertible Notes held by the Investors), shall equal 49.0% of the Company’s outstanding Common Stock immediately following the Closing and (y) the number of shares of Common Stock of the Company (rounded to the nearest whole share) ultimately issuable to the Investors pursuant to this Section 1.02 upon conversion of the Parent Preferred Stock shall equal the product of (i) a fraction, the numerator of which is the principal amount of the Exchanged Convertible Notes and the denominator of which is the principal amount of all Convertible Notes outstanding immediately prior to the Closing and (ii) 35.0% of the outstanding shares of Common Stock of the Company on a Pro Forma Fully Diluted Basis assuming 100% participation by the Other Noteholders in the Exchange Offer, subject to a pro rata reduction of 35.0% of the outstanding shares of Common Stock of the Company if there is less than 100% such participation.  For illustrative purposes only, assuming 100% participation by the Other Noteholders in the Exchange Offer, the foregoing product would result in an additional 6,669,517 shares of Common Stock, or 43,428,700 such shares in the aggregate, being issuable to the Investors in accordance with this Section 1.02.

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Section 1.03.     Closing and Post-Closing Deliveries

(a)           Subject to the conditions set forth in Articles IV and V to the closing of the transactions contemplated by this Agreement (the “Closing”) being satisfied or waived (other than those conditions which, by their terms, are to be satisfied or waived at the Closing, but subject to the satisfaction or waiver of those conditions on the Closing Date), the Closing will occur on November 19, 2012 (the “Closing Date”) at the offices of Paul, Weiss, Rifkind, Wharton and Garrison LLP, 1285 Avenue of the Americas, New York, New York 10019; provided that if the conditions set forth in Articles IV and V to the Closing are not then satisfied or waived, the Closing shall occur at the offices of Paul, Weiss, Rifkind, Wharton and Garrison LLP, 1285 Avenue of the Americas, New York, New York 10019 on the second Business Day after the date that all of the conditions set forth in Articles VI and V to the Closing shall have been satisfied or waived (other than those conditions which, by their terms, are to be satisfied or waived at the Closing, but subject to the satisfaction or waiver of those conditions on the Closing Date) by the party entitled to waive the same, or at such other time, place and date that the Investors and the Company may agree in writing.

(b)           At the Closing, subject to the terms and conditions set forth herein and in the Credit Agreement, (i) the Company shall issue and deliver to each Investor the shares of Common Stock issuable to such Investor pursuant to Section 1.02 in electronic form via book entry transfer (free delivery) to the account(s) maintained by such Investor’s broker at the Depository Trust Company as set forth in a written notice by such Investor to the Company, (ii) Technitrol shall deliver, or the Company shall cause Technitrol to deliver, to the Investors the Warrant, and (iii) the Company shall pay or cause to be paid the costs, fees and expenses of the Investors contemplated by Section 10.04 of the Credit Agreement.  Immediately following receipt by the Investors of sufficient evidence of the foregoing, the Investors shall cause the Lenders to make the Term Loans (as defined in the Credit Agreement) to the Borrowers on the terms and conditions set forth in the Credit Agreement, and, no later than ten (10) Business Days following the Closing, the Investors shall deliver to the Company $27,685,000 principal amount of the Convertible Notes held by the Investors.

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(c)           Following the consummation of the Exchange Offer, assuming the termination of the Warrant upon issuance and delivery of 1,000 shares of Parent Preferred Stock to the Investors in accordance with Section 3.02(a)(ii), then at any time prior to the automatic conversion of the Parent Preferred Stock in accordance with its terms, if and to the extent conversion of the Parent Preferred Stock would not cause a Change in Control (as defined in the Indenture), at the election of the Investors, the Company shall issue to the Investors in the manner set forth in Section 1.03(b)(i) (or, as applicable, their controlled Affiliates that then own shares of Parent Preferred Stock), pro rata in accordance with their Common Stock ownership interest, a number of shares of Common Stock equal to the excess of (x) the number of shares of Common Stock equal to 49.0% of the shares of Common Stock then outstanding after giving effect to the issuance under this Section 1.03(c) over (y) the number of shares of Common Stock then held by the Investors and their controlled Affiliates, or such lesser number as the Investors may elect.  Concurrently with any issuance under this Section 1.03(c), the conversion ratio of the Parent Preferred Stock shall be adjusted so that such Parent Preferred Stock, together with the number of shares of Common Stock issued and delivered to the Investors in accordance with Sections 1.01, 1.02 and this Section 1.03(c), shall upon conversion equal 64.3795% of the Company’s Common Stock on a Pro Forma Fully Diluted Basis; provided, in no event shall the aggregate issuances pursuant to this Section 1.03(c), when taken together with all other shares of Common Stock previously issued to the Investors pursuant to Section 1.02, exceed the number of shares of Common Stock to which the Investors would otherwise be entitled as determined in accordance with Sections 1.01 and 1.02.

ARTICLE II

Representations and Warranties

Section 2.01.     Representations and Warranties of the Company. The Company and Technitrol represent and warrant, jointly and severally, as of the date hereof and as of the Closing Date (and, (I) in the case of (w) Section 2.01(a), (x) the last sentence of Section 2.01(b), (y) the first two sentences of Section 2.01(d)(iii) and (z) Section 2.01(g) with respect to the Parent Preferred Shares, the Company represents and warrants as of the Parent Preferred Issuance Date, and (II) in the case of the last sentence of Section 2.01(d)(iii), the Company represents and warrants as of the date the Parent Preferred Stock is converted in accordance with its terms), to the Investors as follows:

(a)           Credit Agreement Representations.  The representations and warranties of the Borrowers set forth under Article V of the Credit Agreement (the “Credit Agreement Representations”) are incorporated by reference herein and are deemed to be made by the Company and Technitrol to the Investors pursuant to this Agreement.

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(b)           Capitalization.  Schedule 2.01(b) sets forth a true and complete list of the authorized, issued and outstanding Capital Stock of the Company and Technitrol as of the date hereof and presents the Company’s Pro Forma Fully Diluted Basis immediately following the Closing assuming 100% participation by the Other Noteholders in the Exchange Offer.  Schedule 2.01(b) sets forth a true and complete list as of the date hereof of all outstanding Options, including, with respect to each Option, the number of underlying shares of Common Stock, the date of grant and the exercise price of such Option.  Except as set forth on Schedule 2.01(b), there are no outstanding Options with an exercise price below $1.00.  There are no options or other rights to purchase or otherwise acquire shares of Capital Stock of Technitrol.  The issued and outstanding Capital Stock of the Company and Technitrol are duly authorized, validly issued, fully paid and non-assessable (to the extent that such concepts are applicable) and free of any preemptive rights in respect thereto.  Except as set forth on Schedule 2.01(b), there is no other Capital Stock of the Company or Technitrol authorized, issued, reserved for issuance or outstanding.  There are no outstanding or authorized stock appreciation, phantom stock, profit participation or similar rights with respect to the Capital Stock of the Company or Technitrol.  Neither the Company nor Technitrol has any authorized or outstanding bonds, debentures, notes or other indebtedness the holders of which have the right to vote (or are convertible into, exchangeable for or evidencing the right to subscribe for or acquire securities having the right to vote) with the shareholders of the Company or Technitrol on any matter.  There are no Contracts to which the Company or any of its Subsidiaries is a party or by which any of them are bound to (x) repurchase, redeem or otherwise acquire any Capital Stock of the Company or Technitrol or (y) vote or dispose of any Capital Stock of the Company or Technitrol. Except as set forth in this Agreement following the Parent Preferred Issuance Date, no Person has any right of first offer, right of first refusal or preemptive right in connection with any future offer, sale or issuance of Capital Stock of the Company or Technitrol.

(c)           Authorization; Enforceability.

(i)           Each of the Company and Technitrol have all requisite corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated by this Agreement.  The execution and delivery of this Agreement by the Company and Technitrol and the consummation of the transactions contemplated by, and compliance with the provisions of, this Agreement by the Company and Technitrol have been duly authorized and approved by all necessary corporate action on the part of the Company and Technitrol. Prior to the date hereof, the Board of Directors of the Company (the “Board”) and the Board of Directors of Technitrol have each duly adopted resolutions approving this Agreement and the transactions contemplated hereby and, (x) in the case of the Board of Directors of Technitrol, authorizing the execution and delivery of the Warrant and (y) in the case of the Board, adopting the Amendment for approval by the shareholders of the Company at the Special Meeting as contemplated by Section 3.02(a). This Agreement has been duly executed and delivered by the Company and Technitrol and, assuming the due authorization, execution and delivery by the Investors, constitutes a legal, valid and binding obligation of each of the Company and Technitrol, enforceable against each of the Company and Technitrol in accordance with its terms, subject, as to enforceability, to bankruptcy, insolvency and other Laws of general applicability relating to or affecting creditors’ rights and to general equity principles, whether considered in a proceeding at law or in equity.

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(ii)           No vote of the shareholders of the Company or Technitrol is required under applicable Law, under the amended and restated articles of incorporation of the Company, as currently in effect (the “Articles of Incorporation”), the amended and restated by-laws of the Company, as currently in effect (the “Company By-laws”) or the equivalent organizational documents of Technitrol, or under any Contract between either of the Company or Technitrol and any shareholder of the Company or Technitrol to authorize the issuance of the Common Stock issuable at the Closing and the Warrant in accordance with this Agreement.  The affirmative vote of at least a majority of the votes cast by the holders of outstanding Common Stock entitled to vote thereon is the only vote of holders of securities of the Company that is necessary to approve and adopt the Amendment at the Special Meeting to be called in accordance with Section 3.02(a), and the Investors shall have the right to vote the shares of Common Stock to be issued to the Investors at the Closing to approve and adopt the Amendment at such Special Meeting.

(iii)           The NYSE has issued a letter dated November 7, 2012 (the “NYSE Letter”) confirming that no vote of the shareholders of the Company is required under applicable rules of the NYSE to authorize the issuance of the Common Stock or Parent Preferred Stock in accordance with this Agreement.

(d)           Authorization of Common Stock, Warrant and Parent Preferred Stock.

 (i) As of the Closing Date, and upon the completion of the actions to be taken at the Closing, the shares of Common Stock to be issued and delivered to the Investors at the Closing (A) will be duly authorized by all necessary corporate action on the part of the Company, (B) will be validly issued, fully paid and nonassessable, (C) will not be subject to preemptive rights or restrictions on transfer (other than under applicable state and federal securities laws), (D) will have the terms and conditions and entitle the holders thereof to the rights set forth in this Agreement, the Articles of Incorporation and the Company By-laws and (E) will be free and clear of all pledges, liens, charges, mortgages, encumbrances or security interests of any kind or nature whatsoever (other than those created under this Agreement).

 (ii) As of the Closing Date, and upon the completion of the actions to be taken at the Closing, the Warrant (A) will be duly authorized by all necessary corporate action on the part of Technitrol, (B) will be validly issued, (C) will not be subject to preemptive rights or restrictions on transfer (other than under applicable state and federal securities laws), (D) will have the terms and conditions and entitle the holders thereof to the rights set forth therein and (E) will be free and clear of all pledges, liens, charges, mortgages, encumbrances or security interests of any kind or nature whatsoever (other than those created under this Agreement).

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(iii) As of the Parent Preferred Issuance Date, the Parent Preferred Stock (A) will be duly authorized by all necessary corporate action on the part of the Company, (B) will be validly issued, fully paid and nonassessable, (C) will not be subject to preemptive rights or restrictions on transfer (other than under applicable state and federal securities laws), (D) will have the terms and conditions and entitle the holders thereof to the rights set forth in this Agreement, the Parent Statement With Respect to Shares and the Company By-laws and (E) will be free and clear of all pledges, liens, charges, mortgages, encumbrances or security interests of any kind or nature whatsoever (other than those created under this Agreement).  The Board is authorized to adopt the resolutions setting forth the Amendment, and, as of the Parent Preferred Issuance Date, the Board will be duly authorized to adopt the Parent Statement With Respect to Shares under the Articles of Incorporation and the Company will have taken all necessary action to cause the effectiveness of the Parent Statement With Respect to Shares under applicable Laws.  Upon conversion of the Parent Preferred Stock in accordance with its terms, the shares of Common Stock to be issued and delivered to the holders of the Parent Preferred Stock (A) will be duly authorized by all necessary corporate action on the part of the Company, (B) will be validly issued, fully paid and nonassessable, (C) will not be subject to preemptive rights or restrictions on transfer (other than under applicable state and federal securities laws), (D) will have the terms and conditions and entitle the holders thereof to the rights set forth in this Agreement, the Articles of Incorporation and the Company By-laws and (E) will be free and clear of all pledges, liens, charges, mortgages, encumbrances or security interests of any kind or nature whatsoever (other than those created under this Agreement).

(e)           No Conflict.  The execution and delivery by the Company and Technitrol of this Agreement does not, and the consummation of the transactions contemplated by this Agreement and compliance with the provisions of this Agreement will not, conflict with, or result in any violation or breach of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or to the loss of a benefit under, or result in the creation of any lien upon any of the properties or assets of the Company or any of its Subsidiaries under any provision of (A) the Articles of Incorporation or the Company By-laws, (B) the organizational documents of Technitrol or (C) (1) any loan or credit agreement, license, contract, lease, sublease, indenture, note, debenture, bond, mortgage or deed of trust or other agreement, arrangement or understanding (a “Contract”) to which the Company or any of its Subsidiaries is a party or by which any of their respective properties or assets are bound and that is material to the business of the Company and its Subsidiaries, taken as a whole, or (2) any supranational, federal, national, state, provincial or local statute, law (including common law), ordinance, rule or regulation (“Law”) of any governmental or regulatory (including any stock exchange) authorities, agencies, courts, commissions or other entities, whether federal, state, local or foreign, or applicable self-regulatory organizations (each, a “Governmental Entity”) that is material to the Company and its Subsidiaries, taken as a whole, or any judgment, order or decree of any Governmental Entity (“Judgment”), in each case, applicable to the Company or any of its Subsidiaries or any of their respective properties or assets, other than, in the case of such clause (C) above, any such matter that would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the ability of the Company or Technitrol to consummate the transactions contemplated by this Agreement.

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(f)           Consents.  Other than in connection or in compliance with the provisions of the U.S. Securities Act of 1933, as amended (the “Securities Act”), the rules of the NYSE (pursuant to which the NYSE Letter giving all necessary NYSE approval for the consummation by the Company and Technitrol of the transactions contemplated by this Agreement has been obtained) under which approval has been obtained) and the securities or blue sky laws of the various states or any applicable antitrust, merger or competition law, no notice to, registration, declaration or filing with, review by, or authorization, consent, order, waiver, authorization or approval of, any Governmental Entity is necessary for the consummation by the Company and Technitrol of the transactions contemplated by this Agreement.

(g)           Private Offering.  None of the Company, its Subsidiaries, their Affiliates and their Representatives have, directly or indirectly, made any offers or sales of any shares of Common Stock, Parent Preferred Stock or common stock of Technitrol or solicited any offers to buy any shares of Common Stock, Parent Preferred Stock or common stock of Technitrol, under circumstances that would require registration under the Securities Act of the shares of Common Stock, Parent Preferred Stock, the Warrant or (assuming exercise of the Warrant) the Warrant Shares to be issued to the Investors in connection with the transactions contemplated by this Agreement.  None of the Company, its Subsidiaries, their Affiliates and their Representatives have, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security under circumstances that would cause this offering of Common Stock, Parent Preferred Stock or the Warrant to be integrated with prior offerings by the Company for purposes of the Securities Act or any applicable shareholder approval provisions, including under the rules and regulations of any exchange or automated quotation system on which any of the securities of the Company are listed or designated. None of the Company, its Subsidiaries, their Affiliates and their Representatives will take any action or steps referred to in the two preceding sentences that would require registration under the Securities Act of any shares of Common Stock, Parent Preferred Stock, the Warrant or (assuming exercise of the Warrant) the Warrant Shares to be issued to the Investors in connection with the transactions contemplated by this Agreement.  Assuming the accuracy of the representations made by the Investors in Section 2.02, the sale and delivery of the Common Stock, Parent Preferred Stock and the Warrant hereunder are exempt from the (i) registration and prospectus delivery requirements of the Securities Act and (ii) the registration and qualification requirements of all applicable securities laws of the states of the United States.

(h)           Brokers and Finders.  Except as set forth on Schedule 2.01(h), there is no investment banker, broker, finder or other intermediary that has been retained by or is authorized to act on behalf of the Company or its Affiliates that is entitled to any fee or commission from the Company or any of its Subsidiaries.

(i)           Anti-takeover Statutes.  The Company has taken any and all necessary action to render the provisions of Subchapter E, Subchapter G and Subchapter H of Chapter 25 of Pennsylvania Business Corporation Law of 1988, as amended (the “BCL”), inapplicable to the Company and its affiliates and to this Agreement and the transactions contemplated hereby. Section 7 of Article VIII of the Company’s By-laws was duly adopted by the Board prior to March 23, 1984 and Section 8 of Article VIII of the Company’s By-laws was duly adopted by the Board during the period beginning on April 27, 1990 and ending on July 26, 1990, and in each case, such sections of the By-laws have not been amended or rescinded since their adoption.  The Company has taken all action necessary to render Subchapter F of Chapter 25 and Section 2538 of the BCL inapplicable to the transactions contemplated hereby.  No other Takeover Statutes, including the restrictions on business combinations contained in Section 203 of the General Corporation Law of the State of Delaware, apply to this Agreement or any of the other transactions contemplated by this Agreement.

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(j)           Voting and Support Agreement.  The Company and the shareholders signatory thereto have duly executed and delivered that certain Voting and Support Agreement, dated the date hereof, in the form attached hereto as Exhibit D (the “Voting and Support Agreement”), which Voting and Support Agreement constitutes a legal, valid and binding obligation of the Company and, to the knowledge of the Company, the shareholders signatory thereto, enforceable against the Company, and, to the knowledge of the Company, the shareholders signatory thereto, in accordance with its terms, subject, as to enforceability, to bankruptcy, insolvency and other Laws of general applicability relating to or affecting creditors’ rights and to general equity principles, whether considered in a proceeding at law or in equity.

Section 2.02.       Representations and Warranties of Singapore Borrower.  Singapore Borrower and the Company represent and warrant, jointly and severally, as of the date hereof and as of the Closing Date, to the Investors as follows:

(a)           Authorization; Enforceability.  Singapore Borrower has all requisite corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated by this Agreement.  The execution and delivery of this Agreement by Singapore Borrower and the consummation of the transactions contemplated by, and compliance with the provisions of, this Agreement by Singapore Borrower has been duly authorized and approved by all necessary corporate action on the part of Singapore Borrower. Prior to the date hereof, the Board of Directors or equivalent governing body of Singapore Borrower has duly adopted resolutions approving this Agreement and the transactions contemplated hereby.  This Agreement has been duly executed and delivered by Singapore Borrower and, assuming the due authorization, execution and delivery by the Investors, constitutes a legal, valid and binding obligation of each of Singapore Borrower, enforceable against Singapore Borrower in accordance with its terms, subject, as to enforceability, to bankruptcy, insolvency and other Laws of general applicability relating to or affecting creditors’ rights and to general equity principles, whether considered in a proceeding at law or in equity.

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(b)           No Conflict.  The execution and delivery by Singapore Borrower of this Agreement does not, and the consummation of the transactions contemplated by this Agreement and compliance with the provisions of this Agreement will not, conflict with, or result in any violation or breach of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or to the loss of a benefit under, or result in the creation of any lien upon any of the properties or assets of Singapore Borrower under any provision of (A) the organizational documents of Singapore Borrower or (B) (1) any Contract to which Singapore Borrower or any of its Subsidiaries is a party or by which any of their respective properties or assets are bound and that is material to the business of Singapore Borrower, taken as a whole, or (2) any Law that is material to Singapore Borrower, taken as a whole, or any Judgment, in each case, applicable to Singapore Borrower or any of its Subsidiaries or any of their respective properties or assets, other than, in the case of such clause (C) above, any such matter that would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the ability of Singapore Borrower to consummate the transactions contemplated by this Agreement.

(c)           Consents.  Other than in connection or in compliance with the provisions of the U.S. Securities Act of 1933, as amended (the “Securities Act”), the rules of the NYSE (pursuant to which the NYSE Letter giving all necessary NYSE approval for the consummation by the Company and Technitrol of the transactions contemplated by this Agreement has been obtained), compliance with such procedures described in Section 4.01(t) of the Credit Agreement (which shall have occurred prior to the Closing), and the securities or blue sky laws of the various states or any applicable antitrust, merger or competition law, no notice to, registration, declaration or filing with, review by, or authorization, consent, order, waiver, authorization or approval of, any Governmental Entity is necessary for the consummation by Singapore Borrower of the transactions contemplated by this Agreement.

Section 2.03.         Representations and Warranties of the Investors.  Each Investor hereby represents and warrants, jointly and severally, as of the date hereof and as of the Closing Date to the Company as follows:

(a)           Organization and Authority.  Such Investor is duly organized, validly existing and in good standing under the Laws of its jurisdiction of organization and has all requisite corporate power and authority to carry on its business as presently conducted.

(b)           Authorization; Enforceability.  Such Investor has all requisite power and authority to execute and deliver this Agreement and to consummate the transactions contemplated by this Agreement.  The execution and delivery of this Agreement by such Investor and the consummation of the transactions contemplated by and compliance with the provisions of, this Agreement, by such Investor have been duly authorized by all necessary action on the part of such Investor (and, as of the date of this Agreement, the determinations giving effect to such actions have not been rescinded, modified or withdrawn in any way).  This Agreement has been duly executed and delivered by such Investor and, assuming the due authorization, execution and delivery by the Company, constitutes a legal, valid and binding obligation of such Investor, enforceable against such Investor in accordance with its terms, subject, as to enforceability, to bankruptcy, insolvency and other Laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

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(c)           No Conflict.  The execution and delivery by such Investor of this Agreement do not, and the transaction contemplated by this Agreement and compliance with the provisions of this Agreement will not, conflict with, or result in any violation or breach of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or to the loss of a benefit under, or result in the creation of any lien upon any of the properties or assets of such Investor under, the organizational documents of such Investor, any provision of any Contract to which such Investor or any of its Subsidiaries is a party or by which any of its properties or assets are bound and that is material to the business of such Investor and its Subsidiaries, taken as a whole, or any Law that is material to such Investor and its Subsidiaries, taken as a whole, or Judgment, in each case, applicable to such Investor or any of its Subsidiaries or any of its properties or assets, other than any such conflicts, violations, breaches, defaults, rights, losses or liens that would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the Investor’s ability to consummate the transactions contemplated by this Agreement.

(d)           Consents.  Other than in connection or in compliance with the provisions of the Securities Act, the rules of the NYSE and the securities or blue sky laws of the various states or any applicable antitrust, merger or competition law, no notice to, registration, declaration or filing with, review by, or authorization, consent, order, waiver, authorization or approval of any Governmental Entity is necessary for the consummation by such Investor of the transactions contemplated by this Agreement.

(e)           Purchase for Investment.  Such Investor acknowledges that the Common Stock, the Parent Preferred Stock, the Warrant and (assuming exercise of the Warrant) the Warrant Shares to be acquired by it pursuant to this Agreement have not been registered under the Securities Act or under any state securities laws.  Such Investor (i) is acquiring such Common Stock, Parent Preferred Stock and the Warrant pursuant to an exemption from registration under the Securities Act solely for investment with no present intention or view to distribute any of such Common Stock, Parent Preferred Stock or the Warrant to any Person in violation of the Securities Act, (ii) will not sell or otherwise dispose of any of such Common Stock, the Parent Preferred Stock or the Warrant, except in compliance with the registration requirements or exemption provisions of the Securities Act and any other applicable securities laws, (iii) has such knowledge and experience in financial and business matters and in investments of this type that it is capable of evaluating the merits and risks of its investment in such Common Stock, Parent Preferred Stock and the Warrant and of making an informed investment decision, and has conducted an independent review and analysis of the business and affairs of the Company that it considers sufficient and reasonable for purposes of its making its investment in such Common Stock, Parent Preferred Stock and Warrant, and (iv) is an “accredited investor” (as such term is defined in Rule 501 of Regulation D promulgated under the Securities Act).

(f)           Brokers and Finders.  There is no investment banker, broker, finder or other intermediary that has been retained by or is authorized to act on behalf of such Investor or its Affiliates that is entitled to any fee or commission from the Company or any of its Subsidiaries.

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ARTICLE III

Covenants

Section 3.01.       [Reserved].

Section 3.02.       Filings.

(a)           (i)  Proxy Statement; Special Meeting. As promptly as practicable following the Closing Date, and in any event within ten (10) Business Days of the Closing Date, the Company shall prepare and file with the U.S. Securities and Exchange Commission (the “SEC”) a  preliminary form of proxy statement relating to a special meeting (the “Special Meeting”) of shareholders of the Company (as so amended and together with any other amendments thereof or supplements thereto, the “Proxy Statement”) at which shareholders shall be asked to approve the Amendment.  Notwithstanding the foregoing, the Company shall provide the Investors with a reasonable opportunity to review and comment on such Proxy Statement, and such Proxy Statement shall be in a form reasonably acceptable to the Investors prior to its filing with the SEC. The Company will use reasonable best efforts to cause the definitive Proxy Statement to be mailed to the Company’s shareholders as promptly as reasonably practicable after confirmation from the SEC that it has no further comments on the Proxy Statement (or that the Proxy Statement is otherwise not to be reviewed by the SEC or no notice of review is received within 10 days of filing the preliminary Proxy Statement, and in either event such mailing shall occur as soon as practicable following the 10th day following the date of filing of the preliminary Proxy Statement).  Except with respect to the Information with respect to the Investors to be provided to the Company expressly for inclusion in the Proxy Statement as provided for below, the Company will cause the information included in the Proxy Statement, at the time of the mailing or filing with the SEC of the Proxy Statement or any amendments or supplements thereto, and at the time of the Special Meeting, not to contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Each Investor shall provide to the Company all information concerning such Investor as may be reasonably requested by the Company in connection with the preparation of the Proxy Statement and shall otherwise reasonably assist and cooperate with the Company in the preparation of the Proxy Statement and resolution of comments of the SEC or its staff related thereto; provided that the Company shall give the Investor a reasonable opportunity to review revised drafts of the Proxy Statement and related filings and draft responses to the SEC and its staff related to the resolution of such comments and shall consider in good faith comments proposed by the Investors for incorporation in such drafts, correspondence and filings; provided, further, to the extent the disclosure in such revised drafts of the Proxy Statement and related filings or such responses to the SEC and its staff relate to the Investors, the Company shall include in such drafts, correspondence and filings all comments reasonably proposed by the Investors. Each Investor will use reasonable best efforts to cause the information supplied by it expressly for inclusion in the Proxy Statement, at the time of the mailing of the Proxy Statement or any amendments or supplements thereto, and at the time of the Special Meeting, not to contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; provided that no representation or warranty shall be made by such Investor with respect to any information included or incorporated by reference in the Proxy Statement, other than the information supplied by such Investor expressly for inclusion or incorporation by reference in the Proxy Statement. The Company shall mail to the holders of Common Stock determined as of the record date established for the Special Meeting a Proxy Statement (the date the Company elects to take such action or is required to take such action, the “Proxy Date”).

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(ii)           The Company shall duly call, convene and hold the Special Meeting as promptly as reasonably practicable after the Proxy Date (and in any event within fifteen (15) days thereof). The Company shall be permitted to postpone or adjourn the Special Meeting, if such postponement is required to allow reasonable additional time for the filing and mailing of any supplemental or amended disclosure (x) which the SEC or its staff (or the NYSE or its staff) has instructed the Company is necessary under Law or stock exchange rules or (y) in consultation with the Investors, as required under Law or stock exchange rules for any supplemental or amended disclosure to be disseminated and reviewed by the holders of Common Stock prior to the Special Meeting.  Immediately following the adoption by the shareholders of the Company of the Amendment at the Special Meeting (the “Parent Preferred Issuance Date”), the Company shall issue and deliver to the Investors 1,000 shares of Parent Preferred Stock in the aggregate, divided amongst the Investors as shall be notified by the Investors to the Company at least two Business Days prior to the Special Meeting, and shall issue and deliver to each Investor a certificate representing such shares of Parent Preferred Stock.  Notwithstanding the foregoing, all obligations of the Company to issue Parent Preferred Stock to the Investor shall terminate, and the Company shall not be required to issue such Parent Preferred Stock, immediately before the date on which the Exercise Period (as defined in the Warrant) of the Warrant begins.  Upon the issuance and delivery to the Investors of such certificates, the Warrant shall be automatically terminated and of no further force or effect.  In the event the shareholders of the Company do not adopt the Amendment at the Special Meeting, the Company shall, until such time as the Warrant becomes exercisable in accordance with its terms, have the obligation, promptly following the request of the Investors, to call future special meetings of shareholders of the Company, at any which special meeting the Company shall ask, and the Board shall recommend, that the shareholders of the Company adopt the Amendment.  The Company shall take all necessary actions in connection with the calling and holding of any such special meetings, including  with respect to the preparation, filing and mailing of proxy materials in accordance with the Exchange Act, with respect to which the Investors shall have the rights of approval and review set forth in this Section 3.02(a).

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(b)           Exchange Offer.  As promptly as practicable following the Restructuring Closing Date (as defined in the Credit Agreement), but not later than June 30, 2013 (or such later date as approved by the Administrative Agent (as defined in the Credit Agreement) in its sole discretion), to the extent required by applicable Law (such determination to be made in good faith consultation with the Investors), the Company shall prepare and file with the SEC the Exchange Documents (as defined in the Credit Agreement). The Exchange Offer shall be on terms mutually agreed between the Company and the Investors and the Company shall cause the Exchange Offer to comply with applicable Law.  The Company will use reasonable best efforts to cause the Exchange Documents to be mailed to the Other Noteholders as promptly as reasonably practicable after confirmation from the SEC that it has no further comments on the Exchange Documents (or that the Exchange Documents are otherwise not to be reviewed by the SEC), or, if no filing of the Exchange Documents with the SEC is required by applicable Law, no later than the date set forth in the first sentence of this Section 3.02(b).  The Company will cause the information included in the Exchange Documents, at the time of the mailing or filing with the SEC of the Exchange Documents or any amendments or supplements thereto, not to contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The Company shall promptly (A) notify the Investors upon the receipt of any comments or requests for information of the SEC and its staff and (B) provide the Investors with copies of all correspondence between the Company and its Representatives, on the one hand, and the SEC and its staff, on the other hand, to the extent such correspondence relates to the Exchange Documents.  Prior to responding to any such comments or requests or the filing or mailing of the Exchange Documents, the Company (x) shall provide the Investors with a reasonable opportunity to review and comment on any drafts of the Exchange Documents and related correspondence and filings and (y) shall include in such drafts, correspondence and filings all comments reasonably proposed by the Investors.

Section 3.03.      Section 16.  The Company acknowledges and agrees that, with respect to the transactions contemplated by Section 1.02, the Company and the Investors ascribed no value to, and the Company gave no consideration for, the right to convert the Exchanged Convertible Notes into Common Stock (the “Conversion Rights”) under Article 10 of the Indenture (the “Indenture”), dated as of December 22, 2009 between the Company, as Issuer, and Wells Fargo Bank, National Association, as Trustee, governing the Convertible Notes, at the then effective Conversion Rate (as defined in the Indenture).  The Company represents and agrees that, in ascribing no value to the Conversion Rights and in giving no consideration therefor, the Company and the Board each acted in an informed capacity, with full knowledge of all material facts pertaining to the Conversion Rights, including the Conversion Rate (as defined in the Indenture) and the trading price and other trading characteristics of the equity securities of the Company at such time, and acted in the best interests of the Company.  Assuming the Investors have not sold and do not sell any shares of Capital Stock within six months before or after the date hereof or the date of issuance of any additional shares of Capital Stock, the Company agrees that all other transactions contemplated by this Agreement, including the exercise of the Warrant, the issuance of the Parent Preferred Stock and the conversion of the Parent Preferred Stock into Common Stock in accordance with its terms should not result in any liability to the Investors under Section 16(b) of the Exchange Act. The Company agrees to take no position or make any Claim inconsistent with the acknowledgements, representations and agreements set forth in the preceding three sentences and shall take all actions reasonably requested by the Investor to support such acknowledgements, representations and agreements.

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Section 3.04.       Public Announcements.  No party hereto will issue or cause the publication of any press release or other public announcement with respect to this Agreement or the transactions contemplated by this Agreement without the prior written consent of the other parties hereto; provided, however, that nothing herein will prohibit any party from issuing or causing publication of any such press release or public announcement to the extent that such disclosure is required by Law or Judgment, upon advice of counsel, in which case the party making such determination will, if practicable under the circumstances, use reasonable efforts to allow the other parties reasonable time to comment on such release or announcement in advance of its issuance or publication; provided, further, that the foregoing shall not restrict, consistent with applicable Law, communications between the Investors and the investors or potential investors of the Investors or their Affiliates in the ordinary course of business consistent with past practice.

Section 3.05.      Voting and Support Agreement.  The Company will enforce the terms of such Voting and Support Agreement and will not amend, modify, supplement or terminate the Voting and Support Agreement without the prior written consent of the Investors.

Section 3.06.       Negative Covenants.

(a)            For so long as the Investors, together with their Affiliates, beneficially own (as determined pursuant to Rule 13d-3 under the Exchange Act) at least 50%, in the aggregate, of the shares of Common Stock issued and delivered to the Investors at the Closing and issued to the Investors upon conversion of the Parent Preferred Stock (collectively, the “Transaction Shares”), the Company shall not take, or agree to take, directly or indirectly through any of its Subsidiaries or otherwise, any of the following actions (including by means of merger, consolidation, reorganization, recapitalization, subdivision or split of the Capital Stock of the Company or otherwise) without (in addition to any other vote or consent required by the Articles of Incorporation or by applicable law) the prior written consent of the Investors:

(A)           (x) amend or alter any provision of the Parent Statement With Respect to Shares or any other instrument establishing or designating the Parent Preferred Stock, or (y) adopt, amend, alter or repeal, as applicable, the Articles of Incorporation or By-laws, any resolution of the Board or any other instrument establishing and designating common or preferred shares of the Company or any other class or series of shares or Capital Stock of the Company whether now existing or hereafter created and determining the relative rights, privileges and preferences thereof, if, in the case of clause (y), such action would have an adverse effect on the rights, privileges or preferences of the Parent Preferred Stock;

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(B)           other than pursuant to the Amendment following its adoption by shareholders of the Company, increase the authorized number of shares of Common Stock (including indirectly by effecting a reverse stock split or similar action without a proportionate reduction in the number of authorized shares of Common Stock) or issue any shares of Capital Stock of the Company, including any Parent Preferred Stock (other than: (i) the issuance of authorized Common Stock; (ii) the issuance of Parent Preferred Stock to the Investors as contemplated by this Agreement, (iii) Common Stock issued pursuant to any present or future employee, director or consultant benefit or incentive compensation plan, agreement or program of or assumed by the Company or any of its Subsidiaries, or (iv) the issuance of shares of Capital Stock of the Company in connection with a subdivision or split (excluding a reverse stock split without a proportionate reduction in the number of authorized shares of Common Stock) of the Capital Stock of the Company), after the date hereof; or

(C)           authorize, designate or issue or obligate itself to issue, whether by reclassification or otherwise, any Senior Stock or Parity Stock, other than Common Stock;

(D)           create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise, with respect to (collectively, “incur”) any Indebtedness of the Company or any of its Subsidiaries on a consolidated basis having an aggregate principal amount of more than $5 million; except for (x) the incurrence of any Indebtedness existing on the date hereof or contemplated by the Restructuring Transactions or that is otherwise permitted under the Credit Agreement, or (y) the refinancing of Indebtedness under the Credit Agreement (1) in a principal amount not to exceed the aggregate amount of all Loans and Commitments then outstanding under the Credit Agreement (at the time of such refinancing) and (2) on terms no less favorable to the Company and/or any of its Subsidiaries with respect to interest expense on such refinanced Indebtedness than are then in effect under the Credit Agreement (at the time of such refinancing);

(E)           create any pledges, liens, charges, mortgages, encumbrances or security interests of any kind or nature upon any of the material assets of the Company or any of its Subsidiaries;

(F)           sell, assign, transfer, convey or otherwise dispose of material assets (including material equity of any Subsidiary) or permit any Subsidiary to do any of the foregoing;

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(G)           engage in any (1) transaction or a series of related transactions that result in a Sale of the Business, or (2) any merger, consolidation, reclassification, recapitalization or similar transaction of the Company or any of its Subsidiaries;

(H)           (x) acquire any business or Person, by merger, consolidation or other purchase of substantial assets of any Person or equity interests of any Person, in a single transaction or a series of related transactions, other than assets with a fair market value as determined in good faith by the Board of less than $5 million or (y) invest in any Person (other than the Company or any Subsidiary of the Company in which the Company, directly or indirectly, owns at least 80% of each class of equity securities), in each case, to the extent such investments are in the form of loans (including guarantees), advances or capital contributions (excluding commission, travel and similar advances to officers and employees made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, equity interests or other securities, together with all items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP, other than investments with a fair market value as determined in good faith by the Board of less than $5 million;

(I)             increase the number of directors of the Board beyond seven (7) directors;

(J)             make any offer to the Other Noteholders in respect of the acquisition or exchange of their Convertible Notes except as contemplated by the terms of the Exchange Offer or the payout of such Convertible Notes in accordance with the Indenture; or

(K)           engage in any transaction, contract or agreement between or for the benefit of the Company or any of its Subsidiaries, on the one hand, and any Affiliate of the Company, on the other hand, other than any Permitted Transaction.

(b)           Notwithstanding anything to the contrary and without limiting the foregoing provisions of this Section 3.06, prior to the exercise of the Warrant (notwithstanding whether the Exercise Period (as defined in the Warrant) has commenced) and, following the exercise of the Warrant, for so long as the Investors hold any Warrant Shares, the Company shall not, without the prior written consent of the Investors, permit Technitrol to (a) increase the authorized number of shares of the common stock of Technitrol or other capital stock of the Technitrol, (b) subdivide the outstanding common stock of Technitrol into a larger number of shares, or (c) authorize, designate or issue or obligate itself to issue, whether by reclassification or otherwise, any shares of common stock of Technitrol or other capital stock of common stock of Technitrol other than pursuant to the exercise of the Warrant.  In addition, prior to the exercise of the Warrant and, following the exercise of the Warrant, for so long as the Investors hold any Warrant Shares, the Company shall not transfer in any manner, including without limitation by direct or indirect sale, exchange, gift, assignment, grant of an option or other transfer or disposition, all or any portion of the Company’s common stock of Technitrol.  This Section 3.06(b) shall terminate automatically upon termination of the Warrant in accordance with its terms.

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Section 3.07.      Directors.

(a)           Prior to the exercise of their rights pursuant to Section 3.07(c),  the Company shall, at the request of the Investors at any time prior to any annual meeting of the shareholders of the Company or special meeting of the shareholders of the Company at which directors are to be elected, take all action necessary to cause designees of the Investors (the Investor Directors”) to be appointed to the Board (in the following numbers):

(i)           up to three Investor Directors, for so long as the Investors, together with their Affiliates, beneficially own (for purposes of this Section 3.07, as determined pursuant to Rule 13d-3 under the Exchange Act) at least 50% of the Transaction Shares;

(ii)          up to two Investor Directors, for so long as the Investors, together with their Affiliates, beneficially own less than 50% and greater than 25% of the Transaction Shares; or

(iii)         up to one Investor Director, for so long as the Investors, together with their Affiliates, beneficially own less than 25% and greater than 5% of the Transaction Shares;

it being understood that if any non-Investor Director declines to resign from the Board so as to allow for the appointment of an Investor Director in accordance with this Section 3.07(a), the Company will, (I) subject to Section 3.06(a)(I), at the election of the Investor, increase the number of directors of the Board to give effect to the rights of the Investors set forth in this Section 3.07(a), and, (II) at the next annual meeting of the shareholders of the Company or special meeting of the shareholders of the Company at which directors are to be elected, decrease the number of directors of the Board to seven (7) directors and include on the Company’s slate of director nominees such number of individuals proposed by the Investors as may be permitted under Section 3.07(c).

(b)           Upon his or her appointment and election pursuant to Section 3.07(a), each Investor Director shall serve until the next annual meeting of the shareholders of the Company or special meeting of the shareholders of the Company at which directors are to be elected following such Investor Director’s appointment, unless such Investor Director is earlier removed in accordance with the By-laws, resigns or is otherwise unable to serve.  In the event any Investor Director is removed, resigns or is unable to serve as a member of the Board prior to the next annual meeting of the shareholders of the Company or special meeting of the shareholders of the Company at which directors are to be elected following such Investor Director’s appointment, the Company shall take all action necessary to cause the designees of the Investor to fill such vacancy.

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(c)           In connection with every annual meeting of the shareholders of the Company or special meeting of the shareholders of the Company at which directors are to be elected, for so long as the Investors, together with their Affiliates, beneficially own (x) at least 50% of the Transaction Shares as of the applicable record date, the Investors shall have the right to require the Company to nominate for election to the Board as part of the Company’s slate of director nominees up to three individuals proposed by the Investors, (y) less than 50% and greater than 25% of the Transaction Shares as of the applicable record date, the Investors shall have the right to require the Company to nominate for election to the Board as part of the Company’s slate of director nominees up to two individuals proposed by the Investors, and (z) less than 25% and greater than 5% of the Transaction Shares as of the applicable record date, the Investors shall have the right to require the Company to nominate for election to the Board as part of the Company’s slate of director nominees one individual proposed by the Investors, and, in each case, the Company shall recommend to its shareholders in favor of the election of such individuals.  Such individuals, if elected, shall be deemed to be Investor Directors and each such individual shall serve until the next annual meeting of the shareholders of the Company or special meeting of the shareholders of the Company at which directors are to be elected  and until his or her successor is elected and qualifies in accordance with this Section 3.07 and the By-laws, unless such Investor Director is earlier removed in accordance with the By-laws, resigns or is otherwise unable to serve.  In the event any Investor Director is removed, resigns or is unable to serve as a member of the Board, the Investors shall have the right to fill such vacancy.  The obligations of the Company under this Section 3.07(c) are conditioned upon the Investors timely providing to the Company such information about the individuals proposed by the Investors as may be reasonably required by the Company to comply with the Company’s obligations under the Exchange Act with respect to the solicitation of proxies or consents for an annual or special meeting of shareholders, together with the consent of each such individual to serve as a director of the Company, if elected.

Section 3.08.      NYSE Letter.  As soon as practicable and in any event no later than two days following the date hereof, the Company shall mail to all of its shareholders a letter satisfying the requirements of Rule 312.05 of the NYSE’s Listed Company Manual.

Section 3.09.      Registration Rights Agreement.  Prior to the Closing, the Company and the Investors shall execute and deliver that certain registration rights agreement in the form set forth on Exhibit E (the “Registration Rights Agreement”).  The Company and Technitrol agree that if the Warrant is exercised they shall enter into a registration rights agreement on similar terms as the Registration Rights Agreement with such modifications as may be necessary to give effect to the intent and purpose of the terms of the Registration Rights Agreement.

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Section 3.10.      Tax Reporting and Cooperation.  The Company and the Investors shall cooperate in good faith with respect to tax reporting and the filing of Tax Returns with respect to transactions contemplated pursuant to this Agreement, the Credit Agreement, and related transaction documents, including with respect to (i) the determination of the issue price and amount of original issue discount (if any), in each case, for U.S. federal income tax purposes of the Term A Loan and the Term B Loan, (ii) the allocation of purchase price or basis to the Common Stock,  the Warrant, Parent Preferred Shares, and the Warrant Shares, as applicable, (iii) the treatment of the repayment of the existing loans under the Credit Agreement (before such agreement is amended as contemplated herein), (iv) the treatment of the exchange of Convertible Notes, (v) the treatment of the exercise or termination of the Warrant, and (vi) the treatment of the conversion of the Parent Preferred Stock. The Company shall deliver (or cause to be delivered) any Tax Return that includes tax reporting for the foregoing transactions (or the relevant portions of such Tax Returns) to the Investors, for review at least thirty (30) days prior to the date on which such Tax Return is required to be filed.  If Investors dispute any item on such Tax Return, Investors shall notify the Company of such disputed item (or items) and the basis for its objection.  The parties shall act in good faith to resolve any such dispute prior to the date on which the relevant Tax Return is required to be filed.  If the parties cannot resolve any disputed item, the item in question shall be resolved by an independent accounting firm mutually acceptable to Company and Investors.   The fees and expenses of such accounting firm shall be borne equally by the Company and the Investors. The Company shall cause its Affiliates to comply with the obligations pursuant to this Section 3.10.

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Section 3.11.       Top-Up Option.

(a)            Without limiting Section 3.06(a), and subject to the limitations set forth in Section 3.11(e), following the Closing, until November 19, 2017, the Company grants to the Investors an irrevocable option (the “Top-Up Option”) to purchase from the Company, following the consummation of any sale by the Company of any Capital Stock of the Company (other than: (i) pursuant to any present or future employee, director or consultant benefit or incentive compensation plan or program of or assumed by the Company or any of its Subsidiaries, (ii) in connection with any merger, consolidation, business combination or any similar extraordinary transaction, or (iii) for the avoidance of doubt, the issuance of shares of Capital Stock in connection with a subdivision or split of the Capital Stock), the number of shares of Common Stock (or, at any time prior to the conversion of the Parent Preferred Stock in accordance with its terms, if the exercise of such Top-Up Option would result in the Investors beneficially owning (as the term “beneficial ownership” is defined in the Indenture) greater than 49.0% of the Common Stock outstanding as of the time immediately following such exercise, such number of shares of Common Stock which, together with the other shares of Common Stock then beneficially owned by the Investors, as would equal 49.0% of the Common Stock outstanding as of the time immediately following such exercise, together with such number of shares of Parent Preferred Stock as shall be agreed between the Investors and the Company) equal to the difference between the number of shares of Capital Stock then held by the Investors and 64.3795% of the Common Stock of the Company on a fully diluted basis (the aggregate amount of such securities offered to all Investors, the “Top-Up Option Shares”).  For the avoidance of doubt, the Investors may, at their election, exercise the Top-Up Option exclusive of or in combination with the exercise of their rights under Section 1.03(c).  The Company agrees to take all actions necessary to give effect to the Top-Up Option, including filing applicable proxy materials with the SEC and calling and holding shareholder meetings, as applicable, to approve the issuance to the Investors of the Top-Up Option Shares, and, to the extent not prohibited by applicable Law, further agrees that the Investors will have the right to vote the shares of Common Stock held by them as of the record date for any such meeting at such meeting in favor of the issuance of the Top-Up Option Shares to the Investors.  For the avoidance of doubt, without the prior written consent of the Investors, the Company shall not consummate any transaction that would give rise to the Top-Up Option unless, following the consummation of such transaction, the Company would have such number of authorized and unissued shares of Common Stock and, if necessary, Parent Preferred Stock, equal to or greater than the Top-Up Option Shares.  Notwithstanding the foregoing, the Company may elect not to extend the Top-Up Option under this Section 3.11 to any Investor that is not an “accredited investor” within the meaning of Regulation D under the Securities Act or whose participation in the offering or sale of Top-Up Option Shares would, in and of itself, in the reasonable good faith judgment of the Company or its counsel, require registration or qualification under any U.S. federal, state or non-U.S. securities law (assuming any such registration and/or qualification would not be required but for such Investor’s participation) and, if it does so, the Investor so excluded shall not be entitled to the rights provided under this Section 3.11; provided, that in such case, any other Investor not so excluded shall be entitled to exercise the rights of the Investor so excluded, with such rights to be reallocated among the Investors as determined by those of them holding a majority of the shares of Common Stock beneficially owned by all of them. Promptly following the consummation of the sale giving rise to the Top-Up Option, the Company shall give or cause to be given to the Investors a written notice (the “Sale Notice”), which Sale Notice shall disclose in reasonable detail the aggregate amount of securities issued in connection with such sale and the other material terms and conditions of such issuance, including the sale price (which shall be the sale price for each security subject to the Top-Up Option) of the securities sold in the offering giving rise to the Top-Up Option.

(b)           Subject to applicable law, each Investor (a “Top-Up Rightholder”) shall have the right for a period of fifteen (15) Business Days after the Top-Up Rightholder shall have received the Sale Notice (the “Top-Up Rightholder Option Period”) to purchase its Top-Up Sale Pro Rata Portion of the Top-Up Option Shares.  If any Top-Up Rightholder does not fully subscribe for the number of Top-Up Option Shares it is entitled to purchase, then each other participating Top-Up Rightholder shall be allocated that percentage of the remaining Top-Up Option Shares not so subscribed for (up to the maximum number of Top-Up Option Shares that such Top-Up Rightholder is willing to purchase as set forth in the notice provided pursuant to Section 3.11(c)) determined by dividing (x) the number of shares of Common Stock held by such Top-Up Rightholder at such time by (y) the number of shares of Common Stock held by all of the Top-Up Rightholders who elected to purchase such remaining Top-Up Option Shares.  The procedure described in the preceding sentence shall be repeated until there are no remaining Top-Up Option Shares to be allocated, notwithstanding any expiration of the Top-Up Rightholder Option Period prior to the completion of such procedure.

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(c)           The right of each Top-Up Rightholder to purchase Top-Up Option Shares under this Section 3.11 shall be exercisable by delivering written notice of the exercise thereof, prior to the expiration of the Top-Up Rightholder Option Period, to the Company.  Each such notice shall state (x) the number of shares of Common Stock held by such Top-Up Rightholder and (y) the maximum number of shares of Proposed Sale Shares that such Top-Up Rightholder is willing to purchase pursuant to this Section 3.11.  The failure of a Top-Up Rightholder to respond within the Top-Up Rightholder Option Period to the Company shall be deemed to be a waiver of such Top-Up Rightholder’s rights under this Section 3.11.  Each Top-Up Rightholder may waive its rights under this Section 3.11 prior to the expiration of the Top-Up Rightholder Option Period by giving written notice to the Company.

(d)           Subject to Section 3.11(e), if the Top-Up Rightholders have agreed to purchase all or a portion of the Top-Up Option Shares set forth in the Sale Notice, the closing of such purchase shall occur on the fifteenth (15th) Business Day following the date the most recent notice regarding such election to purchase was delivered to the Company (or on such other date as agreed by the Company and the Top-Up Rightholders acquiring a majority of the Top-Up Option Shares being purchased by all Top-Up Rightholders).  At such closing, if the Top-Up Option Shares will be represented by certificates, the Company shall deliver certificates representing the purchased Top-Up Option Shares, which will, upon issuance by the Company, be duly and validly authorized, issued, fully paid and nonassessable, not issued in violation of any preemptive or similar rights arising under law or contract and free from all taxes, liens and charges with respect to the issuance thereof.  At the closing, each Top-Up Rightholder shall deliver payment in full in immediately available funds for the Top-Up Option Shares purchased by it.

(e)           Notwithstanding the foregoing, the sale of Top-Up Option Shares to any Investor may be delayed or conditioned as reasonably necessary to obtain any required clearance, consent or approval of any governmental authority, including the passage or termination of any waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, or any comparable applicable non-U.S. competition or antitrust law, rule or regulation, it being understood that, with respect to any such required clearance, consent or approval, the Company shall reasonably cooperate with the Investors. The exercise by any Investor of its purchase rights under this Section 3.11 shall be subject to receipt of any required shareholder approval, to the extent required therefor, including pursuant to the law of the Commonwealth of Pennsylvania.

Section 3.12.       Indenture.  As soon as practicable following the date on which all of the Convertible Notes have been acquired, directly or indirectly, by the Company or funds or securities necessary to satisfy and discharge the obligations of the Company under the Indenture have been deposited or delivered with the Trustee (as defined in the Indenture), the Company shall take all action necessary to cause its obligations under the Indenture to be satisfied and discharged and cease to be of further effect in accordance with Article 8 of the Indenture.

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Section 3.13.       Exclusivity. During the period commencing on the date of this Agreement through November 30, 2012, the Company shall comply with its obligations set forth in that certain letter agreement dated November 6, 2012 between the Company and Oaktree Capital Management, L.P.

ARTICLE IV

Conditions Precedent to Obligations of the Investors

The obligations of the Investors to consummate the transactions contemplated by this Agreement are subject to the satisfaction (or waiver by the Investors in writing) of the following conditions as of the Closing Date:

Section 4.01.       Representations and Warranties.  (a) The representations and warranties of the Company, Technitrol and Singapore Borrower set forth in this Agreement shall be true and correct in all material respects (except with respect to representations and warranties that contain a materiality qualification, which shall be true and correct in all respects) as of the date hereof and as of the Closing Date, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct in all material respects (or, true and correct in all respects, with respect to representations and warranties that contain a materiality qualification) as of such earlier date.

Section 4.02.       Covenants and Agreements.  The Company and Technitrol shall have performed and complied in all material respects with all covenants and agreements required by this Agreement to be performed and complied with by each of them prior to or on the Closing Date.

Section 4.03.       Credit Agreement.  The conditions precedent of the obligations of the Lenders set forth in Article IV of the Credit Agreement shall have been satisfied.

Section 4.04.       NYSE Notice.  The NYSE Letter as in effect as of the date of this Agreement shall continue to be in full force and effect without amendment.

Section 4.05.       Officer’s Certificate.  (a) The Company shall have delivered to the Investors a certificate, signed by an executive officer of the Company and dated as of the Closing Date, certifying as to the matters set forth in Sections 4.01 and 4.02 with respect to the Company, and Section 4.04, (b) Technitrol shall have delivered to the Investors a certificate, signed by an executive officer of Technitrol and dated as of the Closing Date, certifying as to the matters set forth in Sections 4.01 and 4.02 with respect to Technitrol, and (c) Singapore Borrower shall have delivered to the Investors a certificate, signed by an executive officer of Singapore Borrower and dated as of the Closing Date, certifying as to the matters set forth in Sections 4.01 with respect to Singapore Borrower.

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Section 4.06.       Warrant.  The Warrant shall have been executed and delivered to the Investors by Technitrol.

Section 4.07.       Opinions of Counsel.  The Company shall have delivered opinions of counsel of the Company to the Investors in the form attached hereto as Exhibit F.

Section 4.08.       Legal Prohibition.  No law shall be in effect and no order shall have been entered, in each case that restrains, enjoins or prohibits the performance of all or any part of this Agreement or the consummation of all or any part of the transactions contemplated by this Agreement or declares unlawful the transactions contemplated by this Agreement or would cause any of the transactions contemplated by this Agreement to be rescinded.

Section 4.09.       NYSE Related Matters.  The Company shall have an average global market capitalization over a consecutive 30 trading-day period (ending on the trading day immediately prior to the Closing) for purposes of Rule 802.01B of the NYSE’s Listed Company Manual of greater than $20,000,000, and the Investors shall have received such other confirmation from the NYSE, acceptable to the Investors in their sole discretion, that, based on the Company’s application for the financial viability exception to the NYSE stockholder approval policy submitted to the NYSE on November 6, 2012 and provided to the Investors, the NYSE does not intend, within six months of the Closing Date, to initiate any delisting procedures in respect of the Common Stock.

ARTICLE V

Conditions Precedent to Obligations of the Company

The obligations of the Company and Technitrol to consummate the transactions contemplated by this Agreement are subject to the satisfaction (or waiver by the Company in writing) of the following conditions as of the Closing Date:

Section 5.01.       Representations and Warranties.  The representations and warranties of the Investors set forth in this Agreement shall be true and correct in all material respects (except with respect to representations and warranties that contain a materiality qualification, which shall be true and correct in all respects) as of the date hereof and as of the Closing Date, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct in all material respects (or, true and correct in all respects, with respect to representations and warranties that contain a materiality qualification) as of such earlier date.

Section 5.02.       Covenants and Agreements.  The Investors shall have performed and complied in all material respects with all covenants and agreements required by this Agreement to be performed and complied with by it prior to or on the Closing Date.

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Section 5.03.      Officer’s Certificate.  The Investors shall have delivered to the Company a certificate, signed by an executive officer of the Investors and dated as of the Closing Date, certifying as to the matters set forth in Sections 5.01 and 5.02.

Section 5.04.       Legal Prohibition.  No law shall be in effect and no order shall have been entered, in each case that restrains, enjoins or prohibits the performance of all or any part of this Agreement or the consummation of all or any part of the transactions contemplated by this Agreement or declares unlawful the transactions contemplated by this Agreement or would cause any of the transactions contemplated by this Agreement to be rescinded.

ARTICLE VI

Indemnification

Section 6.01.       Indemnification by the Company.  Notwithstanding any termination of this Agreement, the Company and Technitrol shall, jointly and severally, indemnify and hold harmless (including the advancement of expenses (subject to customary reimbursement agreements), including expenses related to the investigation of any Claim and reasonable fees, expenses and disbursements of attorneys and other professionals, incurred prior to any assumption of the defense of such Claim by the Company) the Investors and their Affiliates and each of their respective officers, directors, employees, agents, partners, members, shareholders, Representatives and Affiliates, and each Person or entity, if any, that controls the Investors within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act and the officers, directors, employees, agents and employees of each such controlling Person (each, an “Investor Indemnified Person”) against any and all losses, claims, damages, actions, liabilities, costs and expenses (including costs and expenses related to the investigation of any Claim and reasonable fees, expenses and disbursements of attorneys and other professionals) (collectively, “Losses”), arising out of, directly or indirectly resulting from, or relating to any Claim instituted, commenced or brought by any Governmental Entity, shareholder of the Company or any other Person (other than (i) a Claim by any Investor or any Affiliate of such Investor (except in the case of any action to enforce its rights under this Section 6.01) or (ii) a direct Claim by the Company and its Subsidiaries (for the avoidance of doubt, a derivative Claim brought by or on behalf of the Company or its Subsidiaries is not such a direct Claim)) based on, resulting from, or relating to this Agreement or the transactions contemplated by this Agreement and enforcement of this Section 6.01, except that neither the Company nor Technitrol will be required to indemnify any Investor Indemnified Person for Losses resulting from its gross negligence, willful misconduct or willful and material breach of this Agreement.  It is further agreed that the Company’s and Technitrol’s indemnification obligations hereunder with respect to Claims relating to a breach by the Company of the Indenture as a result of this Agreement or the transactions contemplated hereby shall be limited to costs and expenses related to the investigation of any such Claim and reasonable fees, expenses and disbursements of attorneys and other professionals.

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ARTICLE VII

Termination

Section 7.01.      Termination.  This Agreement may be terminated on or prior to the Closing Date as follows:

(a)            by the mutual written consent of the Investors and the Company;

(b)           by the Investors (if they are not in material breach of their representations, warranties, covenants or agreements under this Agreement so as to cause any of the conditions set forth in Section 5.01 or 5.02 not to be satisfied), upon written notice to the Company, if there has been a material violation, breach or inaccuracy of any representation, warranty, covenant or agreement of the Company, Technitrol or Singapore Borrower contained in this Agreement, which violation, breach or inaccuracy would cause any of the conditions set forth in Sections 4.01, 4.02 or 4.03 not to be satisfied, and such violation, breach or inaccuracy has not been waived by the Investors or cured by the Company or Technitrol, as applicable, within 10 Business Days after receipt by the Company of written notice thereof from the Investors or is not reasonably capable of being cured prior to the Termination Date;

(c)            by the Company (if the Company, Technitrol and Singapore Borrower are not in material breach of its representations, warranties, covenants or agreements under this Agreement so as to cause any of the conditions set forth in Sections 4.01, 4.02 or 4.03 not to be satisfied), upon written notice to the Investors, if there has been a material violation, breach or inaccuracy of any representation, warranty, agreement or covenant of the Investors contained in this Agreement, which violation, breach or inaccuracy would cause any of the conditions set forth in Section 5.01 or 5.02 not to be satisfied, and such violation, breach or inaccuracy has not been waived by the Company or cured by the Investors within 10 Business Days after receipt by the Investors of written notice thereof from the Company or is not reasonably capable of being cured prior to the Termination Date;

(d)           by the Investors or the Company, upon written notice to the other, if the transactions contemplated hereby have not been consummated on or before November 30, 2012 (the “Termination Date”); provided that no party shall be entitled to terminate this Agreement pursuant to this Section 7.01(d) if such party’s willful breach of this Agreement has prevented or materially delayed the consummation of the transactions contemplated hereby;

(e)            by the Investors or the Company, upon written notice to the other, if a court of competent jurisdiction or any other Governmental Entity shall have issued a final, non-appealable Judgment preventing or otherwise prohibiting the consummation of the transactions contemplated by this Agreement; or

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(f)            by the Investors if the condition set forth in Section 4.04 or 4.09 is not satisfied as of any date on or after November 19, 2012 that all other conditions set forth in Sections 4.01, 4.02 and 4.03  to the Closing are satisfied or waived (other than those conditions which, by their terms, are to be satisfied or waived at the Closing, and which are, at the time of the termination of this Agreement, capable of being satisfied if the Closing were to occur at such time).

Section 7.02.      Survival After Termination.  If this Agreement is terminated in accordance with Section 7.01, this Agreement shall become void and of no further force and effect, and there shall be no liability on the part of any party to this Agreement or their respective officers, directors, employees, agents, partners, members, shareholders, Representatives and Affiliates, except that the provisions of this Section 7.02 and Article VIII (Miscellaneous) shall survive the termination of this Agreement and that nothing herein shall relieve any party from any liability for fraud or any willful material breach of the provisions of this Agreement prior to such termination.

ARTICLE VIII

Miscellaneous

Section 8.01.      Amendments, Waivers, etc.  This Agreement may be amended or waived if, and only if, such amendment or waiver is in writing and signed by the party against whom such amendment or waiver shall be enforced. The failure of any party hereto to exercise any right, power or remedy provided under this Agreement or otherwise available in respect hereof at law or in equity, or to insist upon compliance by any other party hereto with its obligations hereunder, shall not constitute a waiver by such party of its right to exercise any such other right, power or remedy or to demand such compliance.

Section 8.02.      Counterparts and Facsimile.  This Agreement may be executed in two or more identical counterparts (including by facsimile), each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument, and shall become effective when one or more counterparts have been signed by each of the parties and delivered (by telecopy or otherwise) to the other parties.

Section 8.03.      Governing Law; Submission to Jurisdiction; Waiver of Venue; Service of Process; Specific Performance; Liquidated Damages.

(a)            GOVERNING LAW.  THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO THE CONFLICTS OF LAW PRINCIPLES THEREOF.

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(b)           SUBMISSION TO JURISDICTION.  EACH PARTY IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE EXCLUSIVE JURISDICTION OF THE SUPREME COURT OF THE STATE OF NEW YORK SITTING IN THE COUNTY OF NEW YORK AND OF THE UNITED STATES DISTRICT COURT OF THE SOUTHERN DISTRICT OF NEW YORK, AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE COURT OR, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, IN SUCH FEDERAL COURT.  EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW.

(c)            WAIVER OF VENUE.  EACH PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT IN ANY COURT REFERRED TO IN SUBSECTION (B) ABOVE.  EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.

(d)           SERVICE OF PROCESS.  EACH PARTY HERETO IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 8.05.  NOTHING IN THIS AGREEMENT WILL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW.

(e)            SPECIFIC PERFORMANCE.  THE PARTIES ACKNOWLEDGE AND AGREE THAT IRREPARABLE DAMAGE WOULD OCCUR IN THE EVENT THAT ANY OF THE PROVISIONS OF THIS AGREEMENT WERE NOT PERFORMED IN ACCORDANCE WITH THEIR SPECIFIC TERMS OR WERE OTHERWISE BREACHED.  IT IS ACCORDINGLY AGREED THAT THE PARTIES SHALL BE ENTITLED TO AN INJUNCTION OR INJUNCTIONS TO PREVENT BREACHES OR THREATENED BREACHES OF THIS AGREEMENT AND TO ENFORCE SPECIFICALLY THE TERMS AND PROVISIONS OF THIS AGREEMENT IN ANY COURT OF COMPETENT JURISDICTION, IN EACH CASE WITHOUT PROOF OF DAMAGES OR OTHERWISE (AND EACH PARTY HEREBY WAIVES ANY REQUIREMENT FOR THE SECURING OR POSTING OF ANY BOND IN CONNECTION WITH SUCH REMEDY), THIS BEING IN ADDITION TO ANY OTHER REMEDY TO WHICH THEY ARE ENTITLED AT LAW OR IN EQUITY. THE PARTIES AGREE NOT TO ASSERT THAT A REMEDY OF SPECIFIC ENFORCEMENT IS UNENFORCEABLE, INVALID, CONTRARY TO LAW OR INEQUITABLE FOR ANY REASON, NOR TO ASSERT THAT A REMEDY OF MONETARY DAMAGES WOULD PROVIDE AN ADEQUATE REMEDY.

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(f)            LIQUIDATED DAMAGES.

(i)           NOTWITHSTANDING SECTION 8.03(E), AT THE INVESTORS’ OPTION, IN LIEU OF A REMEDY OF SPECIFIC ENFORCEMENT, IN THE EVENT OF ANY TERMINATION BY THE INVESTORS OF THIS AGREEMENT PURSUANT TO SECTIONS 7.01(B) OR 7.01(D) (IN ANY CASE, AS A RESULT OF OR ARISING OUT OF THE WILLFUL BREACH OF THIS AGREEMENT BY THE COMPANY OR TECHNITROL) OR THIS AGREEMENT’S TERMINATION OTHERWISE AS A RESULT OF OR ARISING OUT OF THE FRAUD OR WILLFUL MATERIAL BREACH OF THIS AGREEMENT BY THE COMPANY OR TECHNITROL, THE COMPANY AND TECHNITROL SHALL BE OBLIGATED, JOINTLY AND SEVERALLY, TO PAY TO THE INVESTORS $5 MILLION IN THE AGGREGATE WITHIN (THE “TERMINATION FEE”) TWO (2) BUSINESS DAYS OF THE DATE OF SUCH TERMINATION.

(ii)           NOTWITHSTANDING SECTION 8.03(E), AT THE COMPANY’S OPTION, IN LIEU OF A REMEDY OF SPECIFIC ENFORCEMENT, IN THE EVENT OF  ANY TERMINATION BY THE COMPANY OF THIS AGREEMENT PURSUANT TO SECTIONS 7.01(C) OR 7.01(D) (IN ANY CASE, AS A RESULT OF OR ARISING OUT OF THE WILLFUL BREACH OF THIS AGREEMENT BY THE INVESTORS) OR THIS AGREEMENT’S TERMINATION OTHERWISE AS A RESULT OF OR ARISING OUT OF THE FRAUD OR WILLFUL MATERIAL BREACH OF THIS AGREEMENT BY THE INVESTORS, THE INVESTORS SHALL BE OBLIGATED, SEVERALLY AND NOT JOINTLY, TO PAY TO THE COMPANY PRO RATA IN ACCORDANCE WITH THEIR PURCHASE OBLIGATIONS HEREUNDER THE TERMINATION FEE WITHIN TWO (2) BUSINESS DAYS OF THE DATE OF SUCH TERMINATION.

(iii)           THE PARTIES ACKNOWLEDGE THAT THE AGREEMENTS CONTAINED IN THIS SECTION 8.03(F) ARE AN INTEGRAL PART OF THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT, THAT WITHOUT THESE AGREEMENTS THE PARTIES WOULD NOT ENTER INTO THIS AGREEMENT, AND THAT THE DAMAGES SUFFERED BY THE PARTIES AS A RESULT OF THE EVENTS GIVING RISE TO SUCH DAMAGES AND RESULTANT TERMINATION OF THIS AGREEMENT WOULD BE DIFFICULT TO QUANTIFY AND THAT THE AMOUNTS SET OUT IN THIS SECTION 8.03(F) REPRESENT LIQUIDATED DAMAGES WHICH ARE A GENUINE PRE-ESTIMATE OF THE DAMAGES, INCLUDING OPPORTUNITY COSTS, WHICH THE COMPANY OR THE INVESTORS WILL SUFFER OR INCUR AS A RESULT OF THE EVENTS GIVING RISE TO SUCH DAMAGES AND RESULTANT TERMINATION OF THIS AGREEMENT, AND ARE NOT PENALTIES. EACH PARTY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE TO RAISE AS A DEFENSE THAT ANY SUCH LIQUIDATED DAMAGES ARE EXCESSIVE, PUNITIVE OR OTHERWISE NOT ENFORCEABLE IN ANY WAY.   EACH PARTY AGREES THAT THE TERMINATION FEE SHALL BE THE SOLE AND EXCLUSIVE REMEDY FOR ANY LOSS SUFFERED BY SUCH PARTY AS A RESULT OF ANY TERMINATION OF THIS AGREEMENT DUE TO THE WILLFUL BREACH OF THIS AGREEMENT BY ANY OTHER PARTY, AND UPON PAYMENT OF SUCH AMOUNT NO PERSON SHALL HAVE ANY RIGHTS OR CLAIMS AGAINST THE PAYING PARTY OR ANY OF ITS AFFILIATES UNDER THIS AGREEMENT OR IN RESPECT OF THE TRANSACTIONS CONTEMPLATED HEREBY.

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Section 8.04.     WAIVER OF JURY TRIAL.  EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY).  EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

Section 8.05.     Notices.  Any notice required to be given hereunder shall be sufficient if in writing, and sent by facsimile transmission (provided that any notice received by facsimile transmission or otherwise at the addressee’s location on any Business Day after 5:00 p.m. (addressee’s local time) shall be deemed to have been received at 9:00 a.m. (addressee’s local time) on the next Business Day), by reliable overnight delivery service (with proof of service), or hand delivery, addressed as follows:

(a)	If to the Company or Technitrol:

Pulse Electronics Corporation
12220 World Trade Drive
San Diego, California 92128

Attention: Chief Financial Officer
Telephone: (858) 674-8100
Facsimile: (858) 674-8262

with a copy (which shall not constitute notice) to:

Victor H. Boyajian, Esq.
SNR Denton US LLP
1221 Avenue of the Americas
New York, NY 10020-1089

Telephone: (212) 768-5349
Facsimile: (212) 768-6800

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(b)	If to the Investors:

Oaktree Capital Management, L.P.
333 South Grand Avenue, 28th Floor
Los Angeles, CA 90071

Attention: Kenneth Liang
Facsimile: (213) 830-8522

with a copy (which shall not constitute notice) to:

Paul, Weiss, Rifkind, Wharton and Garrison, LLP
1285 6th Avenue
New York, NY 10019

	Attention:	Kenneth M. Schneider, Esq.
	Facsimile:	(212) 492-0303

	Attention:	Lawrence G. Wee, Esq.
Facsimile: (212) 492-0052

or to such other address as any Person shall specify by written notice so given, and such notice shall be deemed to have been delivered as of the date so telecommunicated, personally delivered or scheduled to be received if sent by overnight delivery service.  Any party to this Agreement may notify any other party of any changes to the address or any of the other details specified in this paragraph.  Rejection or other refusal to accept or the inability to deliver because of changed address of which no notice was given shall be deemed to be receipt of the notice as of the date of such rejection, refusal or inability to deliver.

Section 8.06.      Entire Agreement, etc.  This Agreement, the Loan Documents (as defined in the Credit Agreement) (including all schedules and exhibits hereto and thereto), together with the Warrant, constitute the entire agreement, and supersede all other prior agreements, understandings, representations and warranties, both written and oral, between the parties, with respect to the subject matter hereof and thereof.

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Section 8.07.      Definitions

(a)            “Affiliate” means, with respect to any specified Person or entity, any other Person or entity directly or indirectly controlling or controlled by, or under direct or indirect common control with, such specified Person or entity; provided, that the Company and its Subsidiaries shall not be deemed to be Affiliates of the Investors or any of their respective Affiliates. For the purposes of this definition, “control”, when used with respect to any specified Person, means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

(b)            “Business Day” means any weekday that is not a day on which banking institutions in New York, New York are authorized or required by law, regulation or executive order to be closed.

(c)           “Capital Stock” means (a) any shares, interests, participations or other equivalents (however designated) of capital stock of a corporation; (b) any ownership interests in non-corporate Person (including any company, partnership, association, limited liability company, limited partnership, limited liability partnership, joint venture, business enterprise, trust or other legal entity), including membership interests, partnership interests, joint venture interests and beneficial interests; and (c) any warrants, options, convertible or exchangeable securities, subscriptions, rights (including any preemptive or similar rights), calls or other rights to purchase or acquire any of the foregoing.

(d)           “Claim” means any demand, action, claim, suit, litigation, arbitration, prosecution, proceeding (including any civil, criminal, administrative, investigative or appellate proceeding, at law or in equity), hearing, examination or investigation.

(e)           “Commitments” shall have the meaning set forth in the Credit Agreement.

(f)            “Credit Agreement” means the Credit Agreement dated as of February 28, 2008, as amended and restated as of February 19, 2009, as further amended and restated as of August 5, 2011, as further amended and restated as of March 9, 2012, and as further amended and restated as of November 7, 2012, among the Company and certain of the Company’s Subsidiaries, as borrowers, JPMorgan Chase Bank, N.A., as the Administrative Agent and the lenders party thereto.

(g)           “Pro Forma Fully Diluted Basis” means the aggregate number of shares of Common Stock deemed to be outstanding immediately following consummation of the Closing, determined on a pro forma basis, without duplication, as follows.  The sum of: (A) the aggregate number of shares of Common Stock actually outstanding; (B) the aggregate number of shares of Common Stock subject to outstanding Options (whether vested or unvested); (C) the aggregate number of shares of Common Stock underlying any outstanding warrants, including warrants issued to the Lenders party to the Third Amendment Agreement (or designated Affiliates thereof) (as such terms are defined in the Credit Agreement), (D) the aggregate number of restricted shares of Common Stock outstanding; (E) the aggregate number of shares of Common Stock into which the Parent Preferred Stock would be convertible assuming the issuance of the Parent Preferred Stock following termination of the Warrant, and assuming 100% participation by the Other Noteholders in the Exchange Offer; (F) the aggregate number of shares of Common Stock issuable to the Investors pursuant to Section 1.02 and to the Other Noteholders based on the Other Noteholders’ actual participation in the Exchange Offer; and (G) other than the Convertible Notes, the aggregate number of all other shares of Capital Stock of the Company (on an as-converted basis) outstanding.

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(h)           “GAAP” shall mean U.S. generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the U.S. accounting profession, which are in effect from time to time.

(i)           “Indebtedness” shall have the meaning set forth in the Credit Agreement.

(j)           “Loans” and “Loan Parties” shall each have the meaning set forth in the Credit Agreement.

(k)           “Option” means any option to purchase shares of Common Stock issued pursuant to the Company’s 2001 Stock Option Plan, amended and restated as of November 8, 2010 and 2012 Omnibus Incentive Compensation Plan.

(l)           “Parity Stock” shall mean any class or series of Capital Stock of the Company, other than Common Stock, hereafter authorized.

(m)           “Permitted Transaction” means:

(A)           any employment agreement or director’s engagement agreement, employee benefit plan, officer or director indemnification agreement or any similar arrangement entered into by the Company or any of its Subsidiaries in the ordinary course of business and payments pursuant thereto;

(B)           transactions between or among the Company and/or any Subsidiaries of the Company in the ordinary course of business;

(C)           payment of reasonable and customary fees and reimbursements of expenses (pursuant to indemnity arrangements or otherwise) of officers, directors, employees or consultants of the Company or any of its Subsidiaries;

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(D)           loans or advances to employees in the ordinary course of business; or

(E)           any transaction, contract or agreement contemplated by the Restructuring Transactions.

(n)           “Person” shall mean any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company or government or other entity.

(o)           “Representative” means, with respect to any Person, the directors, officers, employees, investment bankers, financial advisors, attorneys, accountants or other advisors, agents or representatives of such Person.

(p)           “Restructuring Transactions” shall have the meaning set forth in the Credit Agreement.

(q)           “Sale of the Business” shall mean any sale, merger, reorganization, consolidation, share exchange or other business combination which, in one transaction or a series of related transactions, results in (i) the Common Stock and the Preferred Stock (on an as-converted basis, assuming, for the avoidance of doubt, 100% participation by the Other Noteholders in the Exchange Offer if any such transaction shall occur prior to the consummation of the Exchange Offer) being converted into less than a majority of the combined voting power of the voting stock of the surviving or acquiring entity or (ii) a transfer of all or substantially all of the assets of the Company and its Subsidiaries.

(r)           “Senior Stock” shall mean any class or series of Capital Stock of the Company hereafter authorized that expressly would rank senior to the Parent Preferred Stock, or would have preference or priority over the Parent Preferred Stock, as to the dividend rights, redemption rights and rights on the distribution of assets on any voluntary or involuntary liquidation, winding up or dissolution of the affairs of the Company.

(s)           A “Subsidiary” of any Person means another Person, an amount of the voting securities, other voting rights or voting partnership interests of which is sufficient to elect at least a majority of its board of directors or other governing body (or, if there are no such voting interests, more than 50% of the equity interests of which) is owned directly or indirectly by such first Person.

(t)           “Takeover Statutes” shall mean so-called “fair price,” “moratorium,” “control share acquisition” or other similar state anti-takeover laws.

(u)           “Top-Up Sale Pro Rata Portion” with respect to any Investor at any time shall mean a fraction, the numerator of which is the number of shares of Common Stock held by such Investor at such time, and the denominator of which is the number of all shares of Common Stock outstanding at such time.

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Section 8.08.       Interpretation.  When a reference is made in this Agreement to an Article, Section or Schedule, such reference shall be to an Article or Section of, or a Schedule to, this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.  Whenever the words “include”, “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation”. The words “hereof”, “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement.  The word “or” shall not be exclusive.  All references to “$” mean the lawful currency of the United States of America.  The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such term.  Except as specifically stated herein, any agreement, instrument or statute defined or referred to herein or in any agreement or instrument that is referred to herein means such agreement, instrument or statute as from time to time amended, modified or supplemented, including (in the case of agreements or instruments) by waiver or consent and (in the case of statutes) by succession of comparable successor statutes and references to all attachments thereto and instruments incorporated therein.  Except as otherwise specified herein, references to a Person are also to its permitted successors and assigns. Each of the parties has participated in the drafting and negotiation of this Agreement.  If an ambiguity or question of intent or interpretation arises, this Agreement must be construed as if it is drafted by all the parties and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of authorship of any of the provisions of this Agreement.

Section 8.09.       Singapore Borrower Payment Obligation.  The Company represents that it and each Domestic Subsidiary (including the U.S. consolidated or affiliated group that includes the Company (or any Domestic Subsidiary)) files income Tax Returns on a calendar year basis.  If the Company, any Domestic Subsidiary, or a U.S. consolidated or affiliated Tax group that includes the Company (or any Domestic Subsidiary) is required to include any Subsidiary Amounts in its taxable income for U.S. Tax purposes and for its 2012 taxable year as a result of a Final Determination, the Singapore Borrower agrees, as an inducement for making the Term A Loans, to pay to the Investors that made such loans an amount equal to (A) the 2012 taxable year Taxes that the Company (or any Domestic Subsidiary) is required to pay with respect to or as a result of such Subsidiary Amounts being included in taxable income multiplied by (B) 64.3795%.  Notwithstanding any other provision of this Agreement to the contrary, this Section 8.09 shall survive until ninety (90) days after the expiration of the applicable statute of limitations.

For purposes of this Agreement:

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(a)           “Domestic Subsidiary” means any Subsidiary of the Company that is organized under the laws of the United States or a political subdivision thereof.

(b)           “Final Determination” means a settlement, compromise, or other agreement with the relevant taxing authority, whether contained in an Internal Revenue Service Form 870 or other comparable form, or otherwise, or such procedurally later event, such as a closing agreement with the relevant taxing authority, an agreement contained in Internal Revenue Service Form 870-AD or other comparable form, an agreement that constitutes a “determination” under Section 1313(a)(4) of the U.S. Internal Revenue Code of 1986, as amended, a deficiency notice with respect to which the period for filing a petition with the Tax Court or the relevant state, local or foreign tribunal has expired or a decision of any court of competent jurisdiction that is not subject to appeal or as to which the time for appeal has expired.

(c)           “Foreign Subsidiary” means any Subsidiary of the Company that is not a Domestic Subsidiary.

(d)           “Subsidiary Amount” means the aggregate amount of distributions Foreign Subsidiaries are deemed to pay to Domestic Subsidiaries or the Company, as applicable, for United States income Tax purposes with respect any actions or transactions entered into during that portion of the Domestic Subsidiaries’ or the Company’s 2012 taxable year prior to the date of this Agreement.

(e)            “Taxes” means (i) any and all federal, state, provincial, local, foreign and other taxes, levies, fees, imposts, duties, and similar governmental charges (including any interest, fines, assessments, penalties or additions to tax imposed in connection therewith or with respect thereto) including, without limitation (x) taxes imposed on, or measured by, income, franchise, profits or gross receipts, and (y) ad valorem, value added, capital gains, sales, goods and services, use, real or personal property, capital stock, license, branch, payroll, estimated withholding, employment, social security (or similar), unemployment, compensation, utility, severance, production, excise, stamp, occupation, premium, windfall profits, transfer and gains taxes, and customs duties, (ii) any and all liability for the payment of any items described in clause (i) above as a result of being (or ceasing to be) a member of an affiliated, consolidated, combined, unitary or aggregate group (or being included (or being required to be included) in any Tax Return related to such group and (iii) any and all liability for the payment of any amounts as a result of any express or implied obligation to indemnify any other person, or any successor or transferee liability, in respect of any items described in clause (i) or (ii) above.

(f)           “Tax Return” means any and all reports, returns, declarations, claims for refund, elections, disclosures, estimates, information reports or returns or statements required to be supplied to a taxing authority in connection with (i)Taxes or (ii) pursuant to this Agreement, the Credit Agreement, and related transaction documents the transactions contemplated, including any schedule or attachment thereto or amendment thereof.

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Section 8.10.      Severability.  Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement in any other jurisdiction.  If any provision of this Agreement is so broad as to be unenforceable, such provision shall be interpreted to be only so broad as is enforceable.

Section 8.11.       No Third- Party Beneficiaries.  Nothing expressed or referred to in this Agreement will be construed to give any Person, other than the parties to this Agreement, any legal or equitable right, remedy or claim under or with respect to this Agreement or any provision of this Agreement, except that the provisions of Article VI shall inure to the benefit of the Persons referred to in that section.

Section 8.12.       Assignment.  Except as otherwise provided herein, neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties and any purported assignment in violation of this Section 8.11 shall be void ab initio; provided that the Investors shall have the right to assign this Agreement to one or more of their Affiliates, provided that such assignment shall not relieve the Investors from any of their obligations under this Agreement.

[Signature page follows]

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IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the parties hereto as of the date first written above.

PULSE ELECTRONICS CORPORATION

By:	/s/ Ralph E. Faison
	Name:	Ralph E. Faison
	Title:	President & CEO

TECHNITROL DELAWARE, INC.

By:	/s/ Drew A. Moyer
	Name:	Drew A. Moyer
	Title:	President

Solely for purposes of Sections 2.02, 4.05 and 8.09:

PULSE ELECTRONICS (SINGAPORE) PTE. LTD.

By:	/s/ Drew A. Moyer
	Name:	Drew A. Moyer
	Title:	Director

[Signature Page to Investment Agreement]

OAKTREE OPPORTUNITIES FUND
VIIIB DELAWARE, L.P.

By:	Oaktree Fund GP, LLC
Its:	General Partner

By:	Oaktree Fund GP I, L.P.
Its:	Managing Member

By:	/s/ Bruce A. Karsh
	Name:	Bruce A. Karsh
	Title:	Authorized Signatory

By:	/s/ Edgar Lee
	Name:	Edgar Lee
	Title:	Authorized Signatory

OAKTREE VALUE OPPORTUNITIES
FUND HOLDINGS, L.P.

By:	Oaktree Value Opportunities Fund GP, L.P.
Its:	General Partner

By:	Oaktree Value Opportunities Fund GP Ltd.
Its:	General Partner

By:	Oaktree Capital Management, L.P.
Its:	Director

By:	/s/ Bruce A. Karsh
	Name:	Bruce A. Karsh
	Title:	President

By:	/s/ Edgar Lee
	Name:	Edgar Lee
	Title:	Senior Vice President

[Signature Page to Investment Agreement]

OCM PE HOLDINGS, L.P.

By:	Oaktree Fund GP, LLC
Its:	General Partner

By:	Oaktree Fund GP I, L.P.
Its:	Managing Member

By:	/s/ Bruce A. Karsh
	Name:	Bruce A. Karsh
	Title:	Authorized Signatory

By:	/s/ Edgar Lee
	Name:	Edgar Lee
	Title:	Authorized Signatory

[Signature Page to Investment Agreement]

EXHIBIT C-2

 Amendment No. 1 to Investment Agreement

EXECUTION VERSION

AMENDMENT NO. 1 TO
INVESTMENT AGREEMENT

This Amendment No. 1 (this “Amendment”) to the Investment Agreement dated as of November 7, 2012 (the “Investment Agreement”) is made as of the 11th day of March, 2013, and, solely with respect to Section 2, to be effective as of the Effective Time (as defined below) by and among Pulse Electronics Corporation, Pulse Electronics (Singapore) Pte. Ltd. and OCM PE Holdings, L.P.

RECITALS:

The parties entered into the Investment Agreement as of November 7, 2012.

The parties now wish to amend the Investment Agreement in the manner set forth in this Amendment.

NOW, THEREFORE, the parties hereto agree as follows:

SECTION 1.  Capitalized Terms.  Capitalized terms used herein and not defined shall have the meanings ascribed to such terms in the Investment Agreement.

SECTION 2.  References to 64.3795%.  All references to the number “64.3795%” in the Investment Agreement are hereby changed to “67.9”%.

SECTION 3.  Proxy Statement; Effective Time.  The Company shall include in its proxy statement and related materials (the “Proxy Statement”) in respect of its annual general meeting of shareholders in 2013 (the “2013 Meeting”) a proposal requesting that the Company’s shareholders approve Section 2 of this Amendment.   The Company shall provide the Investors with a reasonable opportunity to review and comment on such Proxy Statement, and such Proxy Statement shall be in a form reasonably acceptable to the Investors prior to its filing with the SEC.  The Company shall hold the 2013 Meeting no later than May 17, 2013, it being understood and agreed that the Company shall be permitted to postpone or adjourn the 2013 Meeting if such postponement is required to allow reasonable additional time for the filing and mailing of any supplemental or amended disclosure (x) which the SEC or its staff (or the NYSE or its staff) has instructed the Company is necessary under Law or stock exchange rules or (y) in consultation with the Investors, as required under Law or stock exchange rules for any supplemental or amended disclosure to be disseminated and reviewed by the holders of Common Stock prior to the 2013 Meeting.  Assuming the approval by the Company’s shareholders at the 2013 Meeting of Section 2 of this Amendment, Section 2 of this Amendment shall be effective as of the time immediately following such approval (the “Effective Time”).

C2-1

2

SECTION 4.  Termination.  The termination of this Amendment shall require the mutual written consent of the Company and the Investors.

SECTION 5.  Voting Agreement.  The Company will enforce the terms of that certain Voting and Support Agreement, dated the date hereof, in the form attached hereto as Exhibit A.

SECTION 6.  Stockholder Vote.  The Company represents and warrants to the Investors that the affirmative vote of at least a majority of the votes cast by the holders of outstanding Common Stock entitled to vote thereon and outstanding Parent Preferred Stock, voting as separate classes, are the only votes of holders of securities of the Company that are necessary to approve and adopt Section 2 of this Amendment, and the Investors shall have the right to vote all of the shares of Common Stock and Parent Preferred Stock held by the Investors to approve and adopt Section 2 of the Amendment at the 2013 Meeting (or in connection with any written consent with respect to the approval and adoption of Section 2 of this Amendment by shareholders of the Company in lieu of a vote thereon).

SECTION 7.  The Investors agree that they shall vote all of the shares of Common Stock and Parent Preferred Stock held by them in favor of adoption of Section 2 of this  Amendment at the 2013 Meeting (or in connection with any written consent taken prior to the 2013 Meeting with respect to the approval and adoption of Section 2 of this Amendment by shareholders of the Company in lieu of a vote thereon).

SECTION 8.  Limited Amendment.  As of the date hereof and upon the Effective Time, except as specifically amended or supplemented hereby, the Investment Agreement shall continue in full force and effect in accordance with the provisions thereof as in existence on the date hereof.  From and after the date hereof, any reference to the Investment Agreement shall mean the Investment Agreement as amended hereby.

[Signature pages follow]

C2-2

IN WITNESS WHEREOF, the parties have duly executed this Amendment as of the day and year first above written.

PULSE ELECTRONICS CORPORATION

by
/s/ Drew A. Moyer
Name: Drew A. Moyer
Title: Senior VP & CFO

PULSE ELECTRONICS (SINGAPORE) PTE. LTD.

by
/s/ Drew A. Moyer
Name: Drew A. Moyer
Title: Director

OCM PE HOLDINGS, L.P.
By: Oaktree Fund GP, LLC Its: General Partner By: Oaktree Fund GP I, L.P. Its: Managing Member By:
/s/ Robert O’Leary
Name: Robert O’Leary
Title: Authorized Signatory

By:
/s/ Kenneth Liang
Name: Kenneth Liang
Title: Authorized Signatory

EXHIBIT D

AMENDMENT TO PULSE ELECTRONICS CORPORATION
AMENDED AND RESTATED ARTICLES OF INCORPORATION
(INCREASE IN AUTHORIZED SHARES)

Article FIFTH is hereby amended by revising the first sentence thereof to read as follows:

The aggregate number of shares which the Corporation shall have authority to issue is [TWO HUNDRED SEVENTY FIVE MILLION (275.0 million)]1 THREE HUNDRED TEN MILLION (310,000,000) shares of Common Stock and [ONE THOUSAND (1,000)] TWO THOUSAND (2,000) shares of Preferred Stock.

1 The markings in this text are made to show the changes to be made to the text of the existing Amended and Restated Articles of Incorporation of the Company. Bracketed language indicates text what is being deleted. Double underlined language indicates text is being added.

D-1

EXHIBIT E

AMENDMENT TO THE
PULSE ELECTRONICS CORPORATION
2012 OMNIBUS INCENTIVE COMPENSATION PLAN

The Pulse Electronics Corporation 2012 Omnibus Incentive Compensation Plan (the “Plan”) is hereby amended as set forth below, effective March 28, 2013, subject to shareholder approval:

I.

Section 4.3(b) of the Plan is hereby amended to read as follows:

(b)           Annual Individual Limitations.  No Grantee may be granted Awards (other than Awards that cannot be satisfied in Shares) with respect to more than 2,500,000 Shares, subject to adjustment as provided in Section 4.2(a), in a single calendar year and except as otherwise provided in Section 5.6(b).  The maximum potential value of Awards to be settled in cash or property (other than Shares) that may be granted in any calendar year to any Grantee shall not exceed $2.5 million for all such Awards with performance periods exceeding 18 months and $1.75 million for all such Awards with performance periods that do not exceed 18 months.

II.

Except as set forth herein, the Plan shall remain in full force and effect.

E-1

PULSE ELECTRONICS CORPORATION — ANNUAL MEETING, MAY 17, 2013

YOUR VOTE IS IMPORTANT!

You can vote in one of three ways:

1. Call **toll free 1-877-265-5128** on a Touch-Tone Phone. There is **NO CHARGE** to you for this call.

or

2. Via the Internet at **http://www.rtcoproxy.com/puls** and follow the instructions.

or

3. Mark, sign and date your proxy card and return it promptly in the enclosed envelope.

PLEASE SEE REVERSE SIDE FOR VOTING INSTRUCTIONS

(Continued, and to be marked, dated and signed, on the other side)

REVOCABLE PROXY

Pulse Electronics Corporation

ANNUAL MEETING OF SHAREHOLDERS

May 17, 2013

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The person signing below appoints Ralph E. Faison and Drew A. Moyer, as proxies and attorneys-in-fact. Each has the power of substitution. They are authorized to represent and to vote all the shares of common stock of Pulse Electronics Corporation held on the record date of March 8, 2013 by the person signing below. They shall cast the votes as designated below at the annual shareholders meeting to be held on May 17, 2013, or any adjournment thereof.

PLEASE PROVIDE YOUR INSTRUCTIONS TO VOTE BY TELEPHONE OR THE INTERNET OR COMPLETE, DATE, SIGN, AND MAIL THIS PROXY CARD PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

2653

REVOCABLE PROXY
Pulse Electronics Corporation

YOUR VOTE IS IMPORTANT!
PROXY VOTING INSTRUCTIONS

Shareholders of record have three ways to vote:

1. By Telephone (using a Touch-Tone Phone); or
2. By Internet; or
3. By Mail.

To Vote by Telephone:

Call 1-877-265-5128 Toll-Free on a Touch-Tone Phone anytime prior to 3 a.m. (EST), May 17, 2013.

To Vote by Internet:

Go to http://www.rtcoproxy.com/puls prior to 3 a.m. (EST), May 17, 2013.

Please note that the last vote received from a shareholder, whether by telephone, by Internet or by mail, will be the vote counted.

Mark here for address change. ☐

____

____

____

FOLD HERE IF YOU ARE VOTING BY MAIL

PLEASE DO NOT DETACH

☒ **PLEASE MARK VOTES AS IN THIS EXAMPLE**

DIRECTORS RECOMMEND "FOR"

	For	Withhold	Abstain
1. Elect seven directors for a one year term.			
(1) John E. Burrows, Jr.	☐	☐	
(2) Steven G. Crane	☐	☐	
(3) Justin C. Choi	☐	☐	
(4) Ralph E. Faison	☐	☐	
(5) Daniel E. Pittard	☐	☐	
(6) John E. Major	☐	☐	
(7) Gary E. Sutton	☐	☐	

8. The Proxies are authorized to vote in their discretion on other business that comes before the meeting, including any motion to adjourn.

Please be sure to date and sign this proxy card in the box below.

Date

Sign above __________ Co-holder (if any) sign above

Please sign this Proxy exactly as your name appears on this card. When shares are held by joint tenants, both parties should sign. If you are signing as an attorney, trustee, guardian, or in another fiduciary capacity please give your full title. If a corporation must sign, please sign in full corporate name by its President or another authorized officer. If a partnership must sign, please sign in partnership name by an authorized person.

PULSE ELECTRONICS CORPORATION — ANNUAL MEETING, MAY 17, 2013

YOUR VOTE IS IMPORTANT!

You can vote in one of three ways:

1. Call **toll free 1-877-265-5128** on a Touch-Tone Phone. There is **NO CHARGE** to you for this call.

or

2. Via the Internet at **http://www.rtcoproxy.com/puls** and follow the instructions.

or

3. Mark, sign and date your proxy card and return it promptly in the enclosed envelope.

PLEASE SEE REVERSE SIDE FOR VOTING INSTRUCTIONS

(Continued, and to be marked, dated and signed, on the other side)

REVOCABLE PROXY

Pulse Electronics Corporation

ANNUAL MEETING OF SHAREHOLDERS

May 17, 2013

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The person signing below appoints Ralph E. Faison and Drew A. Moyer, as proxies and attorneys-in-fact. Each has the power of substitution. They are authorized to represent and to vote all the shares of common stock of Pulse Electronics Corporation held on the record date of March 8, 2013 by the person signing below. They shall cast the votes as designated below at the annual shareholders meeting to be held on May 17, 2013, or any adjournment thereof.

PULSE ELECTRONICS CORPORATION 401(k)

PLEASE PROVIDE YOUR INSTRUCTIONS TO VOTE BY TELEPHONE OR THE INTERNET OR COMPLETE, DATE, SIGN, AND MAIL THIS PROXY CARD PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

7263

REVOCABLE PROXY
Pulse Electronics Corporation

YOUR VOTE IS IMPORTANT!
PROXY VOTING INSTRUCTIONS

Shareholders of record have three ways to vote:

1. By Telephone (using a Touch-Tone Phone); or
2. By Internet; or
3. By Mail.

To Vote by Telephone:

Call 1-877-265-5128 Toll-Free on a Touch-Tone Phone anytime prior to 5 p.m. (EST), May 13, 2013.

To Vote by Internet:

Go to http://www.rtcoproxy.com/puls prior to 5 p.m. (EST), May 13, 2013.

Please note that the last vote received from a shareholder, whether by telephone, by Internet or by mail, will be the vote counted.

Mark here for address change. ☐

FOLD HERE IF YOU ARE VOTING BY MAIL

PLEASE DO NOT DETACH

X PLEASE MARK VOTES AS IN THIS EXAMPLE

DIRECTORS RECOMMEND "FOR"

Proposal	For	Withhold	
1. Elect seven directors for a one year term.			
(1) John E. Burrows, Jr.	☐	☐	
(2) Steven G. Crane	☐	☐	
(3) Justin C. Choi	☐	☐	
(4) Ralph E. Faison	☐	☐	
(5) Daniel E. Pittard	☐	☐	
(6) John E. Major	☐	☐	
(7) Gary E. Sutton	☐	☐	

8. The Proxies are authorized to vote in their discretion on other business that comes before the meeting, including any motion to adjourn.

PULSE ELECTRONICS CORPORATION 401(k)

Please be sure to date and sign this proxy card in the box below.

Date

Sign above ______ Co-holder (if any) sign above

Please sign this Proxy exactly as your name appears on this card. When shares are held by joint tenants, both parties should sign. If you are signing as an attorney, trustee, guardian, or in another fiduciary capacity please give your full title. If a corporation must sign, please sign in full corporate name by its President or another authorized officer. If a partnership must sign, please sign in partnership name by an authorized person.

REVOCABLE PROXY
Pulse Electronics Corporation

ANNUAL MEETING OF SHAREHOLDERS
MAY 17, 2013
THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS.

The person signing below appoints Ralph E. Faison and Drew A. Moyer, as proxies and attorneys-in-fact. Each has the power of substitution. They are authorized to represent and to vote all the shares of common stock of Pulse Electronics Corporation held on the record date of March 8, 2013 by the person signing below. They shall cast the votes as designated below at the annual shareholders meeting to be held on May 17, 2013, or any adjournment thereof.

Mark here for address change. ☐

____

____

____

FOLD HERE – PLEASE DO NOT DETACH – PLEASE ACT PROMPTLY
PLEASE COMPLETE, DATE, SIGN, AND MAIL THIS PROXY CARD IN THE ENCLOSED POSTAGE-PAID ENVELOPE

☒ **PLEASE MARK VOTES AS IN THIS EXAMPLE**

DIRECTORS RECOMMEND "FOR"

1. Elect seven directors for a one year term.

Nominee	For	Withhold
(1) John E. Burrows, Jr.	☐	☐
(2) Steven G. Crane	☐	☐
(3) Justin C. Choi	☐	☐
(4) Ralph E. Faison	☐	☐
(5) Daniel E. Pittard	☐	☐
(6) John E. Major	☐	☐
(7) Gary E. Sutton	☐	☐

8. The Proxies are authorized to vote in their discretion on other business that comes before the meeting, including any motion to adjourn.

Please be sure to date and sign this proxy card in the box below.

Date ______________

Sign above ______________ Co-holder (if any) sign above

Please sign this Proxy exactly as your name appears on this card. When shares are held by joint tenants, both parties should sign. If you are signing as an attorney, trustee, guardian, or in another fiduciary capacity please give your full title. If a corporation must sign, please sign in full corporate name by its President or another authorized officer. If a partnership must sign, please sign in partnership name by an authorized person.

2653